UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
Flushing Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FLUSHING FINANCIAL CORPORATION

220 RXR Plaza

Uniondale, New York 11556

(718) 961-5400

April 18, 2024

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Flushing Financial Corporation on May 29, 2024 at 1:00 p.m., New York time. The annual meeting will be held in a virtual-only format.

Shareholders will not be able to attend the 2024 annual meeting in-person at a physical location. However, the virtual 2024 annual meeting will provide shareholders of record as of the close of business on April 1, 2024, the ability to vote their shares and submit questions during the meeting via the virtual annual meeting interface.

If you are a shareholder of record, to sign in to the virtual annual meeting go to www.virtualshareholdermeeting.com/FFIC2024. You will need the 16-digit control number included on your proxy card or Important Notice Regarding the Availability of Proxy Materials to register. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Only one shareholder per 16-digit control number can access the virtual annual meeting. We encourage shareholders to log into this website and access the webcast before the virtual annual meeting start time.

The matters to be considered by shareholders at the annual meeting are described in the accompanying materials.

It is very important that you be represented at the annual meeting regardless of the number of shares you own. You may vote over the Internet, by telephone, or by signing, dating, and returning a proxy card. Voting over the Internet, by telephone or by written proxy will not prevent you from voting during the virtual annual meeting but will ensure that your vote is counted if you are unable to attend the virtual annual meeting. Please review the instructions on the Important Notice Regarding the Availability of Proxy Materials or proxy card regarding each of these voting options.

Your continued support of and interest in Flushing Financial Corporation are sincerely appreciated.

Sincerely,

Alfred A. DelliBovi	John R. Buran
Chairman of the Board	President and Chief Executive Officer

FLUSHING FINANCIAL CORPORATION

220 RXR Plaza

Uniondale, New York 11556

(718) 961-5400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME:	May 29, 2024 at 1:00 p.m. New York time

PLACE:	The annual meeting will be held in a virtual-only format. If you are a shareholder of record, to sign into the virtual annual meeting go to www.virtualshareholdermeeting.com/FFIC2024. You will need the 16-digit control number included on your proxy card or Important Notice Regarding the Availability of Proxy Materials to register. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares.

ITEMS OF BUSINESS:	To elect four directors for a three-year term and until their successors are elected and qualified; To approve, on an advisory basis, the Company’s executive compensation;

To approve the Company’s 2024 Omnibus Incentive Plan;

To ratify the appointment of BDO USA, P.C. by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE:	You are entitled to vote at the annual meeting or any adjournment of that meeting only if you were a shareholder at the close of business on Monday, April 1, 2024.

VOTING BY PROXY:	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the information in the proxy statement and the instructions on the Important Notice Regarding Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 29, 2024: The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2023 are available at https://materials.proxyvote.com/343873.

BY ORDER OF THE BOARD OF DIRECTORS,

Maria A. Grasso

Corporate Secretary

Uniondale, New York

April 18, 2024

FLUSHING FINANCIAL CORPORATION

220 RXR Plaza

Uniondale, New York 11556

(718) 961-5400

PROXY STATEMENT

Annual Meeting of Shareholders

To be held on May 29, 2024

i

EXECUTIVE COMPENSATION	23
Compensation Discussion and Analysis	23
Compensation Committee Report	36
Summary Compensation Table	37
Grants of Plan Based Awards in 2023	38
Outstanding Equity Awards at 2023 Fiscal Year-End	40
Stock Vested in 2023	41
Pension Benefits	41
Nonqualified Deferred Compensation	43
Nonqualified Deferred Compensation Table	44
Potential Payments Upon Termination or Change of Control	45
Potential Payments Upon Termination of Employment	45
Employment Agreements	46
Equity Awards	48
Change of Control Arrangements	48
Risk Assessment of Non-Executive Compensation Plans	49
Risk Assessment	49
CEO Pay Ratio	50
Pay versus Performance	51
PROPOSAL NO. 2 ADVISORY APPROVAL OF EXECUTIVE COMPENSATION	55
PROPOSAL NO. 3 APPROVAL OF THE COMPANY’S 2024 OMNIBUS INCENTIVE PLAN	57
PROPOSAL NO. 4 RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	66
AUDIT COMMITTEE MATTERS	67
Report of the Audit Committee	67
Audit Committee Financial Expert	67
Independent Registered Public Accounting Firm Fees and Services	67
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	69
Stock Ownership of Certain Beneficial Owners	69
Stock Ownership of Management	70
Section 16(a) Beneficial Ownership Reporting Compliance	71
OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING	72
SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING	72
MISCELLANEOUS	73
APPENDIX A: TEXT OF FLUSHING FINANCIAL CORPORATION 2024 OMNIBUS INCENTIVE PLAN	A-1

ii

INTRODUCTION

This proxy statement is furnished to holders of common stock, $0.01 par value per share, of Flushing Financial Corporation (the “Company”), which is the sole shareholder of Flushing Bank. In this proxy statement we use the term “the Bank” to mean Flushing Bank. Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board of Directors” or “Board”) to be used at the annual meeting of shareholders to be held in a virtual-only format. If you are a shareholder of record, to sign in to the virtual annual meeting go to www.virtualshareholdermeeting.com/FFIC2024 at 1:00 p.m., New York time, on May 29, 2024 and at any adjournment thereof. Only holders of record of the Company’s issued and outstanding common stock as of the close of business on the record date, April 1, 2024, are entitled to notice of and to vote at the annual meeting and any adjournments thereof. We are not mailing the proxy statement and related materials to all shareholders. Instead, the proxy statement, the accompanying notice of annual meeting of shareholders, the form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 can be accessed over the Internet. Printed proxy materials will be mailed to shareholders only upon request. All persons who are entitled to vote at the annual meeting will receive in the mail (or by email, if they have agreed to delivery in such manner) an Important Notice Regarding the Availability of Proxy Materials that describes how to access our proxy materials. We will begin distributing the Important Notice Regarding the Availability of Proxy Materials on or about April 18, 2024.

VOTING AND PROXIES

Voting Rights and Quorum Requirement

Shareholders of record as of the close of business on April 1, 2024, the record date, are entitled to one vote for each share of common stock then held. On the record date, there were 29,068,556 shares of common stock outstanding and entitled to be voted and the Company had no other class of equity securities outstanding. Holders of a majority of the outstanding shares of common stock must be present at the annual meeting, either in person or represented by proxy to constitute a quorum for the conduct of business. In order to ensure a quorum, you are requested to vote by proxy even if you plan to attend the annual meeting virtually. You may vote over the Internet, by telephone, or by signing, dating, and returning a proxy card.

Voting over the Internet or by Telephone

If your shares are registered in your name with our transfer agent, you may vote either over the Internet or by telephone. Specific instructions for voting over the Internet or by telephone are set forth on the Important Notice Regarding the Availability of Proxy Materials. These procedures are designed to authenticate each shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm, you may also be able to vote your shares over the Internet or by telephone. A large number of banks and brokerage firms are participating in online programs that allow eligible shareholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting form will provide instructions. If your voting form does not contain Internet or telephone voting information, please complete and return the paper proxy card in the self-addressed, postage-paid envelope provided by your bank or brokerage firm.

Effect of Proxy

The proxy solicited by this proxy statement, if properly signed and received by the Company in time for the annual meeting, or properly transmitted by telephone or the Internet, and not revoked prior to its use, will be voted in accordance with the instructions it contains. If you return or transmit a proxy without specifying your voting instructions, the proxy will be voted FOR election of the nominees for director described herein, FOR the advisory approval of the Company’s executive compensation, FOR approval of the 2024 Omnibus Incentive Plan, and FOR ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. With respect to the transaction of such other business as may properly come before the meeting, each proxy received will be voted in accordance with the best judgment of the persons appointed as proxies. At this time, the Board of Directors knows of no such other business.

Revoking a Proxy

If you give a proxy, you may revoke it at any time before it is voted by (1) filing written notice of revocation with the Corporate Secretary of the Company (Corporate Secretary, Flushing Financial Corporation, 220 RXR Plaza, Uniondale, New York 11556); (2) submitting a duly executed proxy bearing a later date; or (3) attending the virtual only annual meeting and giving the Corporate Secretary notice of your intention to vote.

Votes Required for Approval

The election of each director nominee, the advisory approval of the Company’s executive compensation, the approval of the 2024 Omnibus Incentive Plan, and the ratification of the appointment of the independent registered public accounting firm require the affirmative vote of a majority of the votes cast (whether in person or represented by proxy), assuming a quorum is present at the meeting. A majority of votes cast means that the number of shares voted “for” a proposal exceeds the number of shares voted “against” that proposal.

New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote for the proposal without voting instructions. If a proposal is not routine, the broker may vote on the proposal only if the owner has provided voting instructions. If a broker does not receive voting instructions for a non-routine proposal, the broker will return a proxy card without a vote on that proposal, which is usually referred to as a “broker non-vote.” Under current NYSE rules, brokers have discretionary authority to vote shares held in street name with respect to the ratification of the appointment of the independent registered public accounting firm, but not on the election of directors or any other proposal.

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes are not “votes cast” on a proposal, so they will have no effect on the outcome of any proposal.

Cost of Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, Morrow Sodali, LLC, a proxy soliciting firm, will assist the Company in soliciting proxies for the annual meeting and will be paid a fee of $8,000, plus reimbursement for out-of-pocket expenses. Proxies also may be solicited personally or by telephone or telecopy by directors, officers and employees of the Company or the Bank, without additional compensation to these individuals. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for reasonable expenses incurred in connection therewith.

Internet Availability of Proxy Materials

The Company’s proxy statement and annual report to shareholders for the year ended December 31, 2023 are available at https://materials.proxyvote.com/343873.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of eleven directors divided into three classes. The directors hold office for staggered terms of three years (and until their successors are elected and qualified). One of the three classes is elected each year to succeed the directors whose terms are expiring. The directors in Classes C and A are serving terms expiring at the annual meeting of shareholders in 2025 and 2026, respectively.

The directors in Class B, whose terms expire at the 2024 annual meeting, are Michael A. Azarian, Steven J. D’Iorio, Louis C. Grassi, and Sam S. Han. Each of these directors has been nominated by the Board of Directors, upon the recommendation of its Nominating and Governance Committee, to stand for election for a term expiring at the annual meeting of shareholders to be held in 2027. Each of these nominees has consented to being named in this proxy statement as a Board nominee and to serve if elected.

Unless otherwise instructed, it is the intention of the proxy holders to vote the proxies received by them in response to this solicitation FOR the election of the nominees named above as directors. If any such nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board of Directors as recommended by the Nominating and Governance Committee to replace such nominee. The Board of Directors has no reason to believe that any of the Board nominees will refuse or be unable to serve as a director if elected.

Because this election is uncontested, directors are elected by a majority of the votes cast “for” or “against” the nominee at the virtual annual meeting or represented by proxy (the number of shares voted “for” a nominee must exceed the number of shares voted “against” the nominee). Votes may be cast “for” or “against” each nominee, or a shareholder may abstain from voting for one or more nominees. If there is a contested election (which is not the case in 2024), directors would be elected by a plurality of votes cast. Pursuant to applicable Delaware law and our by-laws, abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Information About Directors

The following table sets forth certain information regarding the Board nominees and members of the Board of Directors of the Company.

Name	Age(1)	Position(s) with the Company	Director Since(2)	Term Expires

Alfred A. DelliBovi	77	Chairman of the Board	2014	2025
Michael A. Azarian	72	Director	2019	2024	(2)
John R. Buran	74	President, Chief Executive Officer and Director	2003	2025
James D. Bennett	85	Director	1998	2025
Steven J. D’Iorio	74	Director	2004	2024	(2)
Louis C. Grassi	68	Director	1998	2024	(2)
Sam S. Han	70	Director	2007	2024	(2)
Douglas C. Manditch	76	Director	2020	2025
John J. McCabe	80	Director	2003	2026
Donna M. O’Brien	68	Director	2004	2026
Caren C. Yoh	64	Director	2015	2026

(1)	As of December 31, 2023.
(2)	Nominee for re-election at the 2024 annual meeting for a term expiring in 2027.

Set forth below is certain information with respect to the nominees and other directors of the Company. Unless otherwise indicated, the principal occupation listed below for each person has been his or her principal occupation for the past five years. In addition, described below are each director’s particular experiences, qualifications, attributes, or skills that contributed to the Board’s conclusion that the person should continue to serve as a director of the Company.

Board Nominees

Michael A. Azarian joined the Board of Directors of the Company and the Bank on February 26, 2019. From 2013 to 2017 he served as Managing Director, Global Consumer Technology Executive at Citibank where he was responsible for the Retail Bank implementation of advanced customer servicing and global common operational processes. Mr. Azarian retired from Citibank in 2017. From June 2018 through July 2021, he was an Advisory Board Member of CXO Nexus, Inc., which provides automated, role-specific advice to simplify and optimize category and vendor spend management tasks. In August of 2021 Mr. Azarian became a member of the board of directors of CXO Nexus, Inc.

Mr. Azarian’s business experience, with more than 40 years of diversified technology operations experience in the financial services industry, including over 30 years at two industry leaders, JPMorgan Chase and Citigroup, makes Mr. Azarian a valuable member of our Board of Directors.

Steven J. D’Iorio has over 40 years of experience in real estate development and project management. He is an Executive Managing Director of Project and Development Services at Cushman and Wakefield. Mr. D’Iorio manages and executes complex multi-disciplined projects and delivers responsive high quality and cost-effective solutions to a diverse array of clients on a global basis.

Mr. D’Iorio’s knowledge of and business experience in the real estate market in which the Company operates, in light of the importance to the Company of real estate as loan collateral and the retail nature of its branches, makes Mr. D’Iorio a valuable member of our Board of Directors.

Louis C. Grassi is Chief Executive Officer of Grassi Advisory Group, located in Jericho and New York City, with practices in accounting, tax, technology and management consulting services. He is a licensed

Certified Public Accountant and Certified Fraud Examiner, an author and an editor of a national tax and accounting publication. Mr. Grassi is a member of the Board of Directors of BRT Realty Trust. Mr. Grassi is board chair of Moore Stephens North America, a network of accounting and consulting firms.

Mr. Grassi’s accounting, tax and management expertise, including in particular his experience as a fraud examiner and his general understanding of controls, as well as his firm leadership background, make Mr. Grassi a valuable member of our Board of Directors.

Sam S. Han is President and Founder of The Korean Channel, Inc. and has over 30 years of business experience within the broadcast media industry. Mr. Han started the first Korean American cable TV station in 1985, which is today the premiere 24-hour Korean broadcasting company servicing the East Coast on Charter Communications, Altice Cablevision, and DirectTV. Mr. Han serves as a member of the Board of Trustees of Flushing Hospital Medical Center and is the founder of Arirang Foundation, a non-profit organization whose mission is to support future generations of Korean American leaders. Mr. Han was an advisor and member of the Board of Flushing Town Hall from 1998 to 2008.

Mr. Han’s successful business background and his strong personal and professional connection to the markets served by the Company, coupled with his long-time work in the Korean American communities served by the Company, add to our diversity and make him a valuable member of our Board of Directors.

Continuing Directors

James D. Bennett is Chief Executive Officer of Land Enterprises, Inc., a realty investment and management firm. He served as counsel with the law firm of Farrell, Fritz, P.C. in Uniondale, New York, with a practice in civil law and real estate, until his retirement in August 2015. Prior to July 2001, Mr. Bennett was a partner in the realty law firm of Bennett, Rice & Schure, LLP in Rockville Centre, New York. In the past, he has served as a Trustee of both the Long Island Power Authority and the New York State Conservation Fund Advisory Council, as Supervisor and a Councilman of the Town of Hempstead, and as a Commissioner of the New York State Public Service Commission.

Mr. Bennett’s legal background, including in particular his extensive knowledge and experience as a real estate lawyer practicing in the Company’s marketplace, in light of the importance to the Company of real estate as loan collateral and the retail nature of its branches, makes Mr. Bennett a valuable member of our Board of Directors.

John R. Buran is President and Chief Executive Officer and a Director of the Company and the Bank. He has served as President and Chief Executive Officer of the Company and the Bank since July 2005. He has been a Director of the Company and the Bank since 2003. Prior to that, he served as Executive Vice President and Chief Operating Officer of the Company and the Bank from January 2001 until June 2005. Prior to joining the Company, Mr. Buran held a variety of positions within the banking industry, including Executive Vice President of the New York Metro Division of Fleet Bank and Vice President New York Investment Sales at Citibank. He is a former Chairman of the Board and current director of the New York Bankers Association. He served as Chairman of the Board of the Federal Home Loan Bank of New York from 2018-2023 and a director from 2010-2023. He is a former Director of the Nassau County Interim Finance Authority where he served for eight years.

Mr. Buran’s experience with the Company and his career-long experience in the banking industry, including at some of the nation’s largest banks, his community and other activities connecting him to the Company’s marketplace and his extensive knowledge of Banking regulations and other matters as applicable specifically to the Company, make him a valuable member of our Board of Directors. In addition, Mr. Buran’s leadership during recent adverse macro-economic circumstances including the Great Recession and the coronavirus pandemic especially qualifies him as a Board member to meet future such challenges.

Alfred A. DelliBovi has been Chairman of the Board of Directors of the Company and the Bank since February 3, 2017. He served as President and Chief Executive Officer of the Federal Home Loan Bank of New York (“FHLBNY”) until his retirement in April 2014. During his 21 years at the helm of the FHLBNY, he led a team of financial professionals growing the bank ten-fold to $120 billion in assets. The FHLBNY is a wholesale bank that provides liquidity to 330 neighborhood-based lenders in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands. He served as Deputy Secretary of the U.S. Department of Housing and Urban Development from 1989 until 1992. Nominated by President George H.W. Bush, he was confirmed by a unanimous vote of the United States Senate. In addition to serving as the Chief Operating Officer of HUD, in the absence of The Secretary, he served as a voting member of the Resolution Trust Corporation Oversight Board; the Federal Housing Finance Board; and the Interim Board of Freddie Mac.

Mr. DelliBovi’s experience in the banking industry in which the Company operates, coupled with his extensive knowledge of business and government, makes Mr. DelliBovi a valuable member of our Board of Directors.

Douglas C. Manditch joined the Board of Directors of the Company and the Bank on November 1, 2020. Prior to joining the Bank, he served as the Chairman of the Board and Chief Executive Officer of Empire Bancorp, Inc. and Empire National Bank since their respective inceptions. Mr. Manditch is a 58-year veteran of the banking industry and has served his entire banking career on Long Island. He served as President and Chief Executive Officer and a director of Long Island Commercial Bank and its holding company, Long Island Financial Corp., from its formation in 1987 until its sale to New York Community Bancorp, Inc. in December 2005. He has also held senior management positions with National Bank of New York City, North Fork Bank and First National Bank of Long Island.

In addition to his banking activities, Mr. Manditch has served on the Board of The Clark Gillies Foundation; the YMCA of Long Island; Island Harvest; the Richard J. O’Brien Foundation; as past Chairman of the New York Bankers Association, Long Island Division; and past Chairman of Independent Bankers Association of New York. He has served on the Board of the Monsignor Thomas Hartman Foundation for Parkinson’s Research, Inc.; Vice Chairman of the Honorary Board of the Suffolk County Coalition Against Domestic Violence; an Honorary Member of The Friends of Sagamore Hill; the Theodore Roosevelt Council of the Boy Scouts of America; Vice Chairman of the Board of Trustees of St. Charles Hospital in Port Jefferson; and Trustee of the Long Island Museum of American Art, History & Carriages in Stony Brook, along with several other organizations during his career.

Mr. Manditch’s long history in banking and his experience on other boards makes him a valuable member of our Board of Directors.

John J. McCabe served as Chief Equity Strategist of Shay Assets Management, Inc. for over 20 years and as co-manager of the AMF Large Cap Equity Fund managed by Shay Assets Management, until his retirement in December 2015. He has also served as Managing Director of Sterling Manhattan Corp., an investment banking firm, and spent 19 years at Bankers Trust Company serving in various capacities, including Managing Director of the Investment Management Group, Director of Investment Research and member of the Senior Investment Policy Committee. Mr. McCabe is a past director of the New York Society of Security Analysts, having served twice as its President. He is a past Governor of the CFA Institute.

Mr. McCabe brings long-time experience in the securities industry and fund management business, as well as a background of investment banking, to the Company which makes him a valuable member of our Board of Directors.

Donna M. O’Brien is President of Strategic Visions in Healthcare, LLC, a healthcare strategy/policy consulting firm with particular expertise in cancer program planning. With over 25 years of healthcare experience in academic medical centers, multi-institutional health systems and community hospitals, her management positions have included being the Executive Vice President of the Catholic Health System of Long Island (a $1.8 billion regional health system) where she led the formation of the system, and at the University of Texas MD Anderson Cancer Center in Houston. Ms. O’Brien has served as a Special Advisor to the Director of the National Cancer Institute. She has served on numerous healthcare organization boards across the country and is currently a member of the Board of Trustees of the College of Holy Cross and on the Board of Directors of the International Cancer Expert Corps.

Ms. O’Brien’s long history in senior executive positions and her experience on other boards make her a valuable member of our Board of Directors.

Caren C. Yoh has been the owner of a full-service accounting firm in Flushing, Queens since 1989. Ms. Yoh is a Certified Public Accountant and is well known for her expertise in auditing, taxation and estate planning. Ms. Yoh has held various board positions with several business and community organizations including the Asian Advisory Board for Flushing Bank, Flushing Business Improvement District (BID), Flushing Chinese Business Association, New York Hua Liu Tsu Hui Buddhist Temple, Chinese American Women Commerce Association, and LaGuardia Community College Foundation. She also served as President of the Chinese American Entrepreneur Association.

Ms. Yoh’s accounting, tax and management expertise and her general understanding of controls, as well as her firm leadership background, make Ms. Yoh a valuable member of our Board of Directors.

Director Skills Assessment and Board Diversity

The matrix below summarizes certain skills, experiences, and attributes that our directors bring to the Board to enable effective oversight. The matrix is intended to provide a summary of our director qualifications and is not all inclusive of each director’s strengths or contributions to the Board. Additional details on each director are set forth in their biographies above.

Skills Assessment	DelliBovi	Azarian	Bennett	Buran	D’Iorio	Grassi	Han	Manditch	McCabe	O’Brien	Yoh
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance & Oversight	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Local Markets	✓		✓	✓	✓	✓	✓	✓		✓	✓
Banking	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Real Estate	✓		✓	✓	✓
Accounting/Finance	✓			✓		✓			✓		✓
Technology/Cybersecurity		✓
Government	✓			✓
Legal			✓
Tenure and Independence
Director Tenure (years)	9	4	25	20	19	25	16	3	20	19	8
Independence	✓	✓	✓		✓	✓	✓		✓	✓	✓
Demographics
Age	77	72	85	74	74	68	70	76	80	68	64
Gender Identity	M	M	M	M	M	M	M	M	M	F	F
African American or Black
Alaskan Native or Native American
Asian							✓				✓
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	✓	✓	✓	✓	✓	✓		✓	✓	✓
LGBTQ+

Executive Officers Who Are Not Directors

The following persons currently serve as executive officers who are not directors of the Company.

Name	Age(1)	Position(s) with the Company

Michael Bingold	61	Senior Executive Vice President, Chief Retail and Client Development Officer
Thomas M. Buonaiuto	58	Senior Executive Vice President, Chief of Staff and Deposit Channel Executive
Susan K. Cullen	58	Senior Executive Vice President, Treasurer and Chief Financial Officer
Maria A. Grasso	59	Senior Executive Vice President, Chief Operating Officer and Corporate Secretary
Francis W. Korzekwinski	61	Senior Executive Vice President and Chief of Real Estate Lending
Douglas J. McClintock	75	Senior Executive Vice President and General Counsel
Astrid Burrowes	59	Executive Vice President, Chief Accounting Officer
Theresa Kelly	62	Executive Vice President, Business Banking

(1)	As of December 31, 2023.

Set forth below is certain information with respect to the executive officers who are not directors of the Company.

Michael Bingold has been Senior Executive Vice President/Chief Retail and Client Development Officer of the Company since December 2019. Prior to that, he had been Executive Vice President/Director of Distribution and Client Development of the Company since August 2014. Mr. Bingold joined the Company in May 2013 as Senior Vice President/Chief of Staff. Prior to joining the Company, he was Small Business Region Director for New York City, Boston and Florida at Citibank from 2010 to 2013. Prior to this position, he held various senior manager positions at Citibank, including East Division Sales Director, Mass Affluent Sales Director and Area Director.

Thomas M. Buonaiuto has been Senior Executive Vice President/Chief of Staff and Deposit Channel Executive of the Company since November 2020. Prior to that, he had been President and Chief Operating Officer, and a director of Empire Bancorp Inc. and Empire National Bank since their respective inceptions. Mr. Buonaiuto served as Executive Vice President and Chief Financial Officer of Union State Bank until its acquisition by KeyCorp in 2007. Prior to this, Mr. Buonaiuto was Executive Vice President and Chief Financial Officer of the Long Island Commercial Bank, and its holding company Long Island Financial Corp., and served in that capacity until its acquisition by New York Community Bancorp in 2005.

Susan K. Cullen has been Senior Executive Vice President, Treasurer and Chief Financial Officer of the Company since February 2016. Ms. Cullen joined the Company in August 2015 as Executive Vice President/Chief Accounting Officer. Prior to joining the Company, she held the positions of Executive Vice President/SEC Reporting and Investor Relations, from January 2014 to July 2015, and Executive Vice President/Chief Risk Officer, from June 2012 to January 2014, at Hudson Valley Bank. Prior to Hudson Valley Bank, she was an audit partner with Grant Thornton, LLP in the Financial Service Practice. Ms. Cullen is a Certified Public Accountant.

Maria A. Grasso has been Senior Executive Vice President and Chief Operating Officer of the Company since January 2014. Ms. Grasso had been Executive Vice President and Chief Operating Officer of the Company since May 2006. Prior to joining the Company, she was Senior Vice President of the Long Island Queens Division of The Bank of New York. From 1997 to 2002, she was Senior Vice President NY Metro Division of Fleet Bank, N.A. Prior to that, she held several senior management positions at NatWest Bank and Chase Manhattan Bank, N.A.

Francis W. Korzekwinski has been Senior Executive Vice President and Chief of Real Estate Lending of the Company since January 2014. Prior to that, he had been an Executive Vice President and Chief of Real Estate Lending of the Company since December 2006. Mr. Korzekwinski joined the Company in 1993 as Assistant Vice President of Commercial Real Estate and was promoted to Vice President in 1995. Prior to joining the Company, Mr. Korzekwinski was Vice President, Mortgage Officer at Bankers Federal Savings Bank, FSB for five years. Prior to that, he served as Vice President of Secondary Marketing for a mortgage banking company.

Douglas J. McClintock has been Senior Executive Vice President and General Counsel of the Company since January 2022. Prior to joining the Company, he was Executive Vice President, General Counsel and Corporate Secretary of Emigrant Bank from July 2013 to May 2021, and a consultant for Emigrant Bank from June 2021 to November 2021. Prior to this, Mr. McClintock was a partner at Alston & Bird from September 2011 to July 2013, and a partner of Dentons from 2009 to 2011. Prior to that, Mr. McClintock was an associate and then a partner at Thacher Proffitt & Wood from 1975 to 2008.

Astrid Burrowes has been Executive Vice President/Controller of the Company since January 2016 and Executive Vice President/Chief Accounting Officer of the Company since February 2016. Prior to that she has been Senior Vice President and Controller of the Company since March 2008. Prior to joining the Company, from 1998 to 2008, she was Senior Vice President and Controller of Delta Financial Corporation, a mortgage banking company. From 1994 to 1998, she was with KPMG, LLP, a public accounting firm. From 1984 to 1994, Ms. Burrowes held various positions at Roslyn Savings Bank. Ms. Burrowes is a Certified Public Accountant.

Theresa Kelly has been Executive Vice President/Business Banking of the Company since January 2014. Prior to that, she had been Senior Vice President/Business Banking of the Company since May 2006. Prior to joining the Company, Ms. Kelly held various Senior Vice President positions within the Commercial Banking Group and Business Financial Services Group for Bank of America since 2000. Prior to her work at Bank of America, Ms. Kelly worked at Citibank as Senior Relationship Manager-Business and Professional Sales.

Other Officers

The following persons currently serve as officers of the Company.

Name	Age(1)	Position(s) with the Company
Allen M. Brewer	71	Senior Executive Vice President
Barbara A. Beckmann	65	Executive Vice President
Ruth E. Filiberto	65	Executive Vice President
Vincent E. Giovinco	54	Executive Vice President
James P. Jacovatos	61	Executive Vice President
Alan J. (A.J.) Jin	57	Executive Vice President
Gary P. Liotta	64	Executive Vice President
Rosina Manzi	62	Executive Vice President
Patricia Mezeul	64	Executive Vice President
Theodoros Kalogiannis	50	Senior Vice President
Douglas Liang	48	Senior Vice President
Yan Nuriyev	40	Senior Vice President
Joanne Orelli	57	Senior Vice President
Albert H. Savastano	51	Senior Vice President
Patricia Tiffany	65	Senior Vice President
Richard A. White	55	Senior Vice President
Ling Xu	41	Senior Vice President

(1)	As of December 31, 2023.

Allen M. Brewer has been Senior Executive Vice President/Chief Information Officer of the Company since December 2020. Prior to that, he had been Executive Vice President/Chief Information Officer of the Company since August 2014. Mr. Brewer joined the Company in December 2008 as Senior Vice President/Chief Information Officer. Prior to joining the Company, Mr. Brewer served as President of ALEL Management Corporation, a technology consulting firm, since 2007. Mr. Brewer held the position of Executive Vice President at Alliance Consulting, a global IT solutions organization servicing the financial services industry, from 2004 to 2008. Prior to that, Mr. Brewer served as Chief Information Officer of Corporate Systems at American International Group, Vice President at J.P. Morgan Chase, and Managing Director for Global Cash Management at Citigroup.

Barbara A. Beckmann has been Executive Vice President/Director of Operations since January 2016. Prior to that she had been Senior Vice President/Director of Operations of the Company since February 2008. Ms. Beckmann joined the Company in 2006 as Vice President and Operations Manager. Prior to joining the Company, she was a Vice President and Division Operations Manager for The Bank of New York. From 1997 to 2004, she held several management positions at FleetBoston Financial, including Vice President, District Operations Manager and New York Risk Management Team Leader.

Ruth E. Filiberto has been Executive Vice President/Director of Human Resources of the Company since January 2016. Prior to that she had been Senior Vice President/Director of Human Resources of the Company since August 2007. Prior to joining the Company, Ms. Filiberto held various positions, including Vice President/Director, within the Human Resources department at First Data Corporation from 1993 to 2006.

Vincent E. Giovinco has been Executive Vice President/Director of Commercial Real Estate since April 2020. Prior to joining the Company, Mr. Giovinco was First Senior Vice President at New York Community Bank from 2004 to 2020. Mr. Giovinco is a Certified Public Accountant.

James P. Jacovatos has been Executive Vice President, Real Estate Credit Center Manager of the Company since January 2016. Prior to that, he had been Senior Vice President/Real Estate Credit Center Manager of the Company since joining in June 2013. Prior to joining the Company, Mr. Jacovatos held various banking related consulting positions, and prior to that he served as President and CEO of Hanover Community Bank.

Alan J. (A.J.) Jin has been Executive Vice President/Residential, Mixed-Use, and Small Multi-Family Real Estate Lending of the Company since January 2014. Prior to that, he had been Senior Vice President/Residential, Mixed-Use, and Small Multi-Family Real Estate Lending of the Company since February 2007. Mr. Jin joined the Company in July 1998 as Assistant Secretary/Commercial Loan Officer. Mr. Jin was promoted to Assistant Vice President/Commercial Loan officer in 2000 and to Vice President/Mortgage Loan Officer in 2002. Prior to joining the Company, Mr. Jin was Assistant Vice President, Consumer Lending Loan Officer at Korea Exchange Bank.

Gary P. Liotta has been Executive Vice President/Chief Risk Officer of the Company since August 2014. Prior to that, he had been Senior Vice President/Chief Risk Officer of the Company since April 2010. Prior to joining the Company, Mr. Liotta was Vice President of Investment Management for Morgan Stanley from 2002 to 2010. Prior to that, he was Vice President at Lehman Brothers and an Audit Manager for Ernst and Young. He has also held officer positions at the Federal Home Loan Bank of New York and JP Morgan Chase. Mr. Liotta is a Certified Public Accountant.

Rosina Manzi has been Executive Vice President/Chief Audit Officer of the Company since October 2017. Prior to joining the Company, Ms. Manzi held various positions, including Senior Vice President/Chief Compliance Officer at Astoria Bank from 1984 to 2017. Ms. Manzi is a Certified Internal Auditor, Certified Financial Services Auditor, and a Certified Anti-Money Laundering Specialist.

Patricia Mezeul has been Executive Vice President/Director of Government Banking of the Company since August 2014. Prior to that, she had been Senior Vice President/Director of Government Banking of the Company since January 2008. Prior to joining the Company, Ms. Mezeul held the position of Vice President, Senior Team Leader for Commerce Bank from 2002 to 2008 where she successfully established a Government Banking team.

Theodoros Kalogiannis has been Senior Vice President/Director of Portfolio Management since January 2018. Prior to that, he had been Vice President/Portfolio Management Team Leader of the Company since March 2017. Mr. Kalogiannis joined the Company in 2014 as Vice President/Senior Loan Workout Officer.

Douglas Liang has been Senior Vice President/Chief Investment Officer since July 2020. Prior to that, he had been Senior Vice President/Treasury since December 2014, and before that Vice President/Treasury since January 2014. Mr. Liang joined the Company as Assistant Vice President/Treasury in September 2012.

Yan Nuriyev has been Senior Vice President/Chief Technology Officer since February 2021. Prior to joining the Company, Mr. Nuriyev was Chief Technology Officer at Quantridge from 2018 to 2021. Prior to that he was a Technology Advisor at McKinsey & Company, and Vice President at Banco Santander from 2008 to 2019. Mr. Nuriyev also holds several securities licenses in Financial Industry Regulatory Authority (FINRA).

Joanne Orelli has been Senior Vice President/Loan Servicing Collections and Foreclosure Manager since May 2017. Prior to that, she had been Senior Vice President/Collections and Foreclosure of the Company since January 2013, and Vice President/Collections Foreclosure since 2010. Since joining the Company in 2004, Ms. Orelli has focused her career in Collections and Loans Servicing.

Albert H. Savastano has been Senior Vice President/Director of Investor Relations since February 2021. Prior to joining the Company, Mr. Savastano was Portfolio Manager at Norges Bank Investment Management from 2011 to 2020. Mr. Savastano is a Chartered Financial Analyst.

Patricia Tiffany has been Senior Vice President/Senior Director of Marketing since January 2019. Prior to that, she was Senior Vice President/Director of Marketing since January 2014. Ms. Tiffany joined the Company in 2009 as Vice President and Director of Marketing. Prior to joining the Company, from 2004 to 2009, she was a Senior Vice President with Citigroup in the Consumer Lending Group. From 1988 to 2004, she held numerous senior marketing positions at JPMorgan Chase in its Credit Card Services Division.

Richard A. White, PhD has been Senior Vice President/Chief Information Security Officer of the Company since August 2018. Prior to joining the Company, Dr. White was Managing Director of Oxford Solutions since 2013. Dr. White held the position of Chief Information Security Officer with the United States Capitol Police, the Law Enforcement Branch for the U.S. House of Representatives and U.S. Senate in Washington, D.C. from 2010 to 2013. Dr. White has a Ph.D. in Information Technology, is a Subject Matter Expert and Final Content Reviewer for University of Maryland University College Cyber Security Information Assurance (CSIA) courses, and holds certifications in information technology, including NSA Information Assessment Methodology, Checkpoint Security Engineer, and Microsoft Systems Engineer.

Ling Xu has been Senior Vice President/Director of Retail Banking since July 2022. Prior to that, she had been Senior Vice President/Retail Sales Manager of the Company since January 2020, and Vice President/Branch Manager since joining the Company in 2015.

CORPORATE GOVERNANCE

Independence of Directors

The Board of Directors has determined that nine of the eleven members of the Board are independent under the Nasdaq director independence standards. Under these standards, a director is not independent if he or she has certain specified relationships with the Company or any other relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director. Mr. Manditch is not independent as a result of the consulting fees he received from the Company and the Bank. Mr. Buran is not independent because he is an executive officer of the Company. In evaluating the independence of the remaining directors, the Board considered the payments described below under the heading “Corporate Governance—Transactions with Related Persons, Promoters and Certain Control Persons” and determined that they did not impair independence.

Meetings and Committees of the Board of Directors

The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board, the President or a majority of directors in office at the time. During 2023, the Board of Directors held twelve regular meetings and six special meetings. No director attended less than 75% of the meetings of the Board of Directors and its committees on which they served.

At least quarterly, the independent directors meet in executive session with no members of Company management present.

The Board of Directors has established the following committees:

Compensation Committee. The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of Messrs. Han (Chairman), DelliBovi, D’Iorio, and Grassi, and Ms. O’Brien, all of whom are independent under Nasdaq independence standards and satisfy the additional Nasdaq independence standards for compensation committee members. The Compensation Committee has primary responsibility for establishing and administering the compensation and benefit programs of the Company for its executive officers and other key personnel, administering awards to members of the Board of Directors who are not employees of the Company or the Bank (“Outside Directors”) under the 2014 Omnibus Incentive Plan and granting, subject to concurrent approval by the Board of Directors, awards to employees under the 2014 Omnibus Incentive Plan. The Compensation Committee has the authority to retain or obtain advice from compensation consultants, legal counsel and other experts. The charter of the Compensation Committee is publicly available on the Company’s website at http://www.flushingbank.com by following the links to investor relations, investors, corporate profile, and then governance documents, and then Compensation Committee Charter of FFIC. The Compensation Committee meets on an as needed basis, but no less than three times a year. During 2023, the Compensation Committee met four times.

Audit Committee. The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of Messrs. Grassi (Chairman), Azarian, and DelliBovi, and Ms. Yoh, all of whom are independent under Nasdaq independence standards and satisfy the SEC independence requirements for audit committee members. The Audit Committee meets at least quarterly to assist the Board of Directors in meeting its oversight responsibilities. The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of that firm. The Audit Committee reviews the results of regulatory examinations, the financial reporting process, the systems and processes of internal control and compliance, and the audit process of the Company’s independent registered public accounting firm. The Audit Committee has the authority to engage independent counsel and other advisers. The charter of the Audit Committee is publicly available on the Company’s website at http://www.flushingbank.com by following the links to investor relations, investors, corporate profile, and then governance documents, and then Audit Committee Charter of FFIC. During 2023, the Audit Committee met five times. The Report of the Audit Committee is included on page 67.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”) is composed of Messrs. Grassi (Chairman), Bennett, DelliBovi, Han, and McCabe, all of whom are independent under Nasdaq independence standards. The Nominating and Governance Committee has primary responsibility for recommending to the Board of Directors the slate of director nominees to be proposed by the Board for election by the shareholders (as well as any director nominees to be elected by the Board to fill interim vacancies). The Nominating and Governance Committee also recommends the directors to be selected for membership on the various Board committees and the chairs of those committees. The Nominating and Governance Committee is responsible for developing and recommending to the Board appropriate corporate governance policies and procedures and for approving proposed related party transactions involving directors or executive officers and the Company. The Nominating and Governance Committee has the authority to engage consultants, legal counsel and search firms to assist it in fulfilling its responsibilities. The charter of the Nominating and Governance Committee is publicly available on the Company’s website at http://www.flushingbank.com by following the links to investor relations, investors, corporate profile, and then governance documents, and then Nominating and Governance Committee Charter. During 2023, the Nominating and Governance Committee met once.

Other Committees. In addition to the committees described above, the Board of Directors has established an Executive Committee, an Insurance Committee, an Investment and Asset Liability Committee, an Information Technology Committee, and a Risk and Compliance Committee.

Bank Board and Committees. The business of the Bank is conducted at regular and special meetings of the Bank’s Board of Directors (the “Bank Board”) and its committees. The Bank Board and the Board of Directors are identically constituted. During 2023, the Bank Board held twelve regular meetings. The Bank Board maintains an Executive Committee, an Insurance Committee, an Investment and Asset Liability Committee, a Compensation Committee, an Information Technology Committee, a Risk and Compliance Committee, and an Audit Committee. The membership of these committees is the same as that of the comparable committees of the Company’s Board of Directors. These committees serve substantially the same functions at the Bank level as those at the Company level. The Bank Board also maintains a Loan Committee. No director attended less than 75% of the meetings of the Bank Board and its committees on which they served. Directors of the Bank are nominated by the Nominating and Governance Committee and elected by the Company as sole shareholder of the Bank.

Election of Directors by Majority Voting Standard

In 2013, the Board of Directors amended the Company’s by-laws to adopt a majority voting standard for all uncontested director elections (defined as elections in which the number of nominees does not exceed the number of open director positions). The by-laws provide that in uncontested elections, director nominees must be elected by a majority of the votes cast at the annual meeting of shareholders. Incumbent directors who fail to receive a majority of votes—and who under Delaware law would otherwise remain in office until a successor is elected—are required to, within 10 business days of certification of election results, submit to the Board of Directors a letter of resignation for consideration by the Nominating and Governance Committee, which is required to act promptly. The Board of Directors, with the recommendation of the Nominating and Governance Committee, will determine whether to accept or reject such resignation, or what other action should be taken, in accordance with the Company’s by-laws. Plurality voting will continue to apply if the number of nominees exceeds the number of open director positions. The Board of Director’s decision to adopt a majority voting standard for the election of directors in uncontested elections demonstrates the Company’s continued commitment to best practices in corporate governance and the best interests of its shareholders.

Director Nominations

In evaluating director candidates for purposes of recommending director candidates to the Board, the Nominating and Governance Committee will consider the following factors: the candidate’s moral character and personal integrity; whether the candidate has expertise and experience relevant to the Company’s business (including knowledge of the communities and markets served by the Bank); whether the candidate’s expertise and experience complements the expertise and experience of the other directors; whether the candidate would be considered independent under the Nasdaq independence standards; whether the candidate would be independent of any particular constituency and able to represent the interests of all shareholders of the Company; the congeniality of the candidate with the other directors; whether the candidate would have sufficient time available to devote to Board activities; and any other factors deemed relevant by the Nominating and Governance Committee.

The Nominating and Governance Committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. Although we do not have a written policy with respect to Board diversity, the Nominating and Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. Consequently, when evaluating potential nominees, the Nominating and Governance Committee considers individual characteristics that may bring diversity to the Board, including gender, race, national origin, age, professional background, unique skill sets and areas of expertise (such as, by way of example, but without limitation, cyber-security, information technology, real estate, legal and leadership).

The Nominating and Governance Committee will consider director candidates recommended by shareholders of the Company as described below. Shareholders may recommend an individual for consideration by submitting to the Nominating and Governance Committee the name of the individual; his or her background (including education and employment history); a statement of the particular skills and expertise that the candidate would bring to the Board; the name, address and number of shares of the Company owned by the shareholder submitting the recommendation; any relationship or interest between such shareholder and the proposed candidate; and any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement if such proposed candidate were to be nominated as a director.

Such submissions should be addressed to Flushing Financial Corporation Nominating and Governance Committee, at the Company’s executive offices. In order for a candidate to be considered by the committee for any annual meeting, the submission must be received by the committee no later than the November 1 preceding such annual meeting.

The Nominating and Governance Committee will evaluate the biographical information and background material relating to each potential candidate and may seek additional information from the submitting shareholder, the potential candidate, and/or other sources. The committee may hold interviews with selected candidates. Individuals recommended by shareholders will be considered under the same factors as individuals recommended by other sources.

Board Leadership Structure

Since its formation in 1994, the Company has separated the roles of Chairman of the Board and Chief Executive Officer. We believe it is the Chief Executive Officer’s responsibility to run the Company and the Chairman’s responsibility to lead the Board. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board. The Board expects that the time Mr. Buran will be required to devote to the CEO position will continue to be significant and demanding. By having another director serve as Chairman of the Board, Mr. Buran will be able to focus his entire energy on running the Company.

Corporate Responsibility and Environmental, Social and Governance Strategies

The Company recognizes the importance of Environmental, Social and Governance (“ESG”) strategies and has continued to enhance its initiatives through 2023.

Environmental Sustainability. The Company is focused on the environment and committed to fostering sustainable practices. In order to achieve this, the Company has focused on reducing its carbon footprint and assessing the environmental impact in underwriting primarily through environmental studies and flood insurance when necessary. To reduce its carbon footprint, the Company is transitioning to hybrid vehicles for Company cars and uses energy-efficient appliances and LED lighting where possible. Moreover, the adoption of digital banking enables the Company to support its customers in their efforts to consume less fuel and paper.

Supporting our Customers, Communities, and Employees. Since its founding in 1929, the Company has always focused on its customers, giving back to the communities and ensuring its employees are satisfied and engaged. In order to attend to its customers’ needs and add value, the Company took a leadership position and eliminated consumer overdraft, insufficient funds, and transfer fees on consumer checking accounts. In addition, as part of the Company’s ongoing support to small businesses and low-income families, it has made more the 1,400 small business loans and continues to be a significant lender for rent-controlled and rent stabilized multifamily buildings in the New York City area. The Company continued its support of Neighborhood Housing Services of New York City, United Way of Long Island and Asian Americans For Equality, as well as a plethora of other organizations. To stay connected to the communities, the Company sponsors three advisory boards made up of local community and civic leaders, which meet quarterly to share ideas on ways to support the communities’ needs and growth. The Company will continue to actively support the communities, customers and employees in its multicultural markets, while remaining a responsible corporate citizen. For additional information, see Shareholder Outreach on page 25.

The Company also recognizes employees are its most valuable asset as well as the importance of diversity, equity and inclusion. To further support its employees, the Diversity and Inclusion Committee was created in 2020, which spearheads the Corporate Leadership Development Program, designed to facilitate professional development and exposure for all employees. In addition, in order to support the employees’ financial wellbeing, the Company offers benefit programs to assist employees to achieve their financial goals, including helping them save and preparing them for retirement. Furthermore, the Company has an employee base that reflects a broad representation of backgrounds. As of March 1, 2023, females represent 60% of employees and 44% of the executive team.

Governance. The key items in the Company’s governance program are the strength of the Board, the oversight of crucial risks and the policies the Company has in place to minimize conflicts of interest. The Company’s strong governance program provides oversight to the executive management team, offers additional perspectives on risk management and corporate strategy and sets the tone for corporate culture. In order to minimize conflicts of interest and support good governance from the Board, the Company does not allow hedging or pledging of the Company’s common stock by directors and executive officers. In addition, the Company has in place stock ownership guidelines, the Named Executive Officers and other key executives are subject to a compensation clawback policy and lending is not permitted to officers, directors or affiliated parties.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Chief Risk Officer provides monthly updates to the Board with regard to the Bank’s Enterprise Risk Management. The Company’s Risk and Compliance Committee meets quarterly to oversee the mitigation of risks to the Company’s strategic plan and to oversee the Company’s compliance with consumer regulations. The Company’s Information and Technology Committee, which meets at a minimum once a quarter, is responsible for overseeing the Company’s technology strategy which includes reviewing risk management and risk assessment guidelines, policies regarding information technology security, and cybersecurity risk tolerance. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive and employee compensation plans and arrangements. The Audit Committee oversees the results of the independent registered public accounting firm’s annual attestation of the Company’s financial statements and the Company’s internal audit department’s control testing. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. The Bank Board’s Loan Committee oversees general risks related to the Company’s lending policies. The Investment Committee oversees risk related to the Company’s investment policy, liquidity policy, and interest rate risk management policy. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board is confident, as outlined above, that proper independent oversight is in place to properly mitigate the Company’s risks.

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions between related persons (including directors and executive officers of the Company and the Bank and their immediate family members) and the Company, the Bank or their affiliates are subject to approval by the Nominating and Governance Committee, as set forth in its charter. Officers and directors are regularly reminded of their obligation to seek Nominating and Governance Committee approval of any related party transaction or potential conflict of interest. The Nominating and Governance Committee considers all factors that it deems relevant, including the nature of the related party’s interest in the transaction, whether the terms are no less favorable than could be obtained in arms-length dealings with unrelated third parties and the materiality of the transaction to the Company.

Under the Bank’s lending policies, mortgage loans are not made to directors and executive officers. Additionally, there were no loans outstanding to an immediate family member of a director during 2023.

On October 30, 2020, the Company completed its merger with Empire Bancorp, Inc. (“Empire”) pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 24, 2019, by and among the Company, Empire and a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the consulting agreement with Flushing Bank (the “Consulting Agreement”), originally entered into on October 24, 2019, became effective. Pursuant to the Consulting Agreement, Mr. Manditch provided consulting services to Flushing Bank for a term of three years which ended October 30, 2023. The Consulting Agreement provided for the payment of consulting fees to Mr. Manditch in the amount of $16,666.66 per month and certain customary other terms. In addition, the Consulting Agreement contains non-competition and non-solicitation provisions during the term of the Consulting Agreement and for a one-year period after the termination thereof, as well as confidentiality provisions. During 2023, Mr. Manditch received fees of approximately $150,000 pursuant to the consulting agreement.

Shareholder Communications with the Board of Directors

The Board of Directors has adopted the following policy by which shareholders may communicate with the Board or with individual directors or Board committees. The communication should be in writing, addressed to the Board or applicable committee or directors, c/o Corporate Secretary, Flushing Financial Corporation, at the Company’s executive offices. The Corporate Secretary will review all such correspondence received and will periodically, at least quarterly, forward to the applicable directors a summary of all such correspondence together with copies of correspondence that the Corporate Secretary believes should be seen in its entirety. Correspondence or summaries will be forwarded to the applicable directors on an expedited basis where the Corporate Secretary deems it appropriate. Communications raising concerns related to the Company’s accounting, internal controls, or auditing matters will be immediately brought to the attention of the Company’s Chief Audit Officer and the Chairman of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee with respect to such matters.

Directors may at any time review a log of correspondence received by the Company that is addressed to the director (or to the full Board or a Board committee on which he or she serves) and may request copies of any such correspondence.

The Company believes that it is important for directors to directly hear concerns expressed by shareholders. Accordingly, it is the Company’s policy that Board members are expected to attend the annual meeting of shareholders absent a compelling commitment that prevents such attendance. All of the members of the Board of Directors at the time of the 2023 annual meeting attended the virtual annual meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics Policy that applies to all of its directors, officers and employees. This code is publicly available on the Company’s website at http://www.flushingbank.com by following the links to investor relations, investors, corporate profile, and then governance documents, and then Code of Business Conduct and Ethics Policy. Any substantive amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC or Nasdaq rules will be disclosed in a report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

During 2023, the Compensation Committee consisted of Messrs. Han (Chairman), DelliBovi, D’Iorio, and Grassi, and Ms. O’Brien. None of the members of the Compensation Committee is a former officer of the Company or the Bank.

Under the Bank’s lending policies, residential mortgage loans to immediate family members of directors are made at market rates of interest and other normal terms but with reduced origination fees. There were no such loans outstanding to an immediate family member of a director during 2023.

Role of Executive Officers in Compensation Decisions

The Chairman of the Board of Directors and the Chief Executive Officer annually review the performance of each named executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to compensation for other executive officers, including the structure and terms of these executives’ annual cash incentives and long-term equity incentives. Our Chief Executive Officer considers factors such as tenure, individual performance, responsibilities and experience levels of the executives, as well as the compensation of the executives relative to one another, when making recommendations regarding appropriate total compensation of our executives. Certain executives assist the Chief Executive Officer in structuring his proposals regarding the design of the annual cash incentives and long-term equity incentives; however, executives do not play any role in setting their own compensation. Our Chief Executive Officer either discusses his recommendations with the Chairman of the Compensation Committee or has management present them at Compensation Committee meetings. The compensation and benefits personnel within our human resources department support the Compensation Committee in the performance of its responsibilities. During fiscal year 2023, our Chief Financial Officer and Executive Vice President of Human Resources regularly attended the Compensation Committee meetings to provide perspectives on the competitive landscape, the needs of the business and information about our financial performance. The Compensation Committee periodically meets in executive session without management to deliberate on executive compensation matters. The Compensation Committee considers but is not bound to and does not always accept, the Chief Executive Officer’s recommendations regarding executive compensation. The Compensation Committee reviews all recommendations in light of our compensation philosophy and generally seeks input from the Committee’s compensation consultant prior to making any final decisions.

Determining Executive Compensation and the Role of the Consultant

The Company’s executive compensation program is intended to link management’s pay with the Company’s annual and long-term performance. The Compensation Committee believes it is important to attract and retain highly qualified executive officers by providing compensation opportunities that are both competitive with the market for executive talent and consistent with the Company’s performance. The Compensation Committee has retained Pearl Meyer (the “Consultant” or “Pearl Meyer”), an independent nationally recognized compensation consulting firm, to advise the Compensation Committee with respect to compensation of the Company’s executive officers. The Consultant is retained by the Compensation Committee and reports directly to the Compensation Committee. The Consultant was instrumental in the development of the pay for performance philosophy of the Company and the development of the shareholder approved 2014 Omnibus Incentive Plan. In 2023, the Compensation Committee formally re-engaged the Consultant. The Consultant discussed with the Compensation Committee the philosophy for determining the 2023 compensation and discussed trends in the executive compensation arena to be considered. For a discussion of the elements involved in the Compensation Committee’s decisions regarding executive compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors.

Cash Compensation

For the fiscal year ended December 31, 2023, members of the Board of Directors who are not employees of the Company or the Bank (“Outside Directors”) were entitled to receive an annual retainer of $37,500 from the Bank with no additional retainer from the Company. In addition, in 2023, the Chairman of the Board received a fee of $75,000 for services to the Company and the Bank in those capacities. The Chairman of the Audit Committee received an additional annual retainer of $15,000, the Chairman of the Compensation Committee received an additional annual retainer of $10,000, and the Chairman of the Nominating and Governance Committee received an additional annual retainer of $7,500. Outside Directors also received meeting fees of $1,500 for each Board or Bank Board meeting attended, $1,300 for each Audit Committee meeting attended, and $1,000 for each other committee meeting attended, whether or not they are members of such committee. However, where the Board of Directors and the Bank Board meet on the same day, directors receive only a single Board meeting fee for such meetings. Similarly, directors receive only a single committee meeting fee where identically constituted committees of the Board of Directors and Bank Board meet on the same day.

Outside Directors who are members of the Loan Committee also receive a fee from the Bank for conducting on-site inspections of proposed real estate collateral for certain loans.

Equity Compensation

Pursuant to the Company’s 2014 Omnibus Incentive Plan, under which equity awards granted on or after May 20, 2014 were made, each Outside Director receives an annual award of 4,800 restricted stock units (“RSUs”), or shares of restricted stock if so determined by the Compensation Committee, as of January 30 of each year. Upon initial election or appointment to the Board of Directors or a change to Outside Director status, an Outside Director receives a prorated portion of the annual award consisting of 400 shares of restricted stock (or RSUs if so determined by the Compensation Committee) for each full or partial month from the date of such person’s election or appointment or change in status to the following January 30.

Each award to an Outside Director vests with respect to one-third of the underlying shares on the January 30 following the date of grant, and an additional one-third of the underlying shares on each of the two subsequent January 30, provided the award holder is a director of the Company on each such date. In the event the Outside Director ceases to be a director of the Company before an award has fully vested, the unvested portion of the award is forfeited. Awards to Outside Directors become fully vested in advance of such schedule upon a change of control of the Company or the Bank (if the director is a member of the Board of Directors at such time) or upon termination of the director’s service on the Board of Directors due to death, disability or retirement. For this purpose, retirement means a director’s termination of service after five years of service as an Outside Director if the director’s age plus years of service as an Outside Director equals or exceeds 55.

Unless the Compensation Committee provides otherwise, dividends or dividend equivalents on these awards are paid on a current basis, and the awards are settled in stock, generally at the time they vest. An RSU award entitles the award holder to receive one share of common stock (or the fair market value of a share in cash or other property) at a specified future time.

On January 25, 2024, the Compensation Committee approved a grant of Company stock in the form of 4,800 RSUs to each Outside Director, which vests in full one year from the date of grant, thus deviating from the formula in the Company’s 2014 Omnibus Incentive Plan as outlined above. The Compensation Committee’s recommendation to the Board to grant equity at a value of $100,000, not to exceed 4,800 RSUs, with a one-year vesting period was a continuation of equity grant practices implemented in January of 2019.

Director Stock Ownership Guidelines

In November 2015, the Compensation Committee formally established Director Stock Ownership Guidelines for Outside Directors as a way to more closely align the interests of Outside Directors with those of the Company’s shareholders. These guidelines provide a direct link between Outside Director rewards and Company results and encourage Outside Directors to consider Company performance from a long-term as well as short-term perspective.

These stock ownership guidelines require Outside Directors to hold at least 5,000 shares of the Company’s common stock after five full years of board service. Compliance with these guidelines is mandatory for all Outside Directors of the Company.

Director Retirement Plan

The Bank has an unfunded noncontributory defined benefit Outside Director Retirement Plan, which provides benefits to each Outside Director who became an Outside Director before January 1, 2004 who has at least five years of service as an Outside Director and whose years of service as an Outside Director plus age equals or exceeds 55. Benefits are also payable to an Outside Director who became an Outside Director before January 1, 2004, and whose status as an Outside Director terminates due to death or disability or who is an Outside Director upon a change of control of the Company or the Bank. Any person who became an Outside Director after January 1, 2004, is not eligible to participate in the Outside Director Retirement Plan. Upon termination, an eligible director will be paid an annual retirement benefit equal to $48,000. Such benefit will be paid in equal monthly installments for 120 months.

In the event of a change of control, benefits under the plan will be paid in a cash lump sum; each eligible director will receive the equivalent of 120 months of benefits. In the event of an Outside Director’s death, the surviving spouse will receive the equivalent benefit. No benefit will be paid to an Outside Director who is removed for cause. The Company has guaranteed the payment of benefits under the Outside Director Retirement Plan. A director’s right to receive benefits under the plan is no greater than the right of an unsecured general creditor of the Bank or the Company.

Deferred Compensation Program for Outside Directors

The Bank has adopted an Outside Director Deferred Compensation Plan pursuant to which Outside Directors may elect to defer all or a portion of their annual retainer, meeting fees, and inspection fees. Deferred amounts are credited with earnings based on certain mutual fund investments. The deferred amounts plus earnings thereon will be paid to the director in cash after the director’s termination of service, either in a lump sum or, if the director so elects, in annual installments over a period not to exceed five years. The Company has guaranteed the payment of benefits under the Outside Director Deferred Compensation Plan. A director’s right to receive benefits under the plan is no greater than the right of an unsecured general creditor of the Bank or the Company. As of December 31, 2023, there were no participants in this plan.

Indemnity Agreements

The Company and the Bank have entered into an indemnity agreement with each of the directors which agreements provide for mandatory indemnification of each director to the full extent permitted by law for any claim arising out of such person’s service to the Company or the Bank. The agreements provide for advancement of expenses and specify procedures for determining entitlement to indemnification.

Director Compensation Table

The table below summarizes the compensation paid by the Company to Outside Directors for the fiscal year ended December 31, 2023.

Name (1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Change in Pension Value and Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Alfred A. DelliBovi	172,000	92,448	—	—	—	264,448
Michael A. Azarian	79,000	92,448	—	—	—	171,448
James D. Bennett	75,000	92,448	—	—	—	167,448
Steven J. D’Iorio	89,500	92,448	—	—	—	181,948
Louis C. Grassi	102,500	92,448	—	—	—	194,948
Sam S. Han	84,500	92,448	—	—	—	176,948
Douglas C. Manditch	82,500	92,448	—	—	150,000(5)	324,948
John J. McCabe	84,500	92,448	—	—	—	176,948
Donna M. O’Brien	79,000	92,448	—	—	—	171,448
Caren C. Yoh	79,000	92,448	—	—	—	171,448

(1)

John Buran, the President and Chief Executive Officer of the Company and the Bank, is also a director of the Company and the Bank but is not included in this table because, as an employee of the Company and the Bank, he receives no compensation for his services as director. The compensation received by Mr. Buran as an employee of the Company and the Bank is shown in the Summary Compensation Table on page 37.

(2)	Reflects the amount of compensation earned in 2023 for annual retainers, Board and committee Chair retainers, Board and committee meeting fees, and property inspection fees.
(3)

Reflects the grant date fair value of awards (excluding the effect of estimated forfeitures) granted in the fiscal year ended December 31, 2023. Assumptions used in the calculation of such amounts are included in note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2024. As of December 31, 2023, each Outside Director had 4,800 RSUs outstanding.

(4)

Messrs. Azarian, DelliBovi, D’Iorio, Manditch, and Han, and Mses. O’Brien and Yoh are not eligible to participate in the Outside Director Retirement Plan because it was frozen before they satisfied the eligibility requirements. Messrs. Bennett, Grassi, and McCabe have maximized their annual retirement benefit under the Outside Director Retirement Plan based on their years of service.

(5)

Represents aggregate amounts earned pursuant to a consulting agreement with the Bank and the Company. An explanation of the main terms of the consulting agreement is contained under the heading “Transactions with Related Persons, Promoters and Certain Control Persons” on page 17.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation programs for our named executive officers (“NEOs”) captured in the table below. The CD&A also describes the processes followed by the Compensation Committee of the Board (“Compensation Committee” or “the Committee”) for making pay decisions as well as its rationale behind other matters which effect the compensation of the NEOs.

Name	Position

John R. Buran	President and Chief Executive Officer
Susan K. Cullen	Senior Executive Vice President, Treasurer and Chief Financial Officer
Maria A. Grasso	Senior Executive Vice President, Chief Operating Officer and Corporate Secretary
Francis W. Korzekwinski	Senior Executive Vice President and Chief of Real Estate Lending
Michael Bingold	Senior Executive Vice President/Chief Retail and Client Development Officer

Executive Summary

2023 Performance Highlights

The Company’s ability to continue to grow core deposits and maintain a well-diversified and low risk loan portfolio, while managing asset quality with consistently disciplined underwriting, enabled us to maintain strong credit quality in 2023, despite aggressive interest rate movements by the Federal Reserve that directly impacted our funding costs and compressed the Company’s net interest margin.

The Company continued to execute well, maintain its service capacity, mitigate risk and manage its capital structure for financial strength and stability, as outlined in the performance highlights below:

Performance Area	Highlights

Shareholders Returns & Value Creation	• Total Shareholder Return (“TSR”) over the last completed fiscal year exceeded the publicly disclosed peer group, performing at the 73rd percentile.

•  We paid dividends of $0.88 per common share in 2023, resulting in an annual dividend yield of 5.34% as of December 31, 2023, above the bank industry average of 3.17% for the same period (as reported by S&P Capital IQ in their S&P U.S. BMI Banks Index). Our Company declared a quarterly dividend per common share of $0.22 per common share on February 27, 2024.

• Tangible book value per common share was $22.54 as of December 31, 2023, an increase of $0.23, or 1.0% during 2023.

Profitable Growth	• Total average assets increased 2.34% during 2023 to $8.5 billion.

• Total average interest-earning assets increased 2.40% during 2023 to $8.0 billion.

• Total average deposits, including mortgage escrow, increased 6.2% during 2023 to $6.9 billion.

Asset Quality and Stability

•  For the eighth consecutive year, the Company and the Bank retained investment grade ratings, according to the Kroll Bond Rating Agency (“KBRA”), a full-service rating agency. These ratings are based on KBRA’s Bank and Bank Holding Company Global Rating Methodology, which evaluates liquidity, asset quality, capital adequacy, and earnings.

•  The Company’s capital ratios remain strong and exceed regulatory well-capitalized thresholds with Tier 1 leverage, Common equity tier 1, Tier-1 risk-based, and Total risk-based capital ratios of 8.47%, 10.25%, 10.93%, and 14.33%, respectively, as of December 31, 2023, exceeding regulatory requirements to be considered well capitalized of 5%, 6.5%, 8% and 10%, respectively.

Strategic Accomplishments

•  We made progress on our multistep action plan implemented in the first quarter of 2023. Continuing to emphasize key areas of focus in the short term produced the following results:

•  We preserved a strong liquidity and capital position with over $4 billion of undrawn lines and resources as of December 31, 2023;

•  Credit quality continued to be a strength for the Company with sixteen basis points of net charge-offs for the year;

•  Our loan portfolio remained resilient through the credit cycle with 89% secured by real estate, strong debt service coverage ratios, low average loan to values, and controllable repricing risk; and

•  Noninterest-bearing deposits grew $20 million in the second half of the year.

•  The Company’s digital banking usage continued to grow in 2023. The digital banking transformation strategy, which included the roll out of upgraded online and mobile banking capabilities and improved lending capabilities through enhanced fintech relationships enabled the Company to receive $18.5 million of small business lending commitments in 2023 through the Numerated platform. Continued digital banking offerings in 2023 included the addition of the Zelle digital payments network which helped increase digital banking traffic both in the number of online users and mobile deposit users in 2023 which grew 12% and 20% respectively, in 2023.

•  Our two new locations in 2023 expanded our brand reach in Suffolk County with the Hauppauge branch and in key Asian American markets with the Bensonhurst branch. We plan to continue to expand our footprint in 2024 in strategically aligned markets to support our business objectives to grow noninterest-bearing deposits and leverage the success of our Asian American market initiative.

2023 Compensation Actions At-A-Glance

•

Base Salary—The Committee met in November 2022 and subsequently in January 2023 to review the benchmarking analyses prepared by our independent compensation consultant, Pearl Meyer. The benchmarking analyses, along with a variety of other factors, are used to set 2023 pay levels. At that time, the analyses indicated that the base salaries of the Company’s NEOs were generally aligned within a competitive range of the market. Accordingly, the Committee resolved in January 2023 that no base salary increases would be given to the Company’s NEOs.

However, following the 2023 proxy season, in June of 2023, Pearl Meyer assessed the competitiveness of the Company’s executive compensation in an interim review utilizing recently disclosed proxy data and updated survey data where available.

The Committee recognizes that base salary is designed to provide competitive levels of guaranteed compensation to executives based upon their experience, duties, scope of responsibility, overall individual performance, and ability to successfully navigate complexities of the greater banking environment. Additionally, the Company pays base salaries because they provide a basic level of compensation that is necessary to retain key tenured executives, which was especially critical during 2023 in light of the banking crisis in March of 2023 when several large banks faced liquidity issues that caused a run on those banks by depositors and ultimately resulted in their failure or takeover that continued at various levels throughout 2023. The Committee reviewed these factors and Pearl Meyer’s June 2023 analyses, while also considering an active backdrop of a very competitive marketplace for key talent and resolved to increase the base salaries for the NEOs, effective July 2023, by 10% to better align their total compensation versus our peers. The Committee also recognized these base salary adjustments were the first increases for the President & CEO, the Senior Executive Vice President/Chief Operating Officer, and the Senior Executive Vice President/Chief Real Estate Lending Officer in over six years dating back to January 2018.

In November of 2023 and in January of 2024, the Compensation Committee convened to review 2023 Company performance and pay levels versus a benchmarking analysis provided by Pearl Meyer which is used to set 2024 pay levels. The Pearl Meyer analysis indicated that the base salaries of the NEOs were generally aligned within a competitive range of the market. Accordingly, the Compensation Committee did not adjust any of the NEOs’ base salaries in January of 2024.

•

Performance-Based Annual Incentives—Based on our 2023 financial performance and consistent with our program design, the NEOs received annual incentive awards payouts of 30% of target. See Performance-Based Annual Incentives below.

•

Performance-Based Equity—For 2023, the Compensation Committee again granted target long-term incentive awards using a 50%/50% mix of performance-based restricted stock units and time-based restricted stock units to each of the NEOs. Performance-based restricted stock unit awards vest at the end of a three-year performance period (subject to achievement of performance goals) and time-based restricted stock units vest ratably over a five-year period.

The Compensation Committee implemented a performance vesting equity component to the annual long term incentive grant in 2019, in an effort to further align executive compensation with that of the long-term interests of our shareholders. Based on the Company’s achievement of the performance goals in the three-year performance period (2021-2023), the Compensation Committee determined that the 2021 performance restricted stock units were earned at 140% of target. See Long-Term Equity Incentive Compensation below.

Impact of Advisory Say-On-Pay Vote

At our 2023 Annual Meeting of Shareholders, 88% of the votes cast on Say-On-Pay were voted in approval of the compensation of the NEOs. The Compensation Committee and senior management continued their shareholder engagement efforts in 2023. During 2023, we directly telephoned, emailed, and/or engaged in discussions with over 18 of our largest institutional investors representing approximately 57% of our total outstanding shares. Where investors were not readily available, we followed up where appropriate to maximize our connectivity. We were successful in establishing direct discussions with approximately a quarter of our largest institutional investors. When we were not able to engage in direct communication, we encouraged open dialogue with our shareholders throughout the year. Several institutions confirmed that they are not structured to engage in open dialogue and continue to outsource their proxy voting. More details about our approach to shareholder outreach are described below.

Shareholder Outreach

We value the opinions of our shareholders and look forward to a continued, open dialogue on compensation matters and other issues relevant to our business. We want our shareholders to fully understand our rationale for our approach to executive compensation, and we want to understand the views of our shareholders. Although our current executive compensation program contains continuations or versions of arrangements that were put in place historically and under different circumstances, we continue to evolve its design and features in light of current best practices and shareholders’ feedback.

To foster our dialogue with shareholders and more specifically to respond to Say-On-Pay results, we formalized our annual shareholder interaction into an organized and comprehensive shareholder outreach program initiated under the auspices of our Compensation Committee. Our outreach and engagement efforts during 2023 were led by our Executive Vice President/Director of Human Resources. In addition, the outreach program was advised by our independent compensation consulting firm and external counsel. Discussions centered on executive compensation matters, but also touched on other business-related matters. While we devoted much time and effort in 2023 to communicating information regarding our executive compensation policies and practices, we also were keenly interested in feedback from our shareholders as to how we might improve those practices and policies. We generally seek a collaborative and mutually beneficial approach to many issues of importance to investors that affect our business, and to ensure that our corporate governance practices remain appropriate. This approach is especially important in the context of executive compensation matters.

The results of our outreach program were helpful in gauging the pulse of our institutional investors. Specifically, top institutional investors continue to support the changes made to the Company’s compensation programs back in 2019 and the overall breadth of compensation disclosures. Further, some top institutional shareholders stated their understanding that such changes in the Company’s compensation programs take time to fully implement and ultimately be positively reflected in future benchmarking analyses performed either by institutional investor firms or proxy advisory firms. New institutional investor feedback touched on some reoccurring themes which included board diversity in light of board succession/refreshment and general interest in the strategic initiatives of the Company. The Company recognizes the value and the importance of how it manages relationships with employees, customers, and in communities where the Company operates, as well as the Company’s transparency of accurate audit/accounting methods and the ability of our shareholders to vote on important issues. These criteria and others are captured in the Company’s June 2022 inaugural ESG Report which can be found on the Bank’s website at https://investor.flushingbank.com/esg/default.aspx. Also see Corporate Responsibility and Environmental, Social and Governance Strategies on page 15.

Key Governance Features

The following practices highlight our compensation governance structure:

What We do	What We Don’t Do

✓  Pay for performance

✓  50% of our annual long-term incentives in performance-based awards

✓  Utilize a 5-year vesting period on the majority of time-based equity grants

✓  Require our executive officers to own stock through robust stock ownership guidelines and holding requirements

✓  Include a per-individual maximum cap on our annual cash incentive plan

✓  Conduct an annual “say on pay” vote

✓  Conduct annual shareholder outreach

✓  Conduct an annual risk assessment of our compensation program

✓  Engage an independent compensation advisor

✓  Have an independent compensation committee

✘ Hedging of company stock ✘ Pledging of company stock ✘ Repricing of stock options ✘ Issue new employment agreements with excise tax gross ups feature

What Guides Our Compensation Program

Our Executive Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals of the Company in a risk appropriate fashion, and which aligns executives’ interests with those of the shareholders rewarding performance at or above established goals, with the ultimate objective of improving shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peers. The Compensation Committee targets total direct compensation to be within a competitive range of the median of the markets we draw talent from, taking into consideration experience, role, contributions, and criticality.

Elements of Compensation

Our compensation philosophy is supported by the following principal elements of pay:

Compensation Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary relative to similar positions in the market and enable the Company to attract and retain highly skilled executive talent.

Annual Incentives	Cash (Variable— Performance based)	Focus executives on achieving annual financial and strategic objectives that promote growth, profitability, and returns.

Long-Term Incentives	Equity (Variable—50% Performance Based)	Provide incentive for executives to reach financial goals and align their long-term economic interests with those of shareholders through meaningful use of equity compensation.

The pay mix of total direct compensation for our NEOs includes base salary, performance-based annual incentives, and both long-term performance and time-based equity incentives. We believe that these compensation components help balance the incentive for our executives to achieve annual goals but not take undue risk.

The Decision-Making Process

Role of the Compensation Committee

Our Compensation Committee has the primary responsibility for approving our compensation philosophy and programs as they relate to our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which is publicly available on the Company’s website at http://www.flushingbank.com by following the links to investor relations, investors, corporate profile, and then governance documents, and then Compensation Committee Charter of FFIC.

The Committee makes all final decisions regarding the elements of our NEOs’ compensation, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Committee.

The Role of Management

Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. The Committee and subsequently the independent members of the Board review the CEO’s performance and make all final determinations regarding CEO compensation after conducting their review. For other NEOs, the Committee reviews the CEO’s assessment of their performance and proposed pay decisions. Only the Committee members are allowed to vote on decisions regarding NEO compensation. The CEO does not participate in the deliberations of the Committee regarding his own compensation.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Compensation Committee has the funding it needs for these purposes.

The Compensation Committee retained Pearl Meyer in 2023 as its independent executive compensation consultant. The services Pearl Meyer provides include advising the Compensation Committee on the principal aspects of the executive compensation program and evolving best practices and providing market information and analysis regarding the competitiveness of our program design and awards in relationship to our performance.

None of the Company’s management team participated in the Compensation Committee’s decision to retain Pearl Meyer. Pearl Meyer reports directly to the Compensation Committee, and the Compensation Committee may replace Pearl Meyer or hire additional consultants at any time.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with Pearl Meyer in 2023 and determined that Pearl Meyer’s work for the Compensation Committee did not raise any conflicts of interest taking into account the “independence factors” identified by the SEC and NASDAQ. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

In 2023, Pearl Meyer prepared executive compensation analyses with regard to the NEOs. This analysis included a review of the competitiveness of compensation levels, a pay for performance analysis, and a retention analysis. Pearl Meyer utilized a group of publicly traded financial institutions (collectively the “Peer Group”), disclosed in its analysis below.

Use of Peer Group

The Peer Group analysis is typically performed and reviewed annually. In order to capture an appropriate view of the Company’s competitors, Pearl Meyer utilized the following Peer Group, consisting of 22 banks, which are close to the Company’s size (generally, no more than twice as large and no less than half the size of the Company in terms of assets) and which are located in major urban/suburban areas of the Northeast United States. At the time the Peer Group analysis was performed, the median asset size of the Peer Group and the Company was $11.0 billion and $8.5 billion, respectively.

Berkshire Hills Bancorp, Inc.	NBT Bancorp Inc.
Brookline Bancorp, Inc.	Northwest Bancshares, Inc.
Columbia Financial Inc.	Northfield Bancorp, Inc.
Community Bank System, Inc.	OceanFirst Financial Corporation
ConnectOne Bancorp, Inc.	Peapack-Gladstone Financial Corp.
Dime Community Bancshares, Inc.	Provident Financial Services, Inc.

Eagle Bancorp, Inc.	Sandy Springs Bancorp, Inc
First of Long Island Corporation	S&T Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
Kearny Financial Corporation	TrustCo Bank Corp NY
Lakeland Bancorp, Inc.	Washington Trust Bancorp, Inc.

Year over year changes to the Peer Group included the removal of Independent Bank Corporation and WSFS Financial Corporation due to asset growth that exceeded the desired asset range. Peapack-Gladstone Financial Corp. was added to the above group as it meets the selection criteria (e.g., assets ranges and regional location) and has a similar business model.

In determining the amount of compensation for the NEOs, the Compensation Committee typically reviews each element of total compensation against the Peer Group. Total compensation is comprised of annual base salary, annual earned bonus, the grant date value of long-term incentive awards, and other proxy-reported compensation not captured in salary, bonus, or long-term incentives. Based on the recommendation of Pearl Meyer, the Compensation Committee then considers setting salaries within a competitive range of the Peer Group based on individual performance. The Compensation Committee continues to focus on maintaining total compensation within our updated disclosed philosophy by assuring the variable components of compensation have a strong pay-for-performance orientation.

The Compensation Committee considered factors other than amounts paid by the Peer Group and other sources of compensation data when determining compensation amounts, such as the individual executive’s level of responsibility, individual performance, the financial and operational performance of the Company, and the Company’s performance in relation to internal budgeted amounts and performance of competitors. Indicators of financial and operational performance considered by the Compensation Committee include, among others, total assets, core operating pre-tax income, core operating earnings per diluted common share, core operating return on average equity and book value per share. The achievements of certain strategic goals that are part of the Company’s Strategic Plan were also taken into consideration. The Compensation Committee also compared the Company’s performance against the performance of the Peer Group with respect to certain other indicators, including such performance measures as total shareholder return, return on average assets, net interest margin, and efficiency ratio.

Our 2023 Executive Compensation Program In Detail

Base Salary

As outlined above under 2023 Compensation Actions-At-A-Glance, base salary is designed to provide competitive levels of guaranteed compensation to executives based upon their experience, duties, scope of responsibility, overall individual performance, and ability to successfully navigate complexities of the greater banking environment. Additionally, the Company pays base salaries because they provide a basic level of compensation that is necessary to retain key tenured executives, which was especially critical during 2023 in light of the banking crisis in March of 2023 when several large banks faced liquidity issues that caused a run on those banks by depositors and ultimately resulted in their failure or takeover that continued at various levels throughout 2023. The Committee reviewed these factors and Pearl Meyer’s analyses, while also considering an active backdrop of a very competitive marketplace for key talent and resolved to increase the base salaries for the NEOs, effective July 2023, by 10% to better align their total compensation versus our peers. The Committee also recognized these base salary adjustments were the first increases for the President & CEO, the Senior Executive Vice President/Chief Operating Officer, and the Senior Executive Vice President/Chief Real Estate Lending Officer in over six years dating back to January 2018.

Performance-Based Annual Incentives

The Company offers NEOs the opportunity to earn performance-based annual cash incentive bonuses to drive achievement of performance goals for the year. These bonuses are provided consistent with the Company’s Annual Incentive Plan for Executives and Senior Officers (the “Incentive Bonus Plan”), which was adopted under the authority of our 2014 Omnibus Incentive Plan.

Under the Incentive Bonus Plan for 2023, the target bonus for each NEO as a percentage of his or her base salary was as follows:

• CEO/President	Fifty-five percent (55%)

• Senior Executive Vice President	Forty-five percent (45%)

For all of our NEOs, the performance criteria used were solely based on Company financial performance metrics. These criteria consisted of:

•	core operating earnings per diluted common share; and

•	core operating return on average equity, with each of these factors weighted equally.

The Compensation Committee concluded that these performance criteria continued to be appropriate for 2023. They are well-recognized measures of performance and profitability in the banking industry.

The Company uses core operating results to set Incentive Bonus Plan target performance rather than using accounting principles generally accepted in the United States (“GAAP”) measures because core operating results exclude one-time gains and losses and other non-recurring items that may be related to strategic decisions involving long-term opportunities or risk mitigation. The Company believes this measure of earnings is an important indication of ongoing operations (as defined in the Reconciliation of GAAP and Core Earnings table provided in Exhibit 99.1 on the Company’s current report on Form 8-K filed on January 25, 2024). The Company believes this earnings measure is important to management and investors in evaluating its ongoing operating performance.

For each performance factor, the threshold performance level was set at 80% of the target level, and the maximum performance level was set at 130% of the target level. Performance results within these benchmarks are linearly interpolated. Target, minimum and maximum bonus amounts for established performance targets were subject to reduction, but not increase, at the discretion of the Compensation Committee.

The target performance levels for 2023 were consistent with the Company’s Strategic Plan as approved by the Board of Directors and were set in early 2023. The performance levels determined as set forth below for the Incentive Bonus Plan for 2023 were designed by the Compensation Committee consistent with the Company’s 2023 Strategic Plan and in the context of numerous complex and uncertain risks to our 2023 performance as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on March 15, 2024. The targets set for 2023 represented a decrease compared to actual 2022 achievement levels and 2022 target performance goals.

For 2023, target level performance was set as follows:

•

Core operating earnings per diluted common share of $1.04. For this purpose, core operating earnings per diluted common share excludes the effects of the net gains or losses from the sale of securities, net gains or losses from fair value adjustments, and net gains or losses from the disposition of assets, net amortization of purchase accounting adjustments, and merger expenses.

•	Core operating return on average equity of 4.65%. For this purpose, the items excluded above for determining core operating earnings per diluted common share are also excluded.

As a result of the above considerations and based on our 2023 financial performance and consistent with our program design, the NEOs received annual incentive awards payouts of 30.0% of target.

	Performance Levels				Actual Results
Performance Factors	Below Threshold	Threshold	Target	Maximum	Achievement	Payout (as a % of Target)
Core operating earnings per diluted common share	<$0.83	$0.83	$1.04	$1.35	$0.83	60.0%
Core operating return on average equity	<3.72%	3.72%	4.65%	6.05%	3.69%	0.0%
Payout (as a % of Target)	0%	60%	100%	150%	—	30.0%

The amount of compensation earned by each of the NEO’s under the Incentive Bonus Plan for 2023 is shown in the Summary Compensation Table on page 37 in the Non-Equity Incentive Plan Compensation column.

Long-Term Equity Incentive Compensation

The Company provides the NEOs with long-term equity incentive compensation to encourage them to focus on long-term Company performance and to provide an opportunity for them to increase their ownership stake in the Company.

The Compensation Committee periodically evaluates the use of all forms of long-term equity incentive instruments. Annual equity grants to the NEOs in 2023 consisted of a 50/50 mix of performance-based and time-based equity as follows:

•	performance-based restricted stock units vesting at the end of the three-year performance period (subject to achievement of performance goals); and

•	time-based restricted stock units vesting 20% on each of the first five anniversaries of the grant, which supports our leadership retention objectives and focuses the NEOs on long-term performance.

The Compensation Committee grants performance-based and time-based restricted stock units to each of our NEOs to align with shareholder interests and to also limit shareholder dilution. Target award opportunities are determined using various factors, including individual performance, market data, and overall Company performance metrics.

The table below shows the annual equity awards, the number of target performance-based restricted stock units and time-based restricted stock units, and the grant date fair value of the awards, as reported in the Grants of Plan Based Awards in 2023 table on page 38 for each of the NEOs:

	2023 Annual Equity Awards
	Performance Based(1)		Time-Based(2)
NEO	# of Units	Grant Date $ Value	# of Units	Grant Date $ Value
John R. Buran	14,250	$284,857	14,250	$284,857
Susan K. Cullen	8,300	$165,917	8,300	$165,917
Maria A. Grasso	8,700	$173,913	8,700	$173,913
Francis W. Korzekwinski	8,300	$165,917	8,300	$165,917
Michael Bingold	8,300	$165,917	8,300	$165,917

(1)	Performance-based restricted stock units vest at the end of the three-year performance period subject to achievement of performance goals as described below.

(2)	Time-based restricted stock units vest 20% on each of the first five anniversaries of the grant, generally subject to continued employment.

In January 2023, the Compensation Committee determined the performance metrics for the performance-based restricted stock units which were the following two equally weighted metrics: (1) total charge offs, and (2) increase tangible book value per share. Performance-based restricted stock units will be earned, if at all, based on the achievement of the performance goals during the three-year performance period as determined by the Compensation Committee in its sole discretion. For each performance goal, the amount of performance-based restricted stock units that may be earned (as a percentage of the target grant amount) at each of the threshold, target and maximum levels are as follows:

	Below Threshold	Threshold	Target	Maximum
Earned PRSUs	0%	50%	100%	150%

Performance below the threshold-level during the performance period will result in no performance-based restricted stock units being earned with respect to the applicable performance goal. Performance above the maximum level during the performance period will result in no more than the maximum performance-based restricted stock units being earned with respect to the applicable performance goal. In addition, performance between the threshold-level and maximum-level will be calculated using linear interpolation.

In January of 2024, the Company’s 2021 performance-based restricted stock unit grant settled following completion of the three-year performance period (2021-2023). Target level performance for these grants was set in 2021 as follows for the two equally weighted metrics:

•	Total charge-offs of 0.30% for the performance period. For this purpose, “total charge offs” meant the three-year total of net loans charged off divided by average loans over the same period.

•	Increase Tangible Book Value of 15.00% for the performance period. For this purpose, “increase tangible book value” meant the three-year increase in tangible equity.

Based on the Company’s achievement of the performance goals in the three-year performance period, the Compensation Committee determined that the 2021 performance-based restricted stock units were earned at 140% of target.

	Performance Levels				Actual Results
Performance Factors	Below Threshold	Threshold	Target	Maximum	Achievement	Payout (as a % of Target)
Total charge-offs	>0.35%	0.35%	0.30%	0.25%	0.23%	150%
Increase Tangible Book Value	<12.00%	12.00%	15.00%	16.50%	15.89%	130%
Payout (as a % of Target)	0%	50%	100%	150%	—	140%

The 2021 performance-based restricted stock unit grants that were earned by each of our NEOs are captured in the Outstanding Equity Awards at 2023 Fiscal Year-End Table on page 40.

Other Compensation Practices, Policies and Programs

Executive Stock Ownership Guidelines

The Compensation Committee has formally established Executive Stock Ownership Guidelines for executive officers as a way to align the interests of key executives more closely with those of the Company’s shareholders. These guidelines provide a direct link between executive rewards and Company results and encourage executives to consider Company performance from a long-term as well as short-term perspective.

These stock ownership guidelines apply to all long-term equity awards made to executive officers on or after June 1, 2006. The amount to be retained depends on the executive’s position. The President/CEO, Senior Executive Vice Presidents, and Executive Vice Presidents are required to retain 50% of their “profit shares” and certain Senior Vice Presidents must retain 25% of their “profit shares.” Profit shares are defined as net shares acquired upon vesting of full-value awards following payment of applicable taxes with respect to the award. Shares subject to the ownership guidelines must be retained while the executive is employed by the Company until the executive reaches age 61, after which time the executive may dispose annually 20% of the aggregate number of profit shares then held. Compliance with these guidelines is mandatory for all executive officers of the Company.

Compensation Clawback Features

We are subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires the recovery of any bonus, or other incentive-based or equity-based compensation received from the Company, as well as any profits realized from the sale of securities of the Company, from our CEO and CFO if we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct. We have never been required to recover any compensation from our CEO or CFO under this provision. In October of 2023, the Company also adopted a clawback policy consistent with the requirements of Exchange Act Rule 10D-1 and NASDAQ Listing Rule 5608.

Anti-hedging/Pledging Policy

We have a policy prohibiting our executive officers and directors from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) in our stock, including, among other things, short sales and transactions involving publicly traded options. In addition, with limited exceptions, our executive officers are prohibited from holding our stock in margin accounts and from pledging our stock as collateral for loans. Our Insider Trading Policy, which is applicable to all levels of employees and to our directors, also prohibits all hedging transactions in our equity securities, regardless of whether or not such securities were granted as our compensation. These policies further align executives’ interests with those of our shareholders.

Retirement Benefits

Tax-Qualified Retirement Benefits

The Company provides tax-qualified retirement benefits to substantially all of its employees, including the NEOs, in order to provide a competitive compensation package within the market in which the Company operates.

In 2006, the Company froze its defined benefit Retirement Plan and replaced it with the Defined Contribution Retirement Program (“DCRP”). Under the DCRP, employees receive an annual Company contribution equal to 4% of their eligible base salary (up to tax law limits). In 2019, the Company froze eligibility to the DCRP, excluding new hires who joined the Company after 2019.

The Company offers a tax-qualified retirement savings plan pursuant to which all full-time employees are eligible to contribute up to 25% of their annual salary on a pre-tax and/or post-tax basis (subject to tax law limits). The Company matches 50% of the first 6% of salary contributed by the employee. Additionally, the Company may make a profit-sharing contribution in an amount determined by the Company’s Board of Directors each year in its discretion. Employees who joined the Company after 2019 are ineligible to participate in that profit sharing. For 2023, the contribution was approximately 1.5% of eligible compensation (defined generally as base salary and annual bonus, subject to tax law limits).

Supplemental Retirement Benefits

In addition to the tax-qualified retirement benefits discussed above, the Company provides the named executive officers and certain other executives with the opportunity to participate in a supplemental retirement plan, the Supplemental Savings Incentive Plan (“SSIP”), which offers these individuals the opportunity to receive certain benefits not permitted to be provided under the tax-qualified plans due to tax law limitations. However, the SSIP does not provide credits for DCRP contributions which cannot be made to the tax-qualified plan to the extent base salary exceeds tax law limits.

The SSIP allows participating executives to defer a portion of their compensation. For amounts earned for 2019 or later, participating executives have the ability to defer up to 80% of their base salary and 100% of their bonus and incentive compensation into the SSIP. The Bank matches 50% of each participant’s eligible contributions to the SSIP. The maximum amount of the match, which varies by participant, is generally between 5% and 7% of base salary.

The Company also credits each participant’s account in the SSIP with a number of phantom shares of common stock of the Company equal to the number of shares of common stock that would have been contributed to the participant’s profit-sharing account under the tax-qualified plan but were not due to tax law limits. When dividends are paid on the common stock, dividend equivalents are deemed reinvested in additional phantom shares. These amounts are required to remain invested as phantom shares of Company common stock (whose value is determined by reference to the price of the Company’s common stock) until the participant’s termination of employment, thereby further aligning our executives’ interests with those of our shareholders. The Company wants management-level employees to have a significant investment in Company common stock and believes it is appropriate to have a portion of their supplemental retirement benefits invested in this way.

Pursuant to the terms of his employment agreement, Mr. Buran participated in a supplemental executive retirement plan (the “SERP”) as discussed in detail under the heading “Potential Payments Upon Termination or Change of Control” on page 45.

Perquisites and Other Personal Benefits

Perquisites and other benefits represent a small part of the Company’s overall compensation package and are offered only after consideration of business needs. Perquisites and other personal benefits provided to the NEOs are reviewed annually. The NEOs are provided with the use of a Company automobile or a car allowance. The use of company automobiles and car allowance are largely for business purposes. NEOs bear the tax cost attributable to their personal usage of the Company automobile. Attributed costs of this perquisite and other personal benefits for the NEOs for the fiscal year ended December 31, 2023, are not included in the Summary Compensation Table on page 37 since the aggregate incremental cost to the Company due to personal use for each named executive officer was less than $10,000.

Each NEO and certain other officers are offered the opportunity to participate in the Bank Owned Life Insurance (“BOLI”) provided by the Bank. In the event of a BOLI participant’s death while employed by the Bank, his or her beneficiaries are entitled to a death benefit from the policy equal to two times the participant’s base salary at the time of death. Upon retirement from the Bank with five years of service, the death benefit coverage under the policy reduces to one time the base salary plus $50,000. Upon a participant’s termination of employment from the Bank, after five years of service but before eligibility for retirement, the death benefit coverage under the policy reduces to one time the base salary. At the time the Bank purchased the insurance policy providing for this coverage, it paid a single premium intended to fully fund the policy. The Summary Compensation Table on page 37 reflects the value of the insurance coverage provided under the policy in accordance with Internal Revenue Service guidelines.

Employment Agreements

The Company has entered into employment agreements with the NEOs. Information regarding payments to the NEOs pursuant to such employment agreements upon termination of employment or a change of control is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 45.

Risk Assessment of Executive Officer Compensation

In 2023, we continued to enhance our risk assessment processes to comply with the United States Department of the Treasury’s requirement that all incentive plans be reviewed to ensure they do not motivate unnecessary or excessive risk that threatens the value of the Company. The Company is regulated by the Federal Reserve and the Bank, which is a New York State chartered commercial bank, is regulated by the New York Department of Financial Services and the Federal Deposit Insurance Corporation. We have always adhered to a conservative and balanced approach to risk. Our management and Board conduct regular reviews of our business in an effort to ensure we remain within appropriate regulatory guidelines and appropriate practice. We believe that our compensation programs reflect a balanced approach to rewarding performance across many different types of financial, customer, and employee performance measures.

Risk Assessment of Senior Executive Officer Plans

The Compensation Committee has reviewed the compensation programs for senior executive officers with the Company’s Chief Risk Officer. The Incentive Bonus Plan, which provides annual performance-based incentive compensation to our NEOs and other senior officers, contains a number of features that discourage our executives from taking unnecessary and excessive risk, including the following:

•	Performance targets are determined by the Compensation Committee and the Board based on the Company’s Strategic Plan as approved by the Board.

•

The performance measures applicable for the Chief Executive Officer and Senior Executive Vice Presidents are 100% based on Company-wide performance, and the measures applicable for the other participants, including the Executive Vice Presidents, are at least 70% based on Company-wide performance, thereby encouraging the entire management team to make decisions focused on the best long-term interests of the Company as a whole rather than on particular business lines.

•	There is a limit on the amount which can be paid to any executive under the plan, regardless of the amount by which performance exceeds target levels.

•

The Compensation Committee and the Board have discretion to reduce the amount of annual incentive payable below the amount otherwise earned under the plan formula, if it believes that the formulaic payout is not warranted that year, and in the past have exercised such discretion. While the annual Incentive Bonus Plan rewards achievement of short-term goals, the Company has several programs which encourage long-term value creation. Equity awards under the Company’s 2014 Omnibus Incentive Plan are granted by the Compensation Committee subject to Board approval. Since 2019 the equity grants to senior executives have provided for both time-based restricted stock units that vest in equal installments over a five-year period from the date of grant and performance-based restricted stock units that vest at the end of the three-year performance period (subject to achievement of performance goals). Moreover, the Company’s Executive Stock Ownership Guidelines require executive officers to hold a specified percentage of the shares acquired as equity awards throughout the period of their employment, except as described under the heading “Executive Stock Ownership Guidelines” on page 32. In addition, the Company’s Supplemental Savings Incentive Plan provides that amounts that cannot be credited as tax-qualified profit-sharing contributions be credited in the form of phantom shares of Company common stock and be held in such form until termination of employment.

We believe that our approach to goal setting, setting of targets with payouts at multiple levels of performance, evaluation of performance results, and negative discretion in the payout of incentives helps to mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives. Features of our programs reflect sound risk management practices. We believe that we have allocated our compensation among base salary and short- and long-term incentive compensation in such a way as to not encourage excessive risk-taking. Moreover, the multi-year vesting of our equity awards and our share ownership guidelines enhance risk management over time.

In addition, both the senior executive officer plans and the employee compensation plans are subject to controls which mitigate the risks inherent in these plans. These controls include our risk review with the Company’s Chief Risk Officer, accounting processes, internal and external audit functions, and processes surrounding internal control over financial reporting and disclosure controls.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Sam S. Han, Chairman Alfred A. DelliBovi Steven J. D’Iorio Louis C. Grassi, CPA Donna M. O’Brien

Summary Compensation Table

The table below summarizes the total compensation of each of the named executive officers for the fiscal years ended December 31, 2023, 2022 and 2021. The Company has entered into employment agreements with the named executive officers. A description of the material terms of these employment agreements is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 45.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)		Total ($)

John R. Buran	2023	1,105,721	—	569,715	—	191,483	38,986	136,750	(4)	2,042,655
President and Chief Executive	2022	1,055,000	—	590,085	—	525,910	—	191,494		2,362,489
Officer of the Company and the Bank	2021	1,055,000	—	507,650	—	659,375	49,727	262,508		2,534,260

Susan K. Cullen	2023	489,242	—	331,834	—	69,320	—	60,956	(5)	951,352
Senior Executive Vice President,	2022	466,454	—	291,276	—	186,157	—	83,126		1,027,013
Treasurer and Chief Financial Officer of the Company, and the Bank	2021	448,800	—	251,056	—	224,400	—	108,972		1,033,228

Maria A. Grasso	2023	568,105	—	347,826	—	80,494	—	68,728	(6)	1,065,153
Senior Executive Vice	2022	542,045	—	311,364	—	216,164	—	95,196		1,164,769
President and Chief Operating Officer of the Company and the Bank, and Corporate Secretary	2021	542,045	—	284,284	—	271,023	—	128,900		1,226,252

Francis W. Korzekwinski	2023	493,600	—	331,834	—	69,937	37,265	61,770	(7)	994,406
Senior Executive Vice President	2022	470,957	—	291,276	—	187,815	—	84,844		1,034,892
and Chief of Real Estate Lending of the Company and the Bank	2021	470,957	—	251,056	—	235,479	(20,872)	113,762		1,050,382

Michael Bingold	2023	419,231	—	331,834	—	59,400	—	55,142	(8)	865,607
Senior Executive Vice President	2022	399,423	—	291,276	—	159,518	—	72,656		922,873
and Chief Retail and Client Development Officer of the Company and the Bank	2021	370,000	—	251,056	—	185,000	—	91,776		897,832

(1)

Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into the 401(k) Savings Plan or the Supplemental Savings Incentive Plan (“SSIP”). Amounts deferred into the SSIP in 2023 are shown in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation Table on page 44.

(2)

Reflects the grant date fair value (excluding the effect of estimated forfeitures) for the grants of restricted stock units and performance restricted stock units (at target level of performance) made in the fiscal years ended December 31, 2023, 2022 and 2021, which were granted pursuant to the 2014 Omnibus Incentive Plan. If the performance restricted stock units were valued based on achievement of maximum level of performance, the amounts in the Stock Awards column for the performance restricted stock units in 2023 (and reflected in the Grants of Plan Based Awards Table), 2022, and 2021, respectively, would be: $427,286, $442,564, and $325,358 for Mr. Buran; $248,876, $218,457, and $160,602 for Ms. Cullen; $260,870, $233,523, and $171,678 for Ms. Grasso; $248,876, $218,457, and $160,602 for Mr. Korzekwinski; and $248,876, $218,457, and $160,602 for Mr. Bingold. Assumptions used in the calculation of such amounts are included in note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2024.

(3)

Reflects the actuarial change in the present value of the named executive officer’s benefits under the Retirement Plan, which is the Bank’s only defined benefit pension plan. For 2023, the actuarial change in present value of Mr. Buran’s and Mr. Korzekwinski’s benefits under the Retirement Plan was $38,986 and $37,265, respectively. Amounts are determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The Retirement Plan was frozen effective September 30, 2006. Ms. Cullen, Ms. Grasso and Mr. Bingold are not eligible to participate in the Retirement Plan because it was frozen before they satisfied the eligibility requirements. There are no above-market or preferential earnings on deferred compensation because earnings under all non-qualified deferred compensation plans are pegged to investments that are available to the general public.

(4)

Consists of $9,900 in matching contributions to the 401(k) Savings Plan, $13,200 in contributions to the Defined Contribution Retirement Program (“DCRP”), $4,950 in profit sharing contributions, $92,634 in contributions allocated by the Company pursuant to the SSIP, and $16,066 representing the value attributable to Bank Owned Life Insurance provided by the Bank (in accordance with the Internal Revenue Service guidelines).

(5)

Consists of $9,900 in matching contributions to the 401(k) Savings Plan, $13,200 in contributions to the DCRP, $4,950 in profit sharing contributions, $31,684 in contributions allocated by the Company pursuant to the SSIP, and $1,222 representing the value attributable to Bank Owned Life Insurance provided by the Bank (in accordance with the Internal Revenue Service guidelines).

(6)

Consists of $9,900 in matching contributions to the 401(k) Savings Plan, $13,200 in contributions to the DCRP, $4,950 in profit sharing contributions, $39,211 in contributions allocated by the Company pursuant to the SSIP, and $1,467 representing the value attributable to Bank Owned Life Insurance provided by the Bank (in accordance with the Internal Revenue Service guidelines).

(7)

Consists of $9,900 in matching contributions to the 401(k) Savings Plan, $13,200 in contributions to the DCRP, $4,950 in profit sharing contributions, $32,144 in contributions allocated by the Company pursuant to the SSIP, and $1,576 representing the value attributable to Bank Owned Life Insurance provided by the Bank (in accordance with the Internal Revenue Service guidelines).

(8)

Consists of $9,900 in matching contributions to the 401(k) Savings Plan, $13,200 in contributions to the DCRP, $4,950 in profit sharing contributions, $25,877 in contributions allocated by the Company pursuant to the SSIP, and $1,215 representing the value attributable to Bank Owned Life Insurance provided by the Bank (in accordance with the Internal Revenue Service guidelines).

Grants of Plan Based Awards in 2023

All stock and non-equity incentive plan awards granted by the Company to the named executive officers in 2023 are shown in the following table. They were all granted under the 2014 Omnibus Incentive Plan.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John R. Buran	1/26/2023	382,965	638,275	957,413
	1/26/2023				7,125	14,250	21,375		284,857
	1/26/2023							14,250	284,857
Susan K. Cullen	1/26/2023	138,640	231,066	346,599
	1/26/2023				4,150	8,300	12,450		165,917
	1/26/2023							8,300	165,917
Maria A. Grasso	1/26/2023	160,987	268,312	402,469
	1/26/2023				4,350	8,700	13,050		173,913
	1/26/2023							8,700	173,913
Francis W. Korzekwinski	1/26/2023	139,874	233,124	349,686
	1/26/2023				4,150	8,300	12,450		165,917
	1/26/2023							8,300	165,917
Michael Bingold	1/26/2023	118,800	198,000	297,000
	1/26/2023				4,150	8,300	12,450		165,917
	1/26/2023							8,300	165,917

(1)

Reflects total amounts payable under the Incentive Bonus Plan at threshold, target and maximum levels of performance. For 2023, amounts were payable for performance at 30.0% of target level for Mr. Buran, Ms. Cullen, Ms. Grasso, Mr. Korzekwinski, and Mr. Bingold. The performance targets and the extent to which they were achieved are discussed in “Executive Compensation—Compensation Discussion and Analysis” under the subheading “Performance-Based Annual Incentives” on page 30.

(2)

Reflects the threshold, target and maximum payouts for the performance restricted stock units for the three-year performance period beginning January 1, 2023, and ending December 31, 2025. The target payout is equal to 100% of the granted units and represents the number of performance restricted stock units that may be earned for achieving the target level of performance for both performance goals; the maximum payout is 150% of the target number of performance restricted stock units and represents the number of performance restricted stock units that may be earned for achieving the maximum level of performance for both performance goals; and the threshold payout is 50% of the target number of performance restricted stock units and represents the number of performance restricted stock units that may be earned for achieving the threshold level of performance for both performance goals. No performance restricted stock units are earned for below threshold level of performance.

(3)

All of these awards are grants of restricted stock units. They vest 20% per year beginning on the first anniversary of the date of grant subject to continued employment, but vest in full upon the holder’s retirement (with the exception of 2,500 restricted stock units granted to each NEO), death or disability, or upon a change of control. See “Long-Term Equity Incentive Compensation” on page 31. The restricted stock units provide for current payment of cash dividends.

(4)

Reflects the grant date fair value (excluding the effect of estimated forfeitures) for each award. Amounts assume target level performance for the performance restricted stock units. Assumptions used in the calculation of such amounts are included in note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2024.

Outstanding Equity Awards at 2023 Fiscal Year-End

			Stock Awards
Name:	Grant Date		Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
John R. Buran	1/26/2023		14,250	234,840	14,250	234,840
	1/27/2022		9,400	154,912	5,875	96,820
	1/28/2021		8,384	138,168	—	—
	1/28/2021	(4)	16,410	270,437	—	—
	1/30/2020		4,700	77,456	—	—
	1/31/2019		2,350	38,728	—	—

Totals			55,494	914,541	20,125	331,660

Susan K. Cullen	1/26/2023		8,300	136,784	8,300	136,784
	1/27/2022		4,640	76,467	2,900	47,792
	1/28/2021		4,147	68,343	—	—
	1/28/2021	(4)	8,100	133,488	—	—
	1/30/2020		2,320	38,234	—	—
	1/31/2019		1,160	19,117	—	—

Totals			28,667	472,433	11,200	184,576

Maria A. Grasso	1/26/2023		8,700	143,376	8,700	143,376
	1/27/2022		4,960	81,741	3,100	51,088
	1/28/2021		4,720	77,786	—	—
	1/28/2021	(4)	8,659	142,700	—	—
	1/30/2020		2,480	40,870	—	—
	1/31/2019		1,240	20,435	—	—

Totals			30,759	506,908	11,800	194,464

Francis W. Korzekwinski	1/26/2023		8,300	136,784	8,300	136,784
	1/27/2022		4,640	76,467	2,900	47,792
	1/28/2021		4,147	68,343	—	—
	1/28/2021	(4)	8,100	133,488	—	—
	1/30/2020		2,320	38,234	—	—
	1/31/2019		1,160	19,117	—	—

Totals			28,667	472,433	11,200	184,576

Michael Bingold	1/26/2023		8,300	136,784	8,300	136,784
	1/27/2022		4,640	76,467	2,900	47,792
	1/28/2021		4,147	68,343	—	—
	1/28/2021	(4)	8,100	133,488	—	—
	1/30/2020		2,320	38,234	—	—
	1/31/2019		600	9,888	—	—

Totals			28,107	463,204	11,200	184,576

(1)

Generally, restricted stock units vest at a rate of 20% per year over a period of five years, with immediate vesting on retirement (with the exception of 2,500 restricted stock units granted to each NEO on January 26, 2023), death or disability, or upon a change of control.

(2)	Market value is based on the closing market price of the Company’s common stock on December 31, 2023, which was $16.48.
(3)

Vesting of the performance restricted stock units granted in 2022 and 2023 occurs on a 3-year cliff basis and has a payout range of 0% to 150% of target based on achievement of performance goals over a 3-year performance period beginning on January 1 in the year of grant and ending on December 31 three years from date of grant. The number of units in this column for the 2022 grant and 2023 grant represents threshold and target payouts, respectively, as performance, as of December 31, 2023, was trending at threshold for the 2022 grant and at target for the 2023 grant.

(4)

The amount reported is the actual number of shares underlying the performance restricted stock units granted in 2021 that were earned based on achievement of the performance goals attained during the 2021-2023 performance cycle that ended on December 31, 2023, and remained subject to continued time-based vesting through January 25, 2024.

Stock Vested in 2023

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John R. Buran	23,346	456,430
Susan K. Cullen	11,527	225,360
Maria A. Grasso	12,615	246,545
Francis W. Korzekwinski	11,527	225,360
Michael Bingold	9,847	193,249

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Bank’s Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

John R. Buran	Retirement Plan	5.8	350,943	—
Susan K. Cullen(3)	Retirement Plan	—	—	—
Maria A. Grasso(3)	Retirement Plan	—	—	—
Francis W. Korzekwinski	Retirement Plan	13.0	571,065	—
Michael Bingold(3)	Retirement Plan	—	—	—

(1)	Number of years of credited service was frozen under the Retirement Plan as of September 30, 2006.
(2)

Present value of accumulated benefit as of December 31, 2023. See note 12 to the Company’s audited financial statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on March 15, 2024 for the assumptions used in determining this value. Estimated annual retirement benefit payable as a single life annuity at age 74 for Mr. Buran and age 62 for Mr. Korzekwinski (which is the earliest year Mr. Korzekwinski would receive unreduced retirement benefits), based on the assumption that such officers retire at age 74 and age 62, respectively.

(3)

Ms. Grasso, Ms. Cullen and Mr. Bingold joined the Company in May of 2006, August of 2015 and May of 2013, respectively. Ms. Grasso, Ms. Cullen, and Mr. Bingold are not eligible for the Bank’s Retirement Plan because they did not satisfy the one year of service eligibility requirement prior to the plan freeze.

Participants in the Retirement Plan earn a full annual retirement benefit at normal retirement age (the later of age 65 or the fifth anniversary of participation) equal to the sum of (1) 2% of “average annual earnings” (the average annual base salary for the three consecutive years out of the final ten years of service which produces the highest average) times years of credited service prior to March 1, 1993, up to 30 years, plus (2) 1.6% of “average annual earnings” times years of credited service after February 28, 1993, plus (3) 0.45% of “average annual earnings” in excess of “average social security compensation” (as determined pursuant to Internal Revenue Service regulations) times years of credited service after February 28, 1993. The total years of credited service taken into account cannot exceed 35 years. Participants also earn a full annual retirement benefit upon retirement at age 62 with 20 years of service. Participants earn a reduced annual early retirement benefit upon retirement at age 60 (without regard to their years of service) or if their age plus the number of years of credited service equals 75. The early retirement benefit is generally the full retirement benefit reduced by 0.25% for each month the benefit commences prior to age 65 (prior to age 62 if the retiree has 20 years of service).

The Retirement Plan was frozen effective as of September 30, 2006. As a result, no additional benefits will accrue after that date. In applying the above benefit formulas, compensation and service after September 30, 2006, are disregarded, except that service after that date will continue to be recognized in determining vested service and eligibility for early retirement. Compensation taken into account under the plan was limited by the Internal Revenue Code. The limit that was in effect at the time of the plan freeze was $210,000.

Benefits under the Retirement Plan are paid in the form of a monthly annuity for the life of the retiree. Retirees may elect one of several actuarially equivalent alternative annuity forms of benefit under which monthly benefits would be reduced during the life of the retiree but benefits would continue to be payable after the retiree’s death, either for the life of the retiree’s beneficiary or for a specified number of years

Annual benefits under the Retirement Plan are limited by federal tax laws. As a general rule, during 2023, annual benefits were limited to $265,000. The Retirement Plan is funded by the Bank on an actuarial basis. Participants earn a vested right to their accrued retirement benefit upon completion of five years of service with the Bank or its participating affiliates.

Nonqualified Deferred Compensation

Pursuant to the Bank’s Supplemental Savings Incentive Plan (“SSIP”), eligible officers, including all the named executive officers, may defer a portion of their compensation and receive matching credits with respect to such deferrals. Deferral elections are made by eligible executives in December of each year for amounts to be earned for the following year. For amounts earned prior to 2019, eligible executives were able to elect to defer up to 15% of salary less 6% of their compensation as defined under the Bank’s 401(k) Savings Plan. For amounts earned for 2019 or later, participating executives may elect to defer up to 80% of their base salary and 100% of their bonus and incentive compensation into the SSIP. The Bank matches 50% of each participant’s eligible contributions to the SSIP. The maximum amount of the match, which varies by participant, is generally between 5% and 7% of base salary.

All the above credits may be invested by executives in any funds available under the SSIP. The table below shows the funds available under the SSIP, and their annual rate of return for the calendar year ended December 31, 2023, as reported by the administrator of the SSIP.

Name of Fund	Rate of Return

American Funds New World Fund R-6	16.22%
Blackrock Liquidity Funds FedFund Institutional Shares	5.01%
ClearBridge Small Cap Growth Fund Class IS	9.11%
Cohen & Steers Real Estate Securities Fund, Inc. Class Z	13.23%
Columbia Dividend Income Fund Institutional 3 Class	10.60%
Fidelity 500 Index Fund	26.29%
Fidelity Mid Cap Index Fund	17.21%
JPMorgan Large Cap Growth Fund Class R6	34.95%
JPMorgan Strategic Income Opportunities Fund Class R6	5.60%
PGIM High Yield Fund Class R6	12.31%
PIMCO Real Return Fund Institutional Class	3.74%
Pioneer Bond Fund Class K	7.05%
T Rowe Price Spectrum Conservative Allocation Fund I Class	12.05%
T Rowe Price Spectrum Moderate Allocation Fund I Class	15.17%
T Rowe Price Spectrum Moderate Growth Allocation Fund I Class	18.23%
Thornburg International Equity Fund Class R6	16.26%
Undiscovered Managers Behavioral Value Fund Class R6	14.57%

Supplemental credits, in the amount that would have been credited to a participant’s account in the 401(k) Savings Plan as discretionary profit sharing contributions but for tax code limitations, are credited under the SSIP in the form of phantom shares (whose value is determined by reference to the Company’s common stock). When dividends are paid on the common stock, dividend equivalents on such phantom shares are deemed reinvested in additional phantom shares. All phantom shares credited under the SSIP are required to remain invested as phantom shares until the participant’s termination of employment.

Amounts deferred by a participant are always fully vested. Matching credits and supplemental credits vest in accordance with the same schedule as the corresponding contributions under the tax-qualified plan, which generally vest in 20% increments upon completion of each of the first five years of service, but vest in full upon the participant’s retirement, death, or disability or upon a change of control. All the named executive officers are 100% vested under the SSIP.

Benefits under the SSIP are paid in cash, in either a lump sum payment or in annual installments, as elected by the executive. Amounts credited prior to 2010 cannot be distributed prior to a participant’s termination of employment. For amounts credited beginning in 2010, a participant may elect to have all, or a portion of the compensation deferred at the participant’s election, together with the related matching credits, distributed prior to termination of employment. The participant must specify the amount and date of distribution at the time he or she elects to defer the compensation, and the distribution date must be at least two years after the deferral election is made.

Pursuant to Mr. Buran’s employment agreement, the Company annually credited $50,000 to a bookkeeping account as a supplemental retirement benefit (“SERP”) from 2006-2015. Amounts credited to Mr. Buran’s SERP account may be invested in the same funds available under the SSIP, which funds are listed above. Mr. Buran’s SERP is discussed in further detail under the heading “Potential Payments Upon Termination or Change of Control” on page 45.

The following table provides information regarding contributions, earnings and account balances under the SSIP and the SERP. An executive’s right to receive benefits under these arrangements is no greater than the right of an unsecured general creditor of the Bank or the Company.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contribution in Last Fiscal Year(2) ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions in Last Fiscal Year(3) ($)	Aggregate Balance at Last Fiscal Year End(4) ($)
John R. Buran	199,030	92,634	309,969	(5)	238,592	5,430,410	(6)
Susan K. Cullen	58,709	31,684	156,066		—	889,341
Maria A. Grasso	68,173	39,211	48,355		82,116	1,032,879
Francis W. Korzekwinski	123,720	32,144	48,051		80,140	2,096,966
Michael Bingold	46,115	25,877	97,431		—	736,295

(1)	Reflects amounts deferred into the SSIP. These amounts are also included in the “Salary” column in the Summary Compensation Table on page 37.
(2)

Reflects Bank credits under the SSIP, including amounts credited in 2024 that relate to 2023. These amounts are also reported in the “All Other Compensation” column in the Summary Compensation Table on page 37.

(3)	Reflects in-service withdrawals of amounts deferred by participant and related matching contributions.
(4)

Consists of account balance on December 31, 2023, plus amounts credited in 2024 that relate to 2023. For each named executive officer, includes the following amounts which have been reported in the “Salary” column in the Summary Compensation Table for years subsequent to 2005: Mr. Buran, $2,477,598 (of which $1,663,900 has been withdrawn); Ms. Cullen, $373,807 (of which $0 has been withdrawn); Ms. Grasso, $922,429 (of which $703,272 has been withdrawn); Mr. Korzekwinski, $1,101,879 (of which $222,411 has been withdrawn); and Mr. Bingold $258,212 (of which $0 has been withdrawn). Includes the following amounts which have been reported in the “All Other Compensation” column in the Summary Compensation Table for years subsequent to 2005: Mr. Buran, $2,407,274 (of which $831,949 has been withdrawn); Ms. Cullen $297,460 (of which $0 has been withdrawn); Ms. Grasso, $785,316 (of which $351,637) has been withdrawn); Mr. Korzekwinski, $661,073 (of which $112,636 has been withdrawn); and Mr. Bingold, $201,821 (of which $0 has been withdrawn).

(5)	Reflects unrealized gains of $156,028 under the SSIP and unrealized gains of $153,941 under the SERP.
(6)	Reflects $4,077,222 in aggregate balance under the SSIP and $1,353,188 in aggregate balance under the SERP.

Potential Payments Upon Termination or Change of Control

The following table summarizes the potential payments and benefits that each of the named executive officers would be entitled to receive upon termination of employment under various circumstances and upon a change of control of the Company or the Bank. In each case, the table assumes the executive’s termination, or the change of control occurred on December 31, 2023. The table does not include payments the executive would be entitled to receive in the absence of one of these specified events, such as, amounts payable under the Bank’s Retirement Plan (shown in the Pension Benefits Table) and amounts payable under the SSIP (shown in the Nonqualified Deferred Compensation Table) that were vested prior to the event. The table below also does not include benefits provided on a non-discriminatory basis to salaried employees generally, including accrued paid time off, and amounts payable under tax-qualified plans.

Potential Payments Upon Termination of Employment

	Cash Severance Payment	SERP Account(1)	Continuation of Medical/ Welfare Benefits(2)	Accelerated Vesting of Equity Awards(3)	Excise Tax Gross-Up	Bank Owned Life Insurance (BOLI)(4)	Total Termination Benefits
John R. Buran
Voluntary Resignation Without Good Reason or Termination for Cause	—	$1,353,188	—	—	—	—	$1,353,188
Retirement	—	$1,353,188	$164,860	$990,184	—	—	$2,508,232
Death(5)	—	$1,353,188	—	$1,072,584	—	$2,321,000	$4,746,772
Disability(5)	$2,332,049	$1,353,188	—	$1,072,584	—	—	$4,757,821
Voluntary Resignation for Good Reason or Termination Without Cause(6)	$5,651,108	$1,353,188	$164,860	—	—	—	$7,169,156
Change of Control(7)	$5,985,535	$1,353,188	$164,860	$1,072,584	—	—	$8,576,167
Susan K. Cullen
Voluntary Resignation Without Good Reason or Termination for Cause	—	—	—	—	—	—	$—
Retirement	—	—	—	—	—	—	$—
Death(5)	—	—	—	$571,312	—	$1,026,960	$1,598,272
Disability(5)	$723,761	—	—	$571,312	—	—	$1,295,073
Voluntary Resignation for Good Reason or Termination Without Cause(6)	$1,481,767	—	$242,315	—	—	—	$1,724,082
Change of Control(7)	$1,598,604	—	$242,315	$571,312	—	—	$2,412,231
Maria A. Grasso
Voluntary Resignation Without Good Reason or Termination for Cause	—	—	—	—	—	—	$—
Retirement	—	—	$233,707	$527,360	—	—	$761,067
Death(5)	—	—	—	$609,760	—	$1,192,500	$1,802,260
Disability(5)	$840,427	—	—	$609,760	—	—	$1,450,187
Voluntary Resignation for Good Reason or Termination Without Cause(6)	$1,815,040	—	$233,707	—	—	—	$2,048,747
Change of Control(7)	$1,950,710	—	$233,707	$609,760	—	—	$2,794,177
Francis W. Korzekwinski
Voluntary Resignation Without Good Reason or Termination for Cause	—	—	—	—	—	—	$—
Retirement	—	—	$177,327	$488,912	—	—	$666,239
Death(5)	—	—	—	$571,312	—	$1,036,106	$1,607,418
Disability(5)	$730,206	—	—	$571,312	—	—	$1,301,518
Voluntary Resignation for Good Reason or Termination Without Cause(6)	$1,577,001	—	$177,327	—	—	—	$1,754,328
Change of Control(7)	$1,694,879	—	$177,327	$571,312	—	—	$2,443,518

	Cash Severance Payment	SERP Account(1)	Continuation of Medical/ Welfare Benefits(2)	Accelerated Vesting of Equity Awards(3)	Excise Tax Gross-Up	Bank Owned Life Insurance (BOLI)(4)	Total Termination Benefits
Michael Bingold
Voluntary Resignation Without Good Reason or Termination for Cause	—	—	—	—	—	—	$—
Retirement	—	—	—	—	—	—	$—
Death(5)	—	—	—	$562,083	—	$880,000	$1,442,083
Disability(5)	$620,189	—	—	$562,083	—	—	$1,182,272
Voluntary Resignation for Good Reason or Termination Without Cause(6)	$1,261,234	—	$242,393	—	—	—	$1,503,627
Change of Control(7)	$1,361,352	—	$242,393	$562,083	—	—	$2,165,828

(1)	Mr. Buran is the only executive officer of the Company and the Bank who was entitled to receive a SERP benefit. The terms of the SERP are described below.
(2)	Reflects present value of such benefits using a 4.73% discount rate. See description under “Employment Agreements” following this table.
(3)

Reflects the value of restricted stock units and performance restricted stock units at target whose vesting is accelerated on the termination of employment or change of control, in each case based on the closing price of the Company’s common stock on December 31, 2023 ($16.48).

(4)

Death benefit under the BOLI policy is equal to two times the named executive officer’s base salary if the executive dies while employed by the Bank. With the exception of Ms. Cullen and Mr. Bingold, if death occurs after retirement the death benefit reduces to one time the base salary plus $50,000. If death occurs after termination of employment from the Bank the death benefit reduces to one time the base salary. For Ms. Cullen and Mr. Bingold if death occurs after retirement from the Bank the death benefit is equivalent to $100,000.

(5)

In the event of termination of employment on account of death or disability prior to a change of control, the Compensation Committee may, in its sole discretion, award the executive officer a bonus for the year of termination, in an amount determined by the Compensation Committee either at the time of termination of employment or at the time bonuses to active employees are awarded, in which case the Company would pay such bonus to the executive officer or, in the event of death, to his or her designated beneficiaries or estate, as the case may be. In the event of the executive officer’s termination of employment on account of death or disability after a change of control, the Company would pay the executive officer or, in the event of death, his or her designated beneficiaries or estate, as the case may be, a pro rata portion of the bonus for the year of termination, determined by multiplying the amount of the bonus earned by the executive officer for the preceding calendar year by the number of full months of employment during the year of termination, and then dividing by 12. The table does not include these amounts.

(6)

If termination occurs prior to a change of control, the executive’s Cash Severance Payment will include a pro rata portion of the bonus payable for the year in which the termination occurred (to the extent the performance goals for the year were satisfied).

(7)

If termination follows a change of control, the executive’s Cash Severance Payment will include a pro rata portion of his or her bonus payable for the year in which termination occurred (based on the amount of bonus earned in the prior year).

Employment Agreements

The Company and the Bank were parties to employment agreements during 2023 with Messrs. Buran, Korzekwinski and Bingold and Mses. Cullen and Grasso, (collectively, the “Employment Agreements”). The Employment Agreements provide for termination of the executive’s employment by the Bank or the Company with or without cause at any time. The executive would be entitled to a lump sum severance payment and certain health and welfare benefits upon the occurrence of certain events: (1) the Company’s or the Bank’s termination of the executive’s employment for reasons other than for cause, (2) the executive’s resignation during the 60-day period commencing six months following a change of control (as defined below) with the exception of Ms. Cullen and Mr. Bingold whose agreements do not cover this event, or (3) the executive’s resignation from the Bank and the Company following an event which constitutes “good reason.” Good reason is defined as:

•	failure to re-elect the executive to his or her current offices;

•	a material adverse change in the executive’s functions, duties or responsibilities;

•	relocation of the executive’s place of employment outside of Queens and/or Nassau Counties (unless such location has been agreed to by the executive);

•	failure to renew the Employment Agreement by the Bank or Company;

•	a material breach of the Employment Agreement by the Bank or the Company; or

•	failure of a successor company to assume the Employment Agreement.

The lump sum severance payment under the Employment Agreements would be equal to the salary payments and bonuses (based on the highest bonus received under the bonus plan in the last three years preceding termination, with the exception of Ms. Cullen and Mr. Bingold whose bonus is based on the average bonus, if any, for the three most recent calendar years ended prior to the date of termination) otherwise payable if the executive’s employment had continued for an additional 24 months (36 months in the case of Mr. Buran). In addition, the executive will receive a pro rata portion of his or her bonus payable for the year of termination (which, in the case of termination after a change of control, is based on the amount of bonus earned under the bonus plan in the prior year). Each named executive officer’s Employment Agreement, with the exception of Ms. Cullen and Mr. Bingold, with the Company provides that if the executive receives payments that would be subject to the excise tax on excess parachute payments imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to receive an additional payment, or “gross-up,” in an amount necessary to put the executive in the same after-tax position as if such excise tax had not been imposed.

The Employment Agreements entitle the executives to receive continued health and welfare benefits (including group life, disability, medical and dental benefits) for 24 months (36 months in the case of Mr. Buran) equivalent to those provided to active employees during such period, including dependent coverage. In addition, at the end of such period, the executive and his or her spouse are entitled to lifetime coverage under the Bank’s retiree medical program at the level and cost-sharing percentage in effect at the time of the executive’s termination of employment.

In the event an executive terminates employment due to “disability,” which is defined generally to mean the inability of the executive to perform his or her duties for 270 consecutive days due to incapacity, each Employment Agreement provides that the executive would receive 100% of his or her salary for the first six months, 75% for the next six months and 60% for the remainder of the term of the Employment Agreement (less any benefits payable to the executive under any disability insurance coverage maintained by the Company or the Bank). The Employment Agreements have approximately a two-year term (approximately three years in the case of Mr. Buran). These payments are shown in the Cash Severance Payment column of the above table.

In the event of an executive’s termination due to death or disability prior to a change of control, the Compensation Committee has discretion to determine whether a bonus will be paid for the year of termination. If such termination occurs after a change of control, the executive is entitled to a pro rata bonus for the year of termination based on the amount of bonus received in the prior year.

Under Mr. Buran’s Employment Agreement, the Company credited $50,000 during each of the years 2006 through 2015 to a bookkeeping account maintained by the Company and the Bank (the “SERP Account”) for the purpose of providing supplemental retirement benefits. Amounts credited to the SERP Account are invested as directed by Mr. Buran in certain funds made available by the Bank with Mr. Buran’s consent. Upon Mr. Buran’s termination of employment with the Company or the Bank by reason of his death, or upon his voluntary resignation without “good reason,” or upon his termination for “cause” (which means (1) willful failure to perform his duties under the Employment Agreement and failure to cure such failure within sixty days following written notice thereof from the Company or the Bank, or (2) intentional engagement in dishonest conduct in connection with his performance of services for the Company or the Bank, or (3) conviction of a felony), the amount then credited to the SERP Account will be promptly paid to him (or in the case of his death, to his designated beneficiaries or his estate) in a cash lump sum. However, upon Mr. Buran’s termination of employment with the Company or the Bank by reason of his retirement, disability, voluntary resignation within one year following an event that constitutes “good reason” or discharge without “cause,” or for any reason following a “change of control” (as defined below), the Company or the Bank will pay him a cash lump sum equal to (1) $500,000, without regard to the amount then credited to his SERP Account, or (2) the amount then credited to his SERP Account if such amount is greater than $500,000. Since the amount credited to the SERP account currently exceeds $500,000, the amount credited to the SERP Account will be paid to Mr. Buran upon any termination of his employment.

The Employment Agreements provide that in the event the executive’s employment terminates due to death, the executive’s beneficiaries (or estate) would receive a lump sum payment of the executive’s earned but unpaid salary, plus, in the case of Mr. Buran, payment of his SERP benefits described above.

In the event an executive terminates employment for reasons not described above or the executive’s employment is terminated for cause, the executive is entitled to receive only his or her earned but unpaid salary and any benefits payable under the terms of the Company’s and the Bank’s benefit plans.

Equity Awards

Generally, all outstanding equity awards will become fully vested upon termination of employment due to death, disability, or retirement (with the exception of 2,500 restricted stock units and 2,500 performance restricted stock units granted to each NEO on January 26, 2023), with performance restricted stock units vesting at target (other than in the case of retirement, in which case they vest based on actual achievement of the performance goals at the end of the performance period). For these purposes, disability generally means the inability to perform the essential functions of employment due to disability or incapacity for 270 consecutive days, and retirement generally means termination of employment either (i) after attainment of age 65 with five years of service, or (ii) when termination is preceded by at least five years of continuous service and the sum of age plus years of service equals or exceeds 75 years. The treatment of equity awards upon a change of control is discussed below.

Change of Control Arrangements

Upon a change of control (as defined below), in addition to the provisions of the Employment Agreements described above, (1) all outstanding restricted stock/units and performance restricted stock units held by then-current employees will immediately vest (with performance restricted stock units vesting at target to the extent the change in control occurs prior to the end of the performance period, and at actual achievement of the performance goals to the extent the change of control occurs after the end of the performance period); and (2) all outstanding stock options held by then-current employees will become immediately exercisable (as of December 31, 2023 there were no outstanding stock options).

A “change of control” is generally defined, for purposes of the Employment Agreements and benefit plans maintained by the Company or the Bank, to mean:

•	the acquisition of all or substantially all of the assets of the Bank or the Company;

•

the occurrence of any event if, immediately following such event, a majority of the members of the board of directors of the Bank or the Company or of any successor corporation shall consist of persons other than Current Members (defined as any member of the Board of Directors as of the completion of the Company’s initial public offering and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the Board of Directors);

•	the acquisition of beneficial ownership of 25% or more of the total combined voting power of all classes of stock of the Bank or the Company by any person or group; or

•

consummation of (and, in some cases, approval by the shareholders of the Bank or the Company of an agreement providing for) the merger or consolidation of the Bank or the Company with another corporation where the shareholders of the Bank or the Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation.

Risk Assessment of Non-Executive Compensation Plans

In 2023, we continued our risk assessment processes to comply with the Treasury Department requirement that all incentive plans be reviewed to ensure they do not motivate unnecessary and excessive risk that threatens the value of the Company. The Company is regulated by the Federal Reserve and the Bank, which is a New York State chartered commercial bank is regulated by the New York Department of Financial Services and the Federal Deposit Insurance Corporation. We have always adhered to a conservative and balanced approach to risk. Our management and Board conduct regular reviews of our business to ensure we remain within appropriate regulatory guidelines and appropriate practice.

In connection with the foregoing, we conducted a thorough review of our compensation plans throughout our operations. In addition to the plans for our senior executive officers (discussed in the Compensation Discussion and Analysis) we reviewed our:

•	bank goal and incentive programs for lending officers in both the commercial and residential and mixed use areas;

•	retail banking incentive programs; and

•	business banking incentive plans.

In this review we assessed the relevant features of the particular plans and programs, including metrics, targets and award amounts, including among other things:

•	whether the participant has access to or influences in any material respect the financial accounting or reporting of transactions;

•	whether and to what extent the participant’s transactions may be material to the Company;

•	what risks the business of the participant faces;

•	what risk factors of the Company are exposed to a particular business unit of the participant;

•	whether the incentive is designed reasonably to achieve the intended goals;

•	whether the incentive in the past has resulted in excessive risk to the Company;

•	whether incentive pay is high in comparison with base compensation;

•	whether adjustments may be made based on quality as well as quantity of performance; and

•	whether a plan is subject to controls on award determinations.

Risk Assessment

Both programs for mortgage loan officers have performance targets and potential award amounts set by senior management. Payment of awards is subject to reduction below the amount earned under the plan formula for unethical conduct or if management believes reduction is appropriate for other performance-related reasons. The potential risk of having an incentive award tied to loan origination volume is mitigated by the Company’s requirement that all loan originations, including the borrowers and the terms, be approved by the Bank’s Loan Committee (and, for loans above specified amounts, the Loan Committee of the Board). In addition, the employee’s bonus in any year is generally reduced to reflect delinquent loans made by the employee in the prior three years. Both the Retail and Business Banking incentive programs reward employees for various metrics of performance, which may include individual sales efforts as well as teamwork. Awards under these programs in the aggregate are not material to the Company. In addition, all of the employee compensation plans are subject to controls which mitigate the risks inherent in these plans. These controls include our accounting processes, internal audit function, and processes surrounding internal control over financial reporting and disclosure controls.

CEO Pay Ratio
In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC requires disclosure of the CEO to the median employee pay ratio. For purposes of this proxy statement, we used the same median employee identified for the 2022 proxy statement and calculated the annual total compensation for such employee using the same methodology we use for our CEO and other named executive officers as set forth in the Summary Compensation Table on page 37.
The Company believes that there have been no changes that would significantly affect the pay ratio calculation as there has been no material change in our workforce population or compensation programs in 2023.
The annual total compensation for fiscal year 2023 for our CEO was $2,042,655 as noted in the 2023 Summary Compensation Table and for our median employee it was $75,270. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2023 was 27 to 1.

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation — Compensation Discussion and Analysis” on page 23.

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 2	Average Summary Compensation Table Total for Non-PEO NEOs 3	Average Compensation Actually Paid to Non-PEO NEOs 4	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) 7	Core Operating Earnings per Diluted Common Share 8
					Total Shareholder Return 5	Peer Group Total Shareholder Return 6
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$2,042,655	$1,834,545	$969,130	$867,979	$93	$116	$28,664	$0.83
2022	$2,362,489	$2,041,226	$1,037,387	$877,141	$103	$96	$76,945	$2.49
2021	$2,534,260	$3,186,480	$1,051,924	$1,395,980	$124	$114	$81,793	$2.81
2020	$2,169,715	$1,834,306	$951,211	$778,408	$82	$90	$34,674	$1.70

1
The dollar amounts reported in column (b) are the amounts of total compensation reported for John R. Buran (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table” on page 37.

2
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Buran, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Buran during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Buran’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (i)	Equity Award Adjustments (ii)	Reported Change in the Actuarial Present Value of Pension Benefits (iii)	Pension Benefit Adjustments (iv)	Compensation Actually Paid to PEO
2023	$2,042,655	($569,715)	$400,591	($38,986)	—	$1,834,545
2022	$2,362,489	($590,085)	$268,822	—	—	$2,041,226
2021	$2,534,260	($507,650)	$1,209,597	($49,727)	—	$3,186,480
2020	$2,169,715	($465,065)	$136,469	($6,813)	—	$1,834,306

(i)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(ii)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$475,095	($132,876)	—	$1,417	—	$56,955	$400,591
2022	$458,015	($271,353)	—	$3,102	—	$79,058	$268,822
2021	$674,025	$463,652	—	$35,044	—	$36,876	$1,209,597
2020	$386,575	($260,706)	—	($27,830)	—	$38,430	$136,469

(iii)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(iv)	There is no pension service cost or prior pension service cost in any applicable year.
3
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Buran, who has served as our CEO since 2005) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Buran) included for purposes of calculating the average amounts in each applicable year (2020-2023) are the same and as follows: Susan K. Cullen, Maria A. Grasso, Francis W. Korzekwinski and Michael Bingold.

4
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Buran), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Buran) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Buran) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (i)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments (iii)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$969,130	($335,832)	$243,997	($9,316)	—	$867,979
2022	$1,037,387	($296,297)	$136,051	—	—	$877,141
2021	$1,051,924	($259,363)	$598,201	$5,218 (ii)	—	$1,395,980
2020	$951,211	($233,522)	$83,617	($22,898)	—	$778,408

(i) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$280,056	($66,552)	—	$852	—	$29,641	$243,997
2022	$229,982	($131,882)	—	$2,200	—	$35,751	$136,051
2021	$344,366	$221,338	—	$14,794	—	$17,703	$598,201
2020	$194,110	($116,674)	—	$(10,748)	—	$16,929	$83,617

(ii)
For 2021, the positive adjustment of $5,218 reflects the average of the amount that results from reversing the compensation (including both positive and negative amounts) reported in the “Change in Pension Value and Nonqualified Deferred Compensation” column of the Summary Compensation Table for 2021.

(iii)	There is no pension service cost or prior pension service cost in any applicable year.
5
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6	The peer group used for this purpose is the following published weighted industry index: S&P U.S. BMI Banks – Mid-Atlantic Region Index.
7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
8
While the Company uses numerous financial and
non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Core Operating Earnings per Diluted Common Share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. Core Operating Earnings per Diluted Common Share excludes the effects of the net gains or losses from the sale of securities, net gains or losses from fair value adjustments, and net gains or losses from the disposition of assets, net amortization of purchase accounting adjustments, and merger expenses.

Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on the goal of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Core Operating Earnings per Diluted Common Share

•	Core Operating Return on Average Equity

•	Tangible Book Value

•	Total Charge-offs

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of these Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
As outlined in the Pay versus Performance table above, the amount of compensation actually paid to Mr. Buran and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Buran) is aligned with the Company’s cumulative TSR over the three years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. Buran and to the other NEOs is tied to the performance of the Company. Generally, Company performance is directly reflected in TSR.
Compensation Actually Paid and Net Income
As outlined in the Pay versus Performance table above, the amount of compensation actually paid to Mr. Buran and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Buran) is aligned with the Company’s net income over the three years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Core Operating Earnings per Diluted Common Share (“Core EPS”), which the Company does use when setting goals in the Company’s short-term incentive compensation program for the NEOs. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis – Performance Based Annual Incentives”.
Compensation Actually Paid and Core EPS
As outlined in the Pay versus Performance table above, the amount of compensation actually paid to Mr. Buran and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Ms. Buran) is aligned with the Company’s Core EPS over the three years presented in the table. The alignment of compensation actually paid with the Company’s Core EPS over the period presented is because a significant portion of the compensation actually paid to Mr. Buran and to the other NEOs is tied to the success of ongoing operations – which Core EPS captures. The Company believes this earnings measure is important to management and investors in evaluating its ongoing operating performance. Core EPS is a recognized industry metric and is a well-recognized measure of performance and profitability in the banking industry.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As outlined in the Pay versus Performance table above, the Company’s cumulative TSR over the four years presented in the table was negative 7%, while the cumulative TSR of the peer group presented for this purpose, the S&P U.S. BMI Banks –
Mid-Atlantic
Region Index, was 17% over the same period. The Company’s cumulative TSR underperformed against the S&P U.S. BMI Banks –
Mid-Atlantic
Region Index over the four years presented in the table.

PROPOSAL NO. 2

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in 2010, requires that we include in this proxy statement an advisory shareholder vote on the compensation of the Company’s named executive officers as described in this proxy statement. Because the vote is advisory, it is not binding on us, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, our Board of Directors, our Compensation Committee, and management value the opinions expressed by our shareholders and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

At our 2023 Annual Meeting, approximately 88% of the votes cast on the say-on-pay proposal were in favor of our named executive officers’ compensation. The Company has acted over the past year to once again engage our shareholders to better understand their views and make enhancements, if necessary, to our compensation programs, as outlined in the Compensation Discussion & Analysis section of this proxy statement, which include:

•

Compensation Philosophy—We target a competitive range built around the median for each named executive officer, taking into consideration experience, role, contributions, and criticality. Ultimate pay outcomes, such as earned bonuses and the value of equity grants when they are realized by participants will be highly dependent on Company and individual performance.

•

Base Salary— The Committee met in November 2022 and subsequently in January 2023 to review the benchmarking analyses prepared by our independent compensation consultant, Pearl Meyer. The benchmarking analyses, along with a variety of other factors, are used to set 2023 pay levels. At that time, the analyses indicated that the base salaries of the Company’s NEOs were generally aligned within a competitive range of the market. Accordingly, the Committee resolved in January 2023 that no base salary increases would be given to the Company’s NEOs.

However, following the 2023 proxy season, in June of 2023, Pearl Meyer assessed the competitiveness of the Company’s executive compensation in an interim review utilizing recently disclosed proxy data and updated survey data where available.

The Committee recognizes that base salary is designed to provide competitive levels of guaranteed compensation to executives based upon their experience, duties, scope of responsibility, overall individual performance, and ability to successfully navigate complexities of the greater banking environment. Additionally, the Company pays base salaries because they provide a basic level of compensation that is necessary to retain key tenured executives, which was especially critical during 2023 in light of the banking crisis in March of 2023 when several large banks faced liquidity issues that caused a run on those banks by depositors and ultimately resulted in their failure or takeover that continued at various levels throughout 2023. The Committee reviewed these factors and Pearl Meyer’s June 2023 analyses, while also considering an active backdrop of a very competitive marketplace for key talent and resolved to increase the base salaries for the NEOs, effective July 2023, by 10% to better align their total compensation versus our peers. The Committee also recognized these base salary adjustments were the first increases for the President & CEO, the Senior Executive Vice President/Chief Operating Officer, and the Senior Executive Vice President/Chief Real Estate Lending Officer in over six years dating back to January 2018.

In November of 2023 and in January of 2024, the Compensation Committee convened to review 2023 Company performance and pay levels versus a benchmarking analysis provided by Pearl Meyer which is used to set 2024 pay levels. The Pearl Meyer analysis indicated that the base salaries of the NEOs were generally aligned within a competitive range of the market. Accordingly, the Compensation Committee did not adjust any of the NEOs’ base salaries in January of 2024.

•

Performance Based Equity—For 2023, the Compensation Committee again granted target long-term annual incentive awards using a 50%/50% mix of performance based restricted stock units and time-based restricted stock units to each of the NEOs. Performance based restricted stock unit awards vest at the end of a three-year performance period (subject to achievement of performance goals).

The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

The Compensation Committee has overseen the development of our compensation program that is described in the Compensation Discussion and Analysis section of this proxy statement and in the tables and narrative in the Executive Compensation section of this proxy statement. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific strategic goals of the Company, and that the Company’s executive compensation program has succeeded in aligning executive pay with Company performance. In addition, our program aligns executives’ interests with those of the shareholders by imposing five-year time-based vesting on restricted stock unit awards and long-term stock retention requirements, with the ultimate objective of improving shareholder value. Since 2019, performance based restricted stock units have also been granted as a component of the long term incentive compensation mix, vesting at the end of the three-year performance period (subject to achievement of performance goals) in an effort to better align the Company’s current long-term incentive approach with its compensation philosophy and objectives. The program is also designed to attract and to retain highly talented executives who are critical to the successful implementation of the Company’s strategic business plan.

Our Board of Directors believes that our enhanced executive compensation program is well-designed, appropriately aligns executive pay with Company performance, and incentivizes desirable executive performance. Therefore, the Board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL NO. 3

APPROVAL OF THE COMPANY’S 2024 OMNIBUS INCENTIVE PLAN

The Board of Directors recommends that stockholders approve the 2024 Omnibus Incentive Plan (the “2024 Plan”). Based upon the recommendation of the Compensation Committee, the Board of Directors unanimously approved the 2024 Plan in March 2024 which authorizes issuance of 974,000 shares. The 2024 Plan will become effective May 29, 2024, subject to stockholder approval at our annual meeting and will replace our 2014 Omnibus Incentive Plan. The 2024 Plan would govern grants of stock-based awards to employees and directors, which is an important component of our compensation programs and encourages the alignment of compensation with stockholder interests. The complete text of the 2024 Plan approved by the Board of Directors is attached as Appendix A to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix A.

Why Stockholders Should Approve the 2024 Omnibus Incentive Plan

Equity compensation is an essential part of our compensation program to help us attract and retain talent in order to deliver on our strategy and create stockholder value. We believe our future success depends on our ability to attract, motivate and retain high quality employees and approval of the 2024 Plan is critical to achieving this success.

The use of stock as part of our compensation program is important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on our performance.

Finally, we believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity and, therefore, we have carefully managed our equity incentive compensation. We believe our historical share usage has been responsible and mindful of stockholder interests, as described further below.

Plan Overview

Since 2014, the Company has been providing equity compensation under the 2014 Omnibus Incentive Plan. On February 29, 2024, there were 532,702 shares remaining available for awards under the 2014 Omnibus Incentive Plan. No awards will be granted under the 2014 Omnibus Incentive Plan after February 29, 2024, but outstanding awards granted prior to such date will continue in accordance with their terms.

The 2024 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2024 Plan, like the 2014 Omnibus Incentive Plan, will permit the grant of stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units (“RSUs”), performance-based restricted stock units (“PRSUs”), and other stock-based awards. Like the 2014 Omnibus Incentive Plan, the 2024 Plan will also provide for cash performance awards. Currently, awards to employees primarily consist of restricted stock units and performance-based restricted stock units. The 2024 Plan is flexible and will allow us to change equity grant practices from time to time. Awards to non-employee directors have in recent years consisted of RSUs.

Determination of Shares under the 2024 Plan and Equity Usage

The Compensation Committee and the Board of Directors examined a number of factors, including our burn rate, dilution, projected growth of the Company and potential future acquisition of managerial talent in reaching its decision to authorize 974,000 shares under the 2024 Plan. Following the approval of the 2024 Plan, our potential dilution would be approximately 5.4% of our fully diluted shares outstanding. The dilution figure includes the sum of outstanding stock options, unvested restricted stock units, performance-based restricted stock units and the 974,000 shares authorized under the 2024 Plan. The Company’s burn rate over the last three years has averaged 0.97% of shares outstanding compared against a burn rate benchmark of 1.05%. We generally calculate burn rate as the annual amount of equity granted divided by the basic weighted average common shares outstanding as of fiscal year-end. We believe these figures are in line with industry norms and generally acceptable to our institutional investors.

Key Features of the 2024 Plan and Compensation Practices to Protect Stockholder Interests

•

Independent Plan Administrator: The 2024 Plan is administered by a committee comprised of “independent directors” and meets the definition required by NASDAQ and the definition of “non-employee director” under SEC Rule 16b-3;

•	No Repricing of Options or SARs: The 2024 Plan does not allow repricing, amendment, or exchange of outstanding options/SARS without stockholder approval;

•	No Discounted Awards: The exercise price per share of stock under an option or SAR award must be not less than the fair market value of the common stock of the Company on the date of grant;

•	Minimum Vesting: Awards (other than cash performance awards) to employees are generally subject to a minimum vesting period of three years;

•	No “Evergreen” Provision: The 2024 Plan does not contain an evergreen provision and authorizes a fixed number of shares available for grant;

•	No “Liberal” Change-in-Control: The 2024 Plan requires the consummation of a merger or similar transaction and a minimum acquisition of 25% of the outstanding shares before a change-in-control occurs;

•

Dividends or dividend equivalents: Dividends and dividend equivalents with respect to performance-based awards may accrue during the performance period, but may only be paid to the extent the performance award is earned; and

•

No hedging: We adopted a hedging policy in 2006 prohibiting our executives from “trading in any interest, security, or position relating to the future price of Company securities, such as a put, call, short sale, hedge, or any other type of derivative security”.

Description of the Plan

The following summary of the 2024 Plan is qualified in its entirety by reference to the full text of the 2024 Plan, which is attached hereto as Appendix A.

Shares Available for Awards. The total number of shares available under the 2024 Plan will be 974,000 shares. Shares that are or become available for awards under the 2014 Omnibus Incentive Plan will not roll over into the 2024 Plan. Shares delivered under the 2024 Plan may be authorized but unissued shares or treasury shares. Shares which are subject to awards that are cancelled, expire, are forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the award, or otherwise terminated without delivery of shares to a participant will be available for future awards under the 2024 Plan. Shares that are withheld from an award or separately surrendered by a participant in payment of taxes relating to a full-value award will be deemed shares not delivered to a participant and will therefore be available under the 2024 Plan. Notwithstanding the foregoing, in the case of stock options and SARs, any shares that are withheld from an award or separately surrendered by a participant in payment of the exercise price or taxes relating to such award, any unissued shares resulting from the net settlement of such award and any shares purchased by the Company in the open market using the proceeds from exercise of a stock option will not become available for future awards under the 2024

Plan. The number of shares available under the 2024 Plan will not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance-based restricted stock units or other awards. Shares issued in connection with awards that are assumed or substituted for awards of a business acquired by the Company will not count against the number of shares authorized by the 2024 Plan.

Administration. The 2024 Plan is administered by the Compensation Committee of the Board of Directors. However, until the Board of Directors determines otherwise, all actions by the Compensation Committee under the 2024 Plan also require approval by the Board of Directors. The Compensation Committee has the discretion to select the persons to whom awards will be granted and to determine the type, number, and terms and conditions of such awards, subject to any specific limitations contained in the 2024 Plan. The Compensation Committee also has the authority and discretion to adopt rules for administering the 2024 Plan; to amend such rules and outstanding awards; to interpret the 2024 Plan, administrative rules, and award documents; and to make all other determinations it deems necessary or advisable for the administration of the 2024 Plan.

Eligibility. The Compensation Committee is authorized to grant awards under the 2024 Plan to all directors and employees (including officers) of the Company and its subsidiaries and to persons who have been offered employment. The 2024 Plan provides for the automatic grant of formula awards to non-employee directors but gives the Compensation Committee discretion to vary the amounts and forms of awards to non-employee directors.

Types of Awards. The following is a summary of the types of awards available under the 2024 Plan. In general, the Compensation Committee has the authority to determine all terms and conditions of awards except where such authority is limited by an express provision of the 2024 Plan. For example, subject to the 2024 Plan’s minimum vesting requirements described below, the Compensation Committee may condition the grant or vesting of an award on continued service, satisfaction of performance goals, or other criteria, and the Compensation Committee may provide that the vesting conditions are waived in specified circumstances or may waive them on a case by case basis. In addition, the Compensation Committee has general discretion to determine the time and manner of settlement of any award, either at the time of grant or thereafter.

1. Stock Options. The Compensation Committee may grant stock options that are either incentive stock options (“ISOs”) or non-qualified stock options. The number of shares with respect to which ISOs may be granted cannot exceed 250,000. All stock options granted under the 2024 Plan must have an exercise price which is not less than the fair market value of the common stock on the date of grant (subject to very limited exceptions) and must have a term no longer than ten years. The Compensation Committee may determine the dates on which and/or circumstances under which an option may be exercised, as well as the manner in which the exercise price shall be paid. The Compensation Committee may provide that the stock options will be transferable on such terms and conditions as it determines. The 2024 Plan expressly prohibits the repricing of stock options without stockholder approval.

2. Stock Appreciation Rights (“SARs”). A stock appreciation right entitles the holder to receive, for each share as to which the award is granted, cash or common stock in an amount equal to the excess of the fair market value of the common stock on the exercise date over an amount determined by the Compensation Committee, which cannot be less than the fair market value of the common stock on the date of grant (subject to very limited exceptions). The term of an SAR cannot exceed ten years from the date of grant.

3. Restricted Stock. A restricted stock award is a delivery of common stock, subject to transfer restrictions and a risk of forfeiture. Except as may otherwise be provided by the Compensation Committee, upon the termination of the award holder’s employment or service for any reason during the period before the restricted stock has vested, or in the event the conditions to vesting are not satisfied, the restricted stock that has not vested will be forfeited. Unless the Compensation Committee determines otherwise, during the restricted period, the award holder will have the right to vote the restricted stock and to receive any cash dividends. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Compensation Committee.

4. Restricted Stock Units (“RSUs”). An RSU award entitles the award holder to receive one share of common stock (or the fair market value of a share in cash or other property) at a specified future time. The Compensation Committee may condition the delivery of the shares (or cash) upon the completion of a specified period of service, the attainment of specific performance goals, or other criteria, or may provide for the unconditional delivery of the shares (or cash) on the specified date. The delivery date may be at or after the vesting requirements have been satisfied. In the event of termination of employment or service before the RSU award has vested, the award will be forfeited, except as may be provided by the Compensation Committee. RSUs will carry no voting rights until such time as shares of common stock are actually issued. The Compensation Committee has the right to determine whether and when dividend equivalents will be paid with respect to an RSU award.

5. Bonus Stock. The Compensation Committee may grant shares of common stock as a bonus or to satisfy other obligations of the Company to pay cash or deliver property under a compensatory program.

6. Dividend Equivalents. An award of dividend equivalents entitles the award holder to receive an amount equal to the dividends paid on the number of shares underlying the award. The Compensation Committee may grant dividend equivalents on a free-standing basis or as part of another award. The Compensation Committee may provide that the dividend equivalents are paid at the same time as dividends are paid, or may require payment on a deferred basis, in which case the dividends may be deferred as a fixed dollar amount or may be deemed invested in shares of common stock or such other investment as the Compensation Committee may provide, or may be credited with interest at a fixed or formula rate of interest.

7. Other Stock-Based Awards. The Compensation Committee is authorized to grant other awards that are denominated or payable in, or valued in whole or part by reference to, common stock or factors that may influence the value of such stock. Awards under this portion of the 2024 Plan may include performance units, performance shares, securities convertible or exchangeable into common stock, and awards valued by reference to book value or the value of subsidiaries or business units.

8. Performance Awards. The Compensation Committee is authorized to grant awards, payable in cash, common stock, or other property, where either the grant or vesting of the award is subject to satisfaction of pre-established performance conditions. The Compensation Committee must set objective performance goals based on one or more of the following performance criteria for the Company, on a consolidated basis and/or for specified subsidiaries or affiliates or other business units of the Company: (i) sales or other sales or revenue measures; (ii) operating income, earnings from operations, core operating earnings, or earnings or core operating earnings before or after one or more of interest, taxes, depreciation, amortization, or extraordinary items; (iii) net income, net income or core operating earnings per common share (basic or diluted) or net interest income; (iv) earnings before provision for taxes; (v) operating efficiency ratio; (vi) return on average assets, return on investment, return on capital, return on average equity, or core operating return on average equity; (vii) tangible book value per share; (viii) Tier-1 common equity; (ix) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (x) loan originations, loan production, loan growth, non-performing loans; (xi) asset quality measures; (xii) deposits or deposit growth; (xiii) net interest, net interest spread, net interest margin; (xiv) fee income; (xv) economic profit or value created; (xvi) operating margin; (xvii) stock price or total stockholder return; and (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation, goals with respect to information technology, implementation or completion of critical projects, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, branches or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Compensation Committee may determine, in its discretion, including in absolute terms, in relation to one another, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The 2024 Plan also authorizes the Compensation Committee to establish a performance award pool whose size is determined by reference to one or more performance criteria (including those listed above), and to grant awards expressed as a percentage of such pool. The Compensation Committee is authorized to make adjustments in the terms and conditions of outstanding awards (including the performance goals and amounts payable under performance awards and the size of any performance award pool) (i) in recognition of unusual or nonrecurring events (including changes in capitalization, acquisitions or dispositions of businesses and assets, litigation or claim judgments or settlements, extraordinary items, and specified non-recurring charges or credits) affecting the Company, any of its subsidiaries or affiliates or other business units, and/or (ii) in response to changes in applicable laws, regulations, accounting principles or tax rates.

Limitations on Awards. The 2024 Plan imposes the following limitations on the Compensation Committee’s discretion in making awards to employees and officers.

1. Award Size. The 2024 Plan imposes an annual limit on cash which may be subject to awards granted to an individual employee in any calendar year. These annual limits are: (i) $2 million with respect to cash-based annual incentive awards; and (ii) $6 million with respect to long-term cash-based awards. The 2024 Plan also limits to 10,000 the number of shares which may be subject to awards granted to any non-employee director in any calendar year. This limit does not affect the amount of cash directors’ fees that may be paid to non-employee directors.

2. Minimum Vesting Requirements. Except as set forth below, all option, SAR, restricted stock, RSU, and “other stock-based” awards granted to employees must vest no faster than proportionately over a three-year period from the date of grant. The exceptions to this provision are as follows: (i) the Compensation Committee may provide for earlier vesting in the event of disability or retirement (each as defined by the Compensation Committee), death, a Change in Control, sale of a subsidiary or business unit, or other special circumstances; (ii) awards whose grant or vesting is based on satisfaction of performance conditions may vest proportionately over a one-year period; (iii) the minimum vesting requirement will not apply to cash dividends or dividend equivalents paid with respect to an award; (iv) shares issued to satisfy a prior obligation to pay cash will not be subject to minimum vesting requirements; and (v) in addition to the above exceptions, up to an aggregate of 100,000 shares may be granted as bonus stock, restricted stock or RSU awards under the 2024 Plan without any minimum vesting requirements.

3. Dividends and Dividend Equivalents. Dividends and dividend equivalents with respect to performance-based awards may accrue during the performance period but may be paid only to the extent the performance award is earned.

Awards to Non-employee Directors. The 2024 Plan provides for automatic formula awards to Non-employee Directors which will automatically be granted unless the Compensation Committee determines to grant awards in other forms or amounts. Under the formula award, each Non-employee Director will receive an annual award of 4,800 RSUs (or shares of restricted stock) as of January 30 of each year; upon initial election or appointment to the Board of Directors or a change to Non-employee Director status, the Director will receive a pro rated portion of the annual award consisting of 400 shares of restricted stock (or RSUs) for each full or partial month from the date of such person’s election or appointment or change in status to the following January 30. Unless the Compensation Committee determines otherwise, each formula award to a Non-employee Director will vest with respect to one-third of the underlying shares on the January 30 following the date of grant, and an additional one-third of the underlying shares on each of the two subsequent January 30s, provided the award holder is a director of the Company on such date. However, awards to Non-employee Directors will become fully vested in advance of this schedule upon a Change in Control (if the director is a member of the Board of Directors at such time) or upon termination of the director’s service on the Board of Directors due to death, disability (as determined by the Compensation Committee) or , in the case of RSUs, retirement. For this purpose, retirement means a director’s termination of service after five years of service as a Non-employee Director if the director’s age plus years of service as a Non-employee Director equals or exceeds 55. At the present time, Messrs. DelliBovi, Azarian, Bennett, D’Iorio, Grassi, Han, Manditch, and McCabe, along with Mses. O’Brien and Yoh are eligible to retire under this definition. Unless the Compensation Committee provides otherwise, dividends or dividend equivalents on these awards will be paid on a current basis, and RSU awards will be settled in stock.

Change in Control. The Compensation Committee has authority to determine the treatment of awards held by employees in the event of a Change in Control. Such authority includes the ability to vest awards upon a Change in Control. Awards held by Non-employee Directors will vest upon a Change in Control. In very general terms, a Change in Control is deemed to occur (1) upon the acquisition of substantially all the assets of the Company or the Bank; (2) when a majority of the board of directors of the Company or the Bank no longer consists of persons who are currently directors or persons nominated by them; (3) upon the acquisition of beneficial ownership, directly or indirectly, of 25% or more of the voting power of the Company or the Bank by any person or group; or (4) upon the consummation of a merger or consolidation of the Company or the Bank with another entity if stockholders of the Company or the Bank fail to beneficially own, directly or indirectly, 50% or more of the voting power of the surviving entity.

Adjustments. In the case of certain changes in the Company’s structure affecting the common stock, including a stock split, recapitalization, merger, payment of a special dividend, sale of substantially all assets, or liquidation, the Compensation Committee is required to make such adjustments as it deems equitable in order to prevent dilution or enlargement of benefits, in the number of shares available for awards under the 2024 Plan, the number of shares as to which awards can be granted to any employee or Non-employee Director in any year, the number and kind of shares or other property subject to awards then outstanding under the 2024 Plan, and the exercise price of stock options or other price to be paid by award holders or the Company pursuant to awards under the 2024 Plan.

In addition, upon a merger, sale of a business unit, or similar corporate transaction, the Compensation Committee may, in its discretion, (1) accelerate the vesting and/or payment date of awards; (2) cash-out outstanding awards; (3) provide for the assumption of outstanding awards by a surviving or transferee company; (4) provide that in lieu of shares of common stock, the award holder will be entitled to receive the consideration he/she would have received for such shares in the transaction (or the value of such consideration in cash); and/or (5) require stock options and SARS to be either exercised prior to the transaction or forfeited.

In the event the Company acquires a company or business, the Compensation Committee may issue awards in assumption or substitution of awards previously granted by the acquired business. Such replacement awards may be issued on terms which preserve the economic value of the prior awards notwithstanding any general limitations on terms and conditions of awards contained in the 2024 Plan. In addition, shares issued in connection with such replacement awards will not count against the shares available under the 2024 Plan.

Amendment and Termination. No awards may be granted under the 2024 Plan after the Company’s annual meeting held in 2034, but awards granted before that date will continue in accordance with their terms. The Board of Directors may terminate the 2024 Plan at any earlier time and may from time to time amend the 2024 Plan, and the Compensation Committee may amend outstanding awards, without the consent of stockholders or award holders, subject to certain limitations, including the following: (1) 2024 Plan amendments will be subject to stockholder approval to the extent required by applicable law or stock exchange requirements; (2) no amendment may materially adversely affect the rights of an award holder without such holder’s consent (but amendments that affect the timing of taxation with respect to an award will not be considered material); (3) the Compensation Committee will not amend or replace a previously granted stock option or SAR in a transaction that constitutes a “repricing” (as such term is used in the Listed Company Manual of the New York Stock Exchange) without stockholder approval; and (4) the Compensation Committee cannot waive or modify any provision of an award in a manner that would negate an express provision of the 2024 Plan. Notwithstanding the foregoing, the Compensation Committee has the right to amend the 2024 Plan and all outstanding awards without the consent of stockholders or award holders to the extent the Compensation Committee determines that such amendment is necessary or appropriate to comply with Section 409A of the Code (governing deferred compensation).

Certain Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of certain types of awards that may be made under the 2024 Plan.

Non-qualified stock options. No income is recognized by the award holder at the time of grant. Upon exercise of the option, the holder recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. At disposition of the shares, any appreciation after the date of exercise is treated as capital gain.

ISOs. An employee generally will not recognize income upon the grant of an ISO or upon its exercise while an employee or within three months after termination of employment (longer in the case of termination due to disability or death). However, the “spread” between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax. The exercise of an ISO after expiration of the specified time periods results in such exercise being treated in the same manner as the exercise of a non-qualified stock option. If the shares received upon exercise are held for the longer of two years after grant and one year after exercise, the optionee will recognize capital gain or loss when he/she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the shares acquired upon exercise of an ISO are disposed of before the end of the above holding period, the disposition is a “disqualifying disposition,” which causes the optionee to recognize ordinary income in an amount generally equal to the lesser of (1) the excess of the value of the shares on the option exercise date over the exercise price or (2) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

Stock Appreciation Rights. A recipient of SARs will generally recognize ordinary income at the time of exercise of the SAR in an amount equal to the fair market value of any shares received plus the amount of cash received.

Restricted Stock. A recipient of restricted stock generally will recognize ordinary income at the time the award is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the stock at such time (less any amount paid for the stock). The holding period to determine whether the award holder has long-term or short-term capital gain on a subsequent disposition of the shares generally begins when the forfeiture restrictions lapse, and the tax basis for such shares will generally be the fair market value of the shares on such date. Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the award holder.

Restricted Stock Units. A recipient of RSUs generally will recognize ordinary income equal to the amount of cash received in settlement of the award or the fair market value of the common stock on the date that the stock is distributed to the award holder. The capital gain holding period for such stock will commence on the date of distribution.

Dividend Equivalents. If dividend equivalents are credited with respect to RSUs or other awards, the award holder generally will recognize ordinary income when the dividend equivalents are paid.

Bonus Stock. A recipient of bonus stock generally will recognize ordinary income on the date of delivery of the stock in an amount equal to the fair market value of the stock on such date.

Cash Payments. A recipient of a cash performance award or other cash payment generally will recognize ordinary income on the date of payment.

Section 409A. Certain awards under the 2024 Plan, including RSUs, may be subject to requirements applicable to nonqualified deferred compensation under Code Section 409A. If such awards fail to comply with the applicable requirements of Section 409A, the award holder may be subject to an additional 20% income tax and interest and may be required to recognize income earlier than intended under the award.

Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an award holder recognizes ordinary income from awards under the 2024 Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code. The Company will not, however, be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

Miscellaneous

The 2024 Plan will become effective upon stockholder approval, in which case no additional awards will be granted under the Company’s 2014 Omnibus Incentive Plan. On April 1, 2024, the closing sale price of the common stock was $12.56.

New Plan Awards

Because all awards under the 2024 Plan are within the discretion of the Board and the Compensation Committee, neither the number nor types of future 2024 Plan awards to be received by or allocated to particular participants or groups of participants are presently determinable. The following table illustrates the awards that were made in 2023, our last completed fiscal year under the 2014 Omnibus Incentive Plan.

Name and Position	Restricted Stock Units Granted	Target Performance- based Awards Granted	Maximum Number of Performance- based Award that may be earned at 150%
John R. Buran, President and Chief Executive Officer of the Company and the Bank	14,250	14,250	21,375

Susan K. Cullen, Senior Executive Vice President, Treasurer and Chief Financial Officer of the Company, Senior Executive Vice President/Finance of the Bank	8,300	8,300	12,450

Maria A. Grasso, Senior Executive Vice President and Chief Operating Officer of the Company and the Bank, and Corporate Secretary	8,700	8,700	13,050

Francis W. Korzekwinski, Senior Executive Vice President and Chief of Real Estate Lending of the Company and the Bank	8,300	8,300	12,450

Michael Bingold, Senior Executive Vice President and Chief Retail and Client Development Officer of the Company and the Bank	8,300	8,300	12,450

Executive Group	60,370	58,530	87,795

Non-Executive Director Group	48,000	—	—

Non-Executive Officer Employee Group	127,480	20,520	30,780

Equity Compensation Plan Information

The following table sets forth securities authorized for issuance under all equity compensation plans of the Company at February 29, 2024:

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	© Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	754,280	(1)	$—	532,702	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	754,280	(1)	$—	532,702	(2)

(1)	As of February 29, 2024, there were 754,280 full value awards outstanding.
(2)

Shares available for future non-full value and full value awards under the 2014 Omnibus Incentive Plan.. No awards will be granted under the 2014 Omnibus Incentive Plan after February 29, 2024, but outstanding awards granted prior to such date will continue in accordance with their terms.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL

OF THE 2024 OMNIBUS INCENTIVE PLAN.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

The Audit Committee has selected BDO USA, P.C. (“BDO USA”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Audit Committee and the Board of Directors are submitting the selection of BDO USA for ratification by the Company’s shareholders at the annual meeting. If the shareholders do not ratify the selection of BDO USA, the Audit Committee will reconsider its selection. BDO USA served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. Representatives of BDO USA are expected to attend the 2024 virtual annual meeting. The representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of the Board of Directors is comprised of four Outside Directors, each of whom is independent within the meaning of the Nasdaq independence standards and satisfies the SEC independence requirements for Audit Committee members. In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the Company’s accounting, auditing and financial reporting practices. Management is responsible for the Company’s financial reporting process, including the internal control function, and for preparing the Company’s financial statements in accordance with generally accepted accounting principles and assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for examining those financial statements and expressing an opinion as to the conformity of those financial statements with generally accepted accounting principles as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In discharging its oversight responsibility, the Audit Committee (1) reviewed and discussed the audited financial statements of the Company at and for the fiscal year ended December 31, 2023, with management and the independent registered public accounting firm, (2) discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and (4) discussed with the independent registered public accounting firm its independence from the Company.

In addition, the Audit Committee monitored the Company’s progress in assessing compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and reviewed management’s report on internal control over financial reporting and the independent registered public accounting firm’s opinion on the Company’s internal control over financial reporting.

Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Louis C. Grassi, CPA, Chairman Michael Azarian Alfred A. DelliBovi Caren C. Yoh, CPA

Audit Committee Financial Expert

The Board of Directors of the Company has determined that Louis C. Grassi, the Chairman of the Audit Committee and Caren C. Yoh, Audit Committee member, are both considered “audit committee financial experts” as defined under SEC rules. Mr. Grassi is a Certified Public Accountant and a Certified Fraud Examiner. Ms. Yoh is a Certified Public Accountant.

Independent Registered Public Accounting Firm Fees and Services

To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent registered public accounting firm. In accordance with this policy, the Audit Committee approves in advance all audit and non-audit services to be provided by the Company’s independent registered public accounting firm.

The Audit Committee reviewed all audit and non-audit services provided by BDO USA, P.C. (“BDO USA”) with respect to the fiscal year ended December 31, 2023, and concluded that the provision of such services was compatible with maintaining their independence in the conduct of their auditing functions. All audit and non-audit services provided by BDO USA described in the table below were pre-approved by the Audit Committee. The following table sets forth the aggregate fees billed for audit and non-audit services to the Company during the fiscal years ended December 31, 2023 and 2022, by BDO USA.

	Fiscal Year Ended December 31,
	2023	2022
Audit Fees	$715,250	$669,100
Audit-Related Fees	73,150	67,920
All Other Fees	—	180,500

Total Fees	$788,400	$917,520

Audit Fees are fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, and reviews of the Company’s quarterly financial statements.

Audit-Related Fees are fees for assurance and related services, consisting primarily of audits of, and consultation with respect to, employee benefit plans.

All Other Fees consisted of work associated with SEC registration statements.

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. During fiscal 2023 and 2022, all audit and non-audited services provided by BDO USA were pre-approved by the Audit Committee in accordance with its charter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners

To the knowledge of the Company, the following institutions were the beneficial owners of more than 5% of the outstanding shares of common stock of the Company as of March 8, 2024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)

BlackRock, Inc.(2)	2,644,133	9.10%
50 Hudson Yards
New York, New York 10001

GAMCO Investors, Inc.(3)	2,033,363	7.00%
One Corporate Center
Rye, New York 10580

Dimensional Fund Advisors LP(4)	1,972,940	6.79%
6300 Bee Cave Road Building One
Austin, Texas 78746

The Vanguard Group (5)	1,603,497	5.52%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

Frontier Capital Management Co., LLC(6)	1,511,327	5.20%
99 Summer Street
Boston, Massachusetts 02110

(1)	On March 8, 2024, the total number of outstanding shares of the Company’s common stock was 29,068,556.
(2)

According to its Schedule 13G/A filed with the SEC on January 24, 2024, Blackrock, Inc. has sole dispositive power with regard to 2,644,133 shares of common stock and sole voting power with regard to 2,572,385 of these shares.

(3)

According to a Schedule 13D/A jointly filed with the SEC on July 10, 2023 by GAMCO Investors, Inc., GAMCO Asset Management Inc., Gabelli Funds, LLC, Teton Advisors, LLC, Mario J. Gabelli, and various entities which Mr. Gabelli directly or indirectly controls or for which he acts as chief investment officer, (i) GAMCO Asset Management, Inc. has sole dispositive power with regard to 1,152,000 of these shares and sole voting power with regard to 1,114,500 of these shares, (ii) Gabelli Funds, LLC has sole voting and dispositive power with regard to 488,563 of these shares, (iii) Teton Advisors, LLC has sole voting and dispositive power with regard to 389,300 of these shares, (iv) Associated Capital Group, Inc. has sole voting and dispositive power with regard to 3,500 of these shares, and (vi) Mario Gabelli (and certain related entities) may be deemed to have beneficial ownership of all of the above shares.

(4)

According to its Schedule 13G/A filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP has sole dispositive power with regard to 1,972,940 shares of common stock and sole voting power with regard to 1,938,001 of these shares but disclaims beneficial ownership with regard to all of such shares.

(5)

According to its Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has sole dispositive power with regard to 1,534,503 shares of common stock and shared dispositive power with regard to 68,994 shares of common stock. The Vanguard Group has sole voting power with regard to 0 of these shares and shared voting power with regard to 43,043 of these shares.

(6)

According to its Schedule 13G/A filed with the SEC on February 14, 2024, Frontier Capital Management Co., LLC has sole dispositive power with regard to 1,511,327 shares of common stock and sole voting power with regard to 1,075,546 of these shares.

Stock Ownership of Management

The following table sets forth information regarding the beneficial ownership of the common stock of the Company as of March 8, 2024, by each director of the Company, by each named executive officer and by all current directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned(1)(2)		Percent of Class
Alfred A. DelliBovi	51,885	(3)	0.18%
Michael A. Azarian	32,511	(4)	0.11%
John R. Buran	187,210	(5)	0.64%
James D. Bennett	103,048	(6)	0.35%
Steven J. D’Iorio	51,800	(7)	0.18%
Louis C. Grassi	113,621	(8)	0.39%
Sam S. Han	77,251	(9)	0.27%
John J. McCabe	109,595	(10)	0.38%
Douglas C. Manditch	51,556	(11)	0.18%
Donna M. O’Brien	77,610	(12)	0.27%
Caren C. Yoh	51,885	(13)	0.18%
Michael Bingold	39,790	(14)	0.14%
Susan K. Cullen	68,511	(15)	0.24%
Maria A. Grasso	94,091	(16)	0.32%
Francis W. Korzekwinski	152,773	(17)	0.53%
All directors and executive officers as a group (36 persons)	1,833,077	(18)	6.31%

(1)

Under the rules of the SEC, beneficial ownership includes any shares over which an individual has sole or shared power to vote or to dispose, as well as any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person has sole voting and dispositive power as to the shares reported. Officers have the power to direct the voting and, subject to plan provisions, the disposition of shares held for their account in the 401(k) Savings Plan. The table also includes shares which the individual would have a right to acquire under the 2014 Omnibus Incentive Plan upon termination of employment or Board service within 60 days of March 8, 2024, because the individual has satisfied the applicable definition of retirement. No restricted stock units (RSUs) are scheduled to vest within 60 days after March 8, 2024, except upon termination of Board service of certain individuals and 500 RSUs for one executive officer.

(2)

On March 8, 2024, the total number of shares of common stock outstanding was 29,068,556. As of March 8, 2024, each individual beneficially owned less than 1.00% of the outstanding shares of common stock, and all current directors and executive officers as a group beneficially owned 6.31% of the outstanding shares of common stock.

(3)	Includes 47,085 held in trust by Mr. DelliBovi. Also includes 4,800 shares underlying unvested RSUs that vest upon Mr. DelliBovi’s termination of Board service.
(4)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. Azarian’s termination of Board service.
(5)

Includes 105,283 shares credited to Mr. Buran’s account in the 401(k) Savings Plan. Excludes 37,250 shares underlying unvested RSUs and 37,750 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

(6)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. Bennett’s termination of Board service.
(7)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. D’Iorio’s termination of Board service.
(8)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. Grassi’s termination of Board service.
(9)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. Han’s termination of Board service.
(10)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. McCabe’s termination of Board service.
(11)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. Manditch’s termination of Board service.
(12)	Includes 4,800 shares underlying unvested RSUs that vest upon Ms. O’Brien’s termination of Board service.
(13)	Includes 4,800 shares underlying unvested RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.
(14)

Includes 6,720 shares credited to Mr. Bingold’s account in the 401(k) Savings Plan. Excludes 19,400 shares underlying unvested RSUs and 19,900 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

(15)

Includes 15,104 shares credited to Ms. Cullen’s account in the 401(k) Savings Plan. Excludes 19,400 shares underlying unvested RSUs and 19,900 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

(16)

Includes 26,298 shares credited to Ms. Grasso’s account in the 401(k) Savings Plan. Excludes 20,600 shares underlying unvested RSUs and 21,100 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

(17)

Includes 103,531 shares credited to Mr. Korzekwinski’s account in the 401(k) Savings Plan. Excludes 19,400 shares underlying unvested RSUs and 19,900 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

(18)

Includes 548,133 shares credited to accounts of executive officers in the 401(k) Savings Plan. Also includes 48,000 shares underlying unvested RSUs that vest upon termination of Board service. Excludes 287,904 shares underlying unvested RSUs and 209,650 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2023 all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its executive officers and directors were complied with.

OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING

The last date for timely filing shareholder proposals relating to the annual meeting under the Company’s by-laws was March 17, 2024. As of the date of this proxy statement, the Board of Directors has not received notice of any business, and presently knows of no business, that will be presented for consideration at the annual meeting other than as stated in the notice of annual meeting of shareholders that is attached to this proxy statement. If, however, other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

To Present Proposal at Annual Meeting. The by-laws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Corporate Secretary of the Company which must be received not more than ninety days nor less than sixty days prior to the anniversary of the date of the immediately preceding annual meeting. In accordance with these provisions, a shareholder proposal in connection with the 2025 annual meeting of shareholders must be received by the Corporate Secretary no earlier than February 28, 2025, nor later than March 30, 2025, in order to be timely. However, in the event that the date of the forthcoming annual meeting is more than thirty days after the anniversary date of the prior year’s meeting, such written notice will also be timely if it is received by the Corporate Secretary by the earlier of (1) the 10th day prior to the forthcoming meeting date, or (2) the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date.

The advance notice by shareholders must include the shareholder’s name and address, a representation that the shareholder is a holder of record of the Company’s stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such shareholder notice, a representation that the shareholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business, a brief description of the proposed business, the reason for conducting such business at the annual meeting, and any material interest of such shareholder in the proposed business. In the case of nominations for election to the Board of Directors, certain information regarding the nominee must also be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

To Include Proposal in the Company’s Proxy Statement. In order for a shareholder proposal to be eligible for inclusion in the proxy materials of the Company for the 2025 annual meeting of shareholders, it must be received at the Company’s executive offices no later than December 19, 2024. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. See “Corporate Governance—Director Nominations” regarding the deadlines and procedures for submitting a director candidate for consideration by the Nominating and Governance Committee.

In addition to satisfying the foregoing requirements of our by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 annual meeting of shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

MISCELLANEOUS

The Report of the Audit Committee and the Report of the Compensation Committee which are set forth in this proxy statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information under such headings by reference, and shall not otherwise be deemed filed under such Acts.

By Order of the Board of Directors,

Maria A. Grasso

Corporate Secretary

Uniondale, New York

April 18, 2024

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE VITUAL ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY INDICATE YOUR VOTING INSTRUCTIONS OVER THE INTERNET, TELEPHONE, OR BY PROXY CARD.

APPENDIX A

FLUSHING FINANCIAL CORPORATION

2024 OMNIBUS INCENTIVE PLAN

1. Purpose. The purpose of this 2024 Omnibus Incentive Plan (the “Plan”) is to aid Flushing Financial Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company and its subsidiaries and affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b) “Award” means any Option, SAR, Restricted Stock, RSU, Bonus Stock, award granted in lieu of obligations, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award granted to a Participant under the Plan, and may be a 409A Award or a Non-409A Award.

(c) “Beneficiary” means the legal representatives of a Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under the Participant’s Award(s) upon the Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Bonus Stock” means Stock granted under Section 6(f).

(f) “Change in Control” has the meaning specified in Section 10.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to any Code provision includes any regulation thereunder and any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and/or Internal Revenue Service.

(h) “Committee” means the Compensation Committee of the Board, the composition and governance of which is subject to applicable NASDAQ “independence” and other listing requirements and the Company’s corporate governance documents. Each member of the Compensation Committee shall also meet the definition of “non-employee director” under the provisions of the Exchange Act. No Committee action shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any applicable qualification standard. Until such time as determined by the Board (in its sole discretion), reference in this Plan to action by the Committee shall require approval by both the Compensation Committee and the Board.

(i) “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(j) “Effective Date” means the effective date specified in Section 11(o).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions and rules.

(l) “Fair Market Value” means the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee, subject to any restrictions imposed by Code Section 409A. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the mean between the highest and lowest quoted selling price, regular way, of the Stock on the NASDAQ Stock Market (or the principal exchange or market on which the Stock is listed or traded) on the day before such date, (or, if no such sale of Stock occurs on such day, the mean between the highest and lowest quoted selling price on the nearest trading day before such day).

(m) “409A Award” means an Award that constitutes a deferral of compensation under Code Section 409A. “Non-409A Award” means an Award other than a 409A Award.

(n) “Formula Award” means an Award granted to non-employee directors under Section 8.

(o) “Group” means the Company and its subsidiaries and affiliates, or any members of the Group, as the context requires.

(p) “Incentive Stock Option” or “ISO” means an Option which both is designated as an incentive stock option and qualifies as an incentive stock option within the meaning of Code Section 422.

(q) “Option” means a right, granted under Section 6(b), to purchase Stock.

(r) “Other Stock-Based Award” means an Award granted under Section 6(h).

(s) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an employee of the Group or a director of the Company.

(t) “Performance Award” means a conditional right, granted under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

(u) “Restricted Stock” means Stock granted under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(v) “Restricted Stock Unit” or “RSU” means a right, granted under Section 6(e), to receive Stock (or the Fair Market Value thereof) at the end of a specified deferral period.

(w) “Stock” means the Company’s common stock, par value $.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(x) “Stock Appreciation Right” or “SAR” means a right granted under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full authority and discretion, in each case subject to and consistent with the provisions of the Plan, to select the persons to whom Awards will be granted from among those eligible; to grant Awards; to determine the type and number of Awards; to determine the terms and conditions of Awards, including the dates on which Awards may be exercised and/or on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates (to the extent such acceleration is either outside the scope of or permitted by Code Section 409A), the expiration date of any Award, and whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and all other matters relating to Awards; to prescribe Award documents evidencing or setting terms of Awards (which Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan, related administrative rules and Award documents, and to correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including stockholders of the Company, Participants, Beneficiaries, permitted transferees of Awards and any other persons claiming rights from or through a Participant.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or employees of the Group, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent consistent with Rule 16b-3 under the Exchange Act, where applicable, and permitted by the Delaware General Corporation Law.

(c) Limitation of Liability. The Board and Committee and each member thereof, and any person acting pursuant to authority delegated by the Board or Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Group, or the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Board and Committee members, any person acting pursuant to authority delegated by the Board or Committee, and any officer or employee of the Group acting at the direction or on behalf of the Board or Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject To Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 974,000 shares and shall not include any additional shares that are or become available for awards under any pre-existing plans. No more than 250,000 shares of Stock may be issued with respect to ISOs. The total number of shares available under the Plan and the number of shares available for ISOs are subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan may consist of authorized and unissued shares or treasury shares.

(b) Replenishment Rules. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to a Participant, the shares retained by or returned to the Company shall be available under the Plan. Shares that are withheld from an Award or separately surrendered by a Participant in payment of taxes relating to a full-value award shall be deemed to constitute shares not delivered to a Participant and will therefore be available under the Plan. Notwithstanding the foregoing, in the case of Options and SARs, any shares that are withheld from an award or separately surrendered by a Participant in payment of the exercise price or taxes relating to such award, any unissued shares resulting from the net settlement of such award and any shares purchased by the Company in the open market using the proceeds from exercise of an Option will not become available under the Plan.

(c) Reinvested Dividends. The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, RSUs, or other Awards.

(d) Substitute Awards for Acquired Business. Shares issued or issuable in connection with any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or the Group, or with which the Company or the Group combines, shall not be counted against the number of shares reserved under the Plan.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Non-employee directors shall automatically receive Formula Awards under Section 8 of the Plan, unless the Committee in its discretion determines otherwise. The Committee shall have discretion to grant Awards under the Plan only to an individual who is (i) a director or an employee (including an executive officer) of the Group, or (ii) a person who has been offered employment by the Group, provided that any grant to a prospective employee shall not be effective until such person has commenced employment with the Group. An employee on leave of absence may be considered as still in the employ of the Group for purposes of eligibility for participation in the Plan. In addition to the persons referred to in the first sentence of this Section 5(a), holders of awards granted by a company or business acquired by the Company or the Group, or with which the Company or Group combines, are eligible for grants of Awards under the Plan in assumption of or substitution for such previously granted awards.

(b) Per-Person Award Limitations.

(i) Cash-Based Awards. In the case of Awards that are not denominated by reference to a number of shares, (i) the maximum amount or value which may be granted as an Annual Incentive Award to an eligible employee in any calendar year is $2 million, and (ii) the maximum amount or value which may be granted as a Performance Award or other long-term cash-based Award to an eligible employee in any calendar year is $6 million. The maximum amount or value under this paragraph is measured as the maximum amount or value that the employee would be eligible to receive under the Award upon satisfaction of the performance conditions, without regard to whether such amount is to be paid at the end of the performance period or on a deferred basis or continues to be subject to any service requirement or other non-performance condition. As such, the maximum amount does not include any amounts which may be credited as dividends, dividend equivalents, or earnings on such Award either during or after the performance period.

(ii) Non-Employee Director Awards. In the case of Awards to non-employee directors that are denominated by reference to a number of shares, the maximum number of shares with respect to such Awards granted to a director in any calendar year is 10,000 shares (subject to adjustment as provided in Section 11(c)). This limit does not affect the amount of cash directors’ fees that may be paid to non-employee directors.

6. Specific Terms Of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6, subject to any additional requirements set forth in Section 9. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(j)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(j). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options under the Plan on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, except as provided in Section 9(a).

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements, subject to the requirements of Section 9(d)); the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to any limitations imposed by Code Section 409A or other applicable law), including, without limitation, cash, Stock, withholding of Stock deliverable upon exercise (i.e., “net exercise”), through broker-assisted “cashless exercise” arrangements, by delivery of other Awards or awards granted under other plans of the Company or the Group, or other property, or by any other method determined by the Committee; and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants upon Option exercise.

(iii) ISOs. The terms of any ISO granted under the Plan shall satisfy the requirements of Code Section 422. Any Option designated as an ISO which fails to satisfy all the requirements of Code Section 422 shall be treated as a non-qualified Option.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs under the Plan on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise or settlement thereof, an amount payable in shares or cash equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall not be lower than the Fair Market Value of the Company’s Stock on the grant date (except as provided in Section 9(a)).

(ii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine, at the date of grant or thereafter (subject to Sections 11(e) and 11(j)), the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements, subject to the requirements of Section 9(d)), the method of exercise, the time and method of settlement, the form of consideration payable in settlement (which may include cash, Stock, other property, or a combination thereof), and the method by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock under the Plan on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose (subject to the requirements of Section 9(d)), which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Award document, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any vesting, mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of a Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock; that the Company retain physical possession of the certificates; and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. The Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, in either case subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in RSUs, other Awards or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as determined by the Committee), subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. An RSU entitles the Participant to receive one share of Stock (or the Fair Market Value of a share) at a specified time. The Committee is authorized to grant RSUs under the Plan on the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock or payment of the cash or other property to which the Participant is entitled under the RSU Award will occur upon expiration of the deferral period specified for such Award by the Committee (or, if permitted by the Committee, as elected by the Participant). RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose (subject to the requirements of Section 9(d)), which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. RSUs may be satisfied by delivery of Stock, cash, other Awards, or other property, or a combination thereof, as determined by the Committee at the date of grant or thereafter. The time and/or circumstances of such delivery shall be determined by the Committee subject to any limitations imposed by Code Section 409A.

(ii) Forfeiture. Upon termination of employment or service during the portion of the deferral period to which forfeiture conditions apply (as provided in the Award document evidencing the RSUs), all RSUs that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in an Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will lapse in whole or in part, including in the event of terminations resulting from specified causes. Notwithstanding the foregoing, the Committee shall have no authority to shorten or lengthen the deferral period specified for an RSU Award except as permitted under Code Section 409A.

(iii) Dividend Equivalents. The Committee may determine whether or not an Award of RSUs shall entitle the Participant to receive Dividend Equivalents, and may require that Dividend Equivalents on the number of shares of Stock covered by an Award of RSUs shall be either (A) paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred as to payment for such period as specified by the Committee, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards, or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as determined by the Committee). Unless otherwise determined by the Committee, in the case of a dividend payable in Stock, the Dividend Equivalent on such dividend shall be credited as additional RSUs, which shall be subject to restrictions and a risk of forfeiture to the same extent as the RSUs with respect to which it was distributed and shall have the same deferral period as such RSUs.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or Group to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. All Awards under this Section 6(f) shall be subject to such terms as shall be determined by the Committee (subject to Sections 9(c) and (d)).

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents under the Plan which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or on a deferred basis (in each case subject to any limitations imposed by Code Section 409A). Deferred amounts may be deferred as a fixed dollar amount or may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as designated by the Committee), and shall be subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities; other rights convertible or exchangeable into Stock; purchase rights for Stock; performance units or performance shares; Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee; and Awards valued by reference to the book value of Stock or the value of securities of (or the performance of) specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards (subject to Section 9). Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine.

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards, including Annual Incentive Awards.

(a) Performance Awards Generally. Performance Awards may be denominated as a cash amount or a number of shares of Stock which will be earned, and/or a specified number of Awards which will be granted, upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may constitute any other Award as a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and/or the vesting or timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions (including, but not limited to, the criteria set forth in Section 7(b)(ii)), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(b) To the extent determined by the Committee, the grant, exercise, vesting, and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and such Award shall comply with the other requirements set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective. The Committee may determine that such Performance Awards shall be granted, exercised, vested, and/or settled upon achievement of any one performance goal, or any one of several performance goals, or that two or more of the performance goals must be achieved as a condition to grant, exercise, vesting, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for Performance Awards granted under this Section 7(b): (1) sales or other sales or revenue measures; (2) operating income, earnings from operations, core operating earnings, or earnings or core operating earnings before or after one or more of interest, taxes, depreciation, amortization, or extraordinary items; (3) net income, net income or core operating earnings per common share (basic or diluted), or net interest income; (4) earnings before provision for taxes; (5) operating efficiency ratio; (6) return on average assets, return on investment, return on capital, return on average equity, or core operating return on average equity; (7) tangible book value per share; (8) Tier-1 common equity; (9) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (10) loan originations, loan production, loan growth, non-performing loans; (11) asset quality measures; (12) deposits or deposit growth; (13) net interest, net interest spread, net interest margin; (14) fee income; (15) economic profit or value created; (16) operating margin; (17) stock price or total stockholder return; and (18) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation, goals with respect to information technology, implementation or completion of critical projects, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, branches, or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, in relation to one another, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period specified by the Committee, which may be one year, or less or more than one year. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. At the time of establishing the performance goals, the Committee may specify the circumstances in which such Performance Awards shall be paid in the event of termination of the Participant’s employment prior to the end of the performance period, which may differ depending on the circumstances of the termination.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Written Determinations. Prior to payment or settlement of each Award subject to this Section 7(b), the Committee shall certify in writing that the performance objective(s) relating to the Performance Award and other material terms of the Award upon which payment or settlement of the Award was conditioned have been satisfied.

(vi) Settlement of Performance Awards. Settlement of Performance Awards may be in cash, Stock, other Awards or other property, as determined by the Committee during the time period specified in Section 7(b)(iii). The Committee may, in its discretion, adjust the amount payable in respect of a Performance Award subject to this Section 7(b).

(b) Annual Incentive Awards. The Committee may grant Annual Incentive Awards under the Plan. Each Annual Incentive Award shall comply with the provisions of Section 7(a).

(d) Adjustments to Performance Goals. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including the performance goals and amounts payable under Performance Awards and the amount of any unfunded Performance Award pool relating thereto) (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 11(c), acquisitions and dispositions of businesses and assets, litigation or claim judgments or settlements, extraordinary items, and specified non-recurring charges or credits) affecting the Company, any subsidiary or affiliate or other business unit, and/or (ii) in response to changes in applicable laws, regulations, accounting principles, or tax rates.

8. Non-Employee Director Awards.  Unless the Committee determines to grant Awards to non-employee directors in other forms or amounts, each non-employee director shall automatically receive Formula Awards as provided in Section 8(a), having the terms and conditions provided in Section 8(b).

(a) Time and Amount of Formula Awards. Formula Awards shall be made as follows:

(i) Annual Grants. As of January 30 of each year, each person then serving as a non-employee director shall be granted 4,800 RSUs, subject to adjustment as provided in Section 11(c). Prior to such grant, the Committee may determine to substitute Restricted Stock for such RSUs.

(ii) Initial Grants. Effective as of the date of a person’s initial election or appointment as a non-employee director or change to non-employee director status, such person shall be granted a pro rated portion of the Annual Grant consisting of 400 shares of Restricted Stock for each full or partial month from the date of such director’s election or appointment or change in status to the following January 30 (subject to adjustment as provided in Section 11(c)). Prior to such grant, the Committee may determine to substitute RSUs for such Restricted Stock.

(b) Terms and Conditions of Formula Awards. Unless the Committee determines otherwise, Formula Awards of Restricted Stock and/or RSUs granted under Section 8(a) shall be subject to the following terms and conditions and such other terms and conditions as may be determined by the Committee that are not inconsistent therewith.

(i) No Payment by Director. A non-employee director shall not be required to make any payment to the Company in consideration of the Restricted Stock or RSU Awards received by such director.

(ii) General Vesting and Forfeiture. Each Annual Award shall become vested and non-forfeitable with respect to one-third of the underlying shares on the first anniversary of the date of grant, and an additional one-third of the underlying shares on each subsequent anniversary thereof, provided that the Participant is a director of the Company on each such anniversary date. Each Initial Award shall become vested and non-forfeitable with respect to one-third of the underlying shares on the January 30 following the date of grant, and an additional one-third of the underlying shares on each subsequent January 30, provided that the Participant is a director of the Company on each such date. In the event the Participant ceases to be a director of the Company before the Restricted Stock or RSU Award has fully vested, the unvested portion of the Award shall be forfeited.

(iii) Accelerated Vesting on Specified Events. Notwithstanding the vesting schedule set forth in paragraph (ii), all of a Participant’s Formula Awards under Section 8(a) shall become fully vested and non-forfeitable (a) upon a Change in Control if the Participant is a director of the Company at the time of such Change in Control, and (b) upon the termination of the Participant’s service as a director due to death, disability (as determined by the Committee) or, in the case of RSUs (but not Restricted Stock), retirement (which for this purpose shall mean termination of service after at least five years of service as a non-employee director if the Participant’s age plus years of service as a non-employee director equals or exceeds 55).

(iv) Dividends and Dividend Equivalents. A Participant shall be entitled to receive, on the dividend payment date, cash dividends on his or her unvested Restricted Stock and Dividend Equivalents for cash dividends on his or her RSUs. In the event the Company pays a dividend in Stock or other property, such dividend (or Dividend Equivalent in the case of RSUs) shall be subject to the same restrictions, risk of forfeiture, and deferral period as the Award with respect to which it was paid.

(v) Settlement of Award. All RSUs granted as Formula Awards shall be settled in Stock unless the Committee expressly determines otherwise. Notwithstanding the vesting provisions of an Award, if the Award is subject to Code Section 409A, payment of such Award shall be subject to the requirements of Code Section 409A.

(vi) Awards Nontransferable. Restricted Stock and RSUs shall not be transferable by the Participant until such time as the Award has vested and delivery of the shares (or, if the Committee so determines, cash) payable pursuant to the Award has been made.

9. Certain General Provisions Applicable To Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or Group or any business entity to be acquired by the Company or Group, or any other right of a Participant to receive payment from the Company or Group, subject to any restrictions imposed by Code Section 409A. If two Awards are granted in tandem, a Participant may receive the benefit of one Award only to the extent he or she relinquishes the tandem Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Subject to any restrictions imposed by Code Section 409A, the Committee may grant substitute Awards in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or Group, or with which the Company or Group combines, with an exercise price or grant price per share of Stock below Fair Market Value as it determines appropriate to preserve the economic value of any such outstanding assumed or substituted awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, except that no Option or SAR shall have a term exceeding ten years.

(c) Form and Timing of Payment under Awards.

(i) Committee Discretion. Subject to the terms of the Plan and any applicable Award document and to the extent permitted under Code Section 409A, payments to be made by the Company upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and/or cash may be paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Section 11(j). Subject to Section 11(j), the Committee may require installment or deferred payments (subject to Section 11(e)) or may permit a Participant to elect such payments (including extension of a deferral period) on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(ii) Distribution upon Unforeseeable Emergency. The Committee may provide in the Award document (but not after the date of the Award unless permitted under Code Section 409A) that in the event such Award is vested under the terms of the Award and no longer subject to a substantial risk of forfeiture, such Award shall be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Section 409A, subject to any restrictions on the timing or making of such distribution as may be imposed by the Committee in the Award document or by Section 409A.

(d) Limitation on Vesting of Certain Awards. All Option, SAR, Restricted Stock, RSU, and Other Stock-Based Awards to employees shall vest over a minimum period of three years, except that the Committee may provide, at the time of grant or thereafter, for earlier vesting in the event of a Participant’s disability or retirement (as such terms are defined by the Committee) or death, or in the event of a Change in Control, sale of a subsidiary or business unit, or other special circumstances. The foregoing notwithstanding, (i) the Committee may provide that Awards as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions will vest over a minimum period of one year, with earlier vesting in the circumstances referred to in the preceding sentence; (ii) cash dividends and Dividend Equivalents paid with respect to other Awards need not be subject to minimum vesting requirements; (iii) all shares issued to satisfy a prior obligation to pay cash need not be subject to minimum vesting requirements; and (iv) in addition to the shares referred to in clauses (i), (ii) or (iii), up to an aggregate of 100,000 shares (subject to adjustment as provided in Section 11(c)) may be granted as Bonus Stock, Restricted Stock or RSUs without any minimum vesting requirements. For purposes of this Section 9(d), (i) a performance period that precedes the grant of an Award will be treated as part of the vesting period for such Award if the Participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award, and (ii) vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

(e) Limitation on Payment of Dividends and Dividend Equivalents. The Committee may provide for the payment of dividends or Dividend Equivalents with respect to Awards when accrued or on a deferred basis, provided that no dividends or Dividend Equivalents shall be payable on Performance Awards for which the performance goals have not been satisfied.

(f) Payment of Cash Awards. Unless the Committee provides otherwise, where an Award is payable in cash, such Award shall be paid by the subsidiary or affiliate that employs the Participant, with the payment obligation guaranteed by the Company.

10. Change in Control.

(a) Committee Authority. The Committee shall have the authority to determine the treatment of Awards in the event of a Change in Control.

(b) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred upon:

(i) the acquisition of all or substantially all of the assets of Flushing Bank (the “Bank”) or the Company by any person or entity, or by any persons or entities acting in concert; or

(ii) the occurrence of any event if, immediately following such event, a majority of the members of the Board or the board of directors of the Bank or of any successor corporation or entity shall consist of persons other than Current Members (for these purposes, a “Current Member” shall mean any member of the Board or the board of directors of the Bank as of May 29, 2024 and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the respective board of directors); or

(iii) the acquisition of the beneficial ownership, directly or indirectly (as provided in Rule 13d-3 under the Exchange Act), of 25% or more of the total combined voting power of all classes of stock of the Bank or the Company by any person or group deemed a person under Section 13(d)(3) of the Exchange Act; or

(iv) consummation of the merger or consolidation of the Bank or the Company with another corporation or entity where stockholders of the Bank or the Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation or entity.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such (i) registration or qualification of such Stock or other required action under federal or state law, rule or regulation, (ii) listing or other required action with respect to any stock exchange or other market upon which the Stock or other securities of the Company are listed or quoted, or (iii) compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information, and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements, or other obligations. The application of this Section shall not extend the term of any Option or other Award. The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the Award holder for any loss caused by the implementation of this Section 11(a).

(b) Limits on Transferability. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of a Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, if and to the extent permitted by the Committee (after taking into account applicable securities laws), Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred by a Participant to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, subject to any terms and conditions which the Committee may impose in connection with such transfer (including limitations on the permissible categories of transferees). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through a Participant shall be subject to all terms and conditions of the Plan and any applicable Award document, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee which are imposed by the Committee in connection with or as a condition to such transfer.

(c) Adjustments. The Committee is authorized to make the following adjustments to outstanding Awards and/or limitations on future Awards:

(i) In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of substantially all assets, liquidation, dissolution or other change in corporate structure or corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the aggregate number and kind of shares of Stock or other property which may be delivered under the Plan, including the number of shares with respect to which ISOs may be granted, (B) the number and kind of shares of Stock or other property by which annual per-person Award limitations are measured under Section 5(b), (C) the number and kind of shares of Stock or other property comprising Formula Awards under Section 8, (D) the number and kind of shares of Stock or other property which may be granted without minimum vesting requirements under Section 9(d), (E) the number and kind of shares of Stock or other property subject to or deliverable in respect of outstanding Awards, and (F) the exercise price, grant price or purchase price relating to any Award.

(ii) Upon (A) any reorganization, merger or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation or entity),

(B) a sale of substantially all the assets of the Company, (C) the dissolution or liquidation of the Company, or (D) the disposition of a subsidiary, affiliate or business unit of the Company, the Committee may take such action as it in its discretion deems appropriate to (1) accelerate the time when awards vest, may be exercised and/or may be paid (subject to any limitations imposed by Code Section 409A); (2) cash out outstanding Awards through a payment of the in-the-money-value, if any, of the vested portion of such Awards (payable in cash, shares, or other property) at or immediately prior to the date of such event; (3) provide for the assumption of outstanding Options, SARs, and other Awards (as adjusted to reflect the transaction) by surviving, successor or transferee corporations; (4) provide that in lieu of Stock, Participants shall be entitled to receive the consideration they would have received in the transaction in exchange for such Stock (or the fair market value of such consideration in cash); and/or (5) provide that Options and SARs shall be exercisable for a period of at least ten business days from the date of receipt by Participants of a notice from the Company of such proposed event, following the expiration of which period any unexercised Options and SARs shall terminate.

(d) Tax Provisions.

(i) Tax Withholding. Whenever the value of an Award first becomes includible in an employee’s gross income for applicable tax purposes, the Company shall have the right to require the employee to remit to the Company, or make arrangements satisfactory to the Committee regarding payment of, an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate for such shares or the time of such income inclusion. Whenever under the Plan payments by the Company are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

(ii) Use of Stock to Satisfy Tax Withholding Obligations. To the extent permitted by the Committee (in the Award document or otherwise), and subject to any terms and conditions imposed by the Committee, an employee entitled to receive Stock under the Plan may elect to have the employer’s minimum statutory withholding obligation for federal, state, and local taxes, including payroll taxes, with respect to such Stock satisfied by having the Company withhold from the shares otherwise deliverable to the employee shares of Stock having a value equal to the amount of such withholding obligation with respect to the Stock or (ii) by delivering to the Company shares of unrestricted Stock. Alternatively, the Committee (in the Award document or subsequently) may require that a portion of the shares of Stock otherwise deliverable be withheld and applied to satisfy the statutory withholding obligations with respect to the Award.

(iii) Required Consent to and Notification of Code Section 83(b) Election. No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Code Section 83(b) or other applicable provision.

(iv) Requirement of Notification Upon Disqualifying Disposition of ISO. If any Participant makes any disposition of shares of Stock delivered pursuant to the exercise of an ISO in a disqualifying disposition within the meaning of Code Section 421(b), such Participant shall notify the Company of such disposition within ten days thereof.

(v) Disclaimer of Tax Treatment. Although the Company may endeavor to qualify an Award for favorable tax treatment (e.g. incentive stock options under Code Section 422) or to avoid adverse tax treatment (e.g. under Code Section 409A), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment. By accepting an Award, a Participant agrees to hold the Company, the Board, the Committee, and their respective delegees harmless for any liability under Code Section 409A.

(e) Amendment of the Plan and/or Awards. The Board may terminate the Plan prior to the termination date specified in Section 11(p), and may from time to time amend or suspend the Plan or the Committee’s authority to grant Awards under the Plan, and the Committee may amend outstanding Awards, in each case without the consent of stockholders or Participants, subject to the following limitations:

(i) Any amendment to the Plan that would materially increase the number of shares reserved for issuance or for which stockholder approval is required by applicable law or any stock exchange or market on which the Stock is listed or traded shall be subject to approval by the Company’s stockholders not later than the earliest annual meeting for which the record date is at or after the date of Board approval of such amendment.

(ii) No amendment or termination of the Plan or any Award may materially and adversely affect the rights of a Participant without the consent of the affected Participant. For the purposes of the preceding sentence, (A) actions that alter the timing of income or other taxation of a Participant will not be deemed material, and (B) adjustments of Awards permitted under Section 11(c) will not be considered amendments of such Awards.

(iii) Without stockholder approval, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iv) The Committee shall have no authority to waive or modify any provision of an Award after the Award has been granted to the extent the waived or modified provision would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

Notwithstanding the foregoing provisions of this Section 11(e), the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding Awards without the consent of stockholders or Participants to the extent the Committee determines that such amendment is necessary or appropriate to comply with Code Section 409A.

Notwithstanding any other provision of the Plan or of any Award, the Committee shall have the right, in its sole discretion, to terminate (or provide for the termination of) the Plan and/or all or selected Awards, and distribute (or provide for the distribution of) the compensation deferred thereunder, within 12 months following the occurrence of a “Change in Control Event” as defined for purposes of Code Section 409A.

(f) Right of Setoff. To the extent permitted by applicable law, the Company (or Group) shall have the right to offset amounts payable under this Plan or under any Award against any amounts owed to the Company (or Group) by the Participant. By accepting any Award granted hereunder, a Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock or cash pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts and deposit therein cash, Stock, or other property, or make other arrangements to meet the Company’s obligations under the Plan, consistent with the “unfunded” status of the Plan.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensatory plans or incentive arrangements as it may deem desirable, including arrangements providing for the issuance of Stock; and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration or, in the discretion of the Committee, the lesser of such cash consideration or the then value of the Award. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 409A.

(i) For purposes of this Plan, references to an Award provision or an event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A or being subject to this Section 11(j) mean (i) for a 409A Award, that the provision or event will not cause a Participant to be liable for payment of interest or a tax penalty under Code Section 409A, and (ii) for a Non-409A Award, that the provision or event will not cause the Award to be treated as subject to Code Section 409A.

(ii) Notwithstanding any other provision of the Plan, the Company and the Committee shall have no authority to accelerate distributions with respect to 409A Awards in excess of the authority permitted under Code Section 409A.

(iii) Notwithstanding any provision of the Plan or any Award to the contrary, any amounts payable under the Plan on account of termination of employment to an Award holder who is a “specified employee” within the meaning of Code Section 409A which constitute “deferred compensation” within the meaning of Code Section 409A and which are otherwise scheduled to be paid during the first six months following the Award holder’s termination of employment (other than any payments that are permitted under Code Section 409A to be paid within six months following termination of employment of a specified employee) shall be suspended until the six-month anniversary of the Award holder’s termination of employment (or until the Award holder’s death, if earlier), at which time all payments that were suspended shall be paid to the Award holder in a lump sum. The “specified employees” of the Company shall be determined in such manner as may be specified by resolution of the Committee in accordance with Code Section 409A.

(iv) A termination of employment shall not be deemed to have occurred for purposes of any 409A Award under this Plan providing for the payment of any amounts upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A.

(k) Governing Law; Consent to Jurisdiction. The Plan, any rules and regulations relating to the Plan, and any Award document under the Plan shall be construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws) and applicable provisions of federal law. Any dispute arising out of any award granted under the Plan may be resolved in any state or federal court located in the southern district of the State of New York. Any Award granted under the Plan is granted on condition that the Award holder accepts such venue and submits to the personal jurisdiction of any such court.

(l) Awards to Participants Outside the United States. The Committee may, in its sole discretion, modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.

(m) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Participant the right to continue as a Participant or in the employ or service of the Company or Group, (ii) interfering in any way with the right of the Company or Group to terminate any Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving any person a claim to be granted any Award under the Plan, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until shares of Stock are duly issued or transferred to the Participant in accordance with the terms of an Award. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated. Except as expressly provided in the Plan or an Award document, neither the Plan nor any Award document shall confer on any person other than the Company (or Group) and the Participant any rights or remedies thereunder.

(n) Invalidity of Provision. If any provision of the Plan or an Award document is finally held to be invalid, illegal, or unenforceable, the Committee shall have the right to modify the terms of affected Awards in such manner as it deems equitable in order to prevent unintended enrichment or dilution of benefits in light of the invalid, illegal or unenforceable provision.

(o) Plan Effective Date; Termination of Preexisting Plans. The Plan became effective on May 29, 2024. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Company’s 2014 Omnibus Incentive Plan, but any outstanding awards under such plans shall continue in accordance with their terms.

(p) Plan Termination Date. No Awards shall be granted under the Plan after the Company’s annual meeting of stockholders held in 2034, but outstanding Awards granted prior to such date shall continue in accordance with their terms.

(q) Clawback Policies. Notwithstanding any other provisions in the Plan to the contrary, any cash, Stock, other Awards or other property issued to a Participant under the Plan, and/or any amount received with respect to any sale of any such Stock or other property, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any Company clawback policy, as it may be in effect, or as may be adopted and/or modified, from time to time. To the extent that the terms of the Plan and any such policy conflict, then the terms of such policy shall prevail.

PXY-0424

FLUSHING FINANCIAL CORPORATION 220 RXR PLAZA UNIONDALE, NY 11556 ATTN: SUSAN K. CULLEN

VOTE BY INTERNET

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V41191-P07485      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 FLUSHING FINANCIAL CORPORATION

	A	Proposals — The Board of Directors recommends a vote FOR the election of all nominees, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

1.		Election of Class B Directors (for a term expiring in 2027)

		Nominees:		For	Against	Abstain

		1a.	Michael A. Azarian	☐	☐	☐

		1b.	Steven J. D’Iorio	☐	☐	☐

		1c.	Louis C. Grassi	☐	☐	☐

		1d.	Sam S. Han	☐	☐	☐

2.		Advisory vote to approve executive compensation.

3.		Approval of the Company’s 2024 Omnibus Incentive Plan.

For	Against	Abstain

☐	☐	☐

☐	☐	☐

4.

Ratification of appointment of BDO USA, P.C. as the Independent Registered Public Accounting Firm for the year ending December 31, 2024. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or at any adjournment thereof.

	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian,

please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V41192-P07485

Proxy — Flushing Financial Corporation

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 29, 2024

The undersigned hereby appoints Maria A. Grasso and Susan K. Cullen, and each of them, proxies for the undersigned, with full power of substitution and revocation in each, to vote all shares of Flushing Financial Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Flushing Financial Corporation to be held on Wednesday, May 29, 2024 at 1:00 p.m., New York Time, virtually at www.virtualshareholdermeeting.com/FFIC2024, or at any adjournment thereof.

Please indicate your vote by telephone or over the Internet as described on the reverse side of this proxy card, or mark, date, sign and return this proxy as indicated on the reverse side to vote on any Proposal. If you wish to vote by mail in accordance with the Board of Directors’ recommendations, please sign on the reverse side and return promptly in the enclosed envelope; no boxes need to be checked.

The shares represented by this proxy will be voted as directed by the stockholder(s). If no direction is given when the duly executed proxy is returned, such shares will be voted FOR the election of all nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

TO DIRECT A VOTE, PLEASE INDICATE YOUR INSTRUCTIONS BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED ON THE REVERSE SIDE, OR MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side

FLUSHING FINANCIAL CORPORATION 220 RXR PLAZA UNIONDALE, NY 11556 ATTN: SUSAN K. CULLEN

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FFIC2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting in st ruct ions up until 11:59 p.m., Eastern Daylight Time, on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 22, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V41193-Z87377      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 FLUSHING FINANCIAL CORPORATION

	A	Proposals — The Board of Directors recommends a vote FOR the election of all nominees, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

1.		Election of Class B Directors (for a term expiring in 2027)

		Nominees:		For	Against	Abstain

		1a.	Michael A. Azarian	☐	☐	☐

		1b.	Steven J. D’Iorio	☐	☐	☐

		1c.	Louis C. Grassi	☐	☐	☐

		1d.	Sam S. Han	☐	☐	☐

2.		Advisory vote to approve executive compensation.

3.		Approval of the Company’s 2024 Omnibus Incentive Plan.

For	Against	Abstain

☐	☐	☐

☐	☐	☐

4.

Ratification of appointment of BDO USA, P.C. as the Independent Registered Public Accounting Firm for the year ending December 31, 2024. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or at any adjournment thereof.

	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian,

please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Attention 401(k) participants: This voting instruction card, when completed, signed and returned, or your telephone or Internet voting instruction, will constitute voting instructions to the trustee or administrator for shares of common stock of Flushing Financial Corporation (the “Company”) in which you have a voting interest held through the Flushing Bank 401(k) Savings Plan (the “401(k) Plan”). If your instructions are not received by 11:59 p.m., Eastern Daylight Time, on May 22, 2024, the shares in which you have a voting interest held through the 401(k) Plan will be voted by the applicable trustee in the same proportion as the shares for which timely instructions were received from other participants. Your voting instructions will be kept confidential.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K/Wrap are available at www.proxyvote.com.

▼ IF YOU HAVE NOT VOTED VIA INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼

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V41194-Z87377

Voting Instruction Card — Flushing Financial Corporation

TRUSTEE UNDER THE FLUSHING BANK 401(K) SAVINGS PLAN

RE: FLUSHING FINANCIAL CORPORATION

ANNUAL MEETING MAY 29, 2024

Receipt of proxy soliciting material for the above meeting is acknowledged. As to common stock of Flushing Financial Corporation of which I am entitled to direct the voting under the Flushing Bank 401(k) Savings Plan, you are instructed to sign and forward a proxy in the form solicited by the Board of Directors, and to direct a vote as set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side